EXHIBIT 10.3

THIRD AMENDMENT
TO FINANCING AGREEMENT

THIRD AMENDMENT TO FINANCING AGREEMENT, dated as of June 28, 2018 (this "Amendment"), to the Financing Agreement, dated as of February 28, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the "Financing Agreement"), by and among ARCHITECTURAL GRANITE & MARBLE, LLC, a Delaware limited liability company ("AGM"), PENTAL GRANITE AND MARBLE, LLC, a Washington limited liability company ("Pental" and together with AGM and each Subsidiary of Ultimate Parent (as defined therein) that executes a joinder agreement and becomes a "Borrower" thereunder, each a "Borrower" and collectively, the "Borrowers"), the financial institutions from time to time party thereto as lenders (collectively, the "Lenders") and CERBERUS BUSINESS FINANCE, LLC ("Cerberus"), as agent for the Lenders (in such capacity, the "Agent").

WHEREAS, the Obligors have requested that the Agent and the Lenders amend certain terms and conditions of the Financing Agreement; and

WHEREAS, the Agent and the Lenders are willing to amend such terms and conditions of the Financing Agreement on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.   Definitions.  All terms used herein that are defined in the Financing Agreement and not otherwise defined herein shall have the meanings assigned to them in the Financing Agreement.

2.   Amendments.

(a)   The Financing Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example:  ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example:  bold and double-underlined text) as set forth on the pages of the Financing Agreement attached as Annex A hereto.

(b)   Each of Schedule 8.1.4 (Names and Capital Structure), Schedule 8.1.10 (Brokerage Commission), Schedule 8.1.13 (Patents, Trademarks, Copyrights and Licenses), Schedule 8.1.13 (Environmental Matters), Schedule 8.1.14 (Restrictive Agreements), Schedule 8.1.15 (Litigation), Schedule 8.1.17 (Pension Plans), Schedule 8.1.27 (Material Contracts), Schedule 9.1.9 (Deposit Accounts), Schedule 9.1.10 (Business Locations), Schedule 9.2.2 (Existing Liens) and Schedule 9.2.17 (Existing Affiliate Transactions) to the Financing Agreement are hereby amended and restated by deleting such schedules in their entirety and replacing such schedules with the new schedules attached as Annex B hereto.

3.   Representations and Warranties.  Each Obligor hereby represents and warrants to the Agent and the Lenders as follows:

(a)   Representations and Warranties; No Event of Default.  The representations and warranties of Borrower and each other Obligor contained herein and in Section 8 of the Financing Agreement or any other Loan Document are true and correct in all material respects (except that any such representations and warranties that are subject to materiality or Material Adverse Effect qualifiers shall be true and correct in all respects) on and as of the First Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except that any such representations and warranties that are subject to materiality or Material Adverse Effect qualifiers shall be true and correct in all respects) as of such earlier date, and no Default or Event of Default shall have occurred and be continuing on the First Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(b)   Organization, Good Standing, Etc.  Each Obligor and its Subsidiaries, is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization.  Each Obligor and its Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except (solely for the purposes of this subclause) where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect

(c)   Authorization, Etc.  Each Obligor and its Subsidiaries are duly authorized to execute, deliver and perform this Amendment and each other Loan Document to which it is or will be a party.  The execution, delivery and performance of Financing Agreement, as amended hereby, and each other Loan Documents have been duly authorized by all necessary action, and do not (a) require any consent or approval of any holders of Equity Interests of any Obligor or any Subsidiary of an Obligor, except those already obtained; (b) contravene the Organic Documents of any Obligor or any Subsidiary of an Obligor; (c) violate or cause a default under any Applicable Law or Material Contract; or (d) result in or require the imposition of a Lien (other than Permitted Liens) on Borrower's Property.

(d)   Enforceability of Loan Documents.  This Amendment, the Financing Agreement as amended by this Amendment, and each other Loan Document to which any Obligor is a party, when delivered hereunder, will be, a legal, valid and binding obligation of each Obligor party thereto, enforceable against such Obligor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

4.   Conditions to Effectiveness of the Amendment.  This Amendment shall become effective only upon the satisfaction in full, in a manner satisfactory to the Agent, of the following conditions precedent (the first date upon which all such conditions shall have been satisfied (or waived) being hereinafter referred to as the "Third Amendment Effective Date"):

(a)   Payment of Fees, Etc.  The Borrowers shall have paid on or before the Third Amendment Effective Date all fees, costs, expenses and taxes required to paid pursuant to Sections 3.2 and 3.04 of the Financing Agreement.

(b)   Representations and Warranties.  The representations and warranties of Borrower and each other Obligor contained in this Amendment and in Section 8 of the Financing Agreement or any other Loan Document are true and correct in all material respects (except that any such representations and warranties that are subject to materiality or Material Adverse Effect qualifiers shall be true and correct in all respects) on and as of the First Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except that any such representations and warranties that are subject to materiality or Material Adverse Effect qualifiers shall be true and correct in all respects) as of such earlier date.

(c)   No Default; Event of Default.  No Default or Event of Default shall have occurred and be continuing on the Third Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(d)   Delivery of Documents.  The Agent shall have received on or before the Third Amendment Effective Date the following, each in form and substance satisfactory to the Agent and, unless indicated otherwise, dated the Third Amendment Effective Date:

(i)this Amendment, duly executed by the Obligors, each Agent and each Lender;

(ii)the Third Amendment to the ASG Intercreditor Agreement, duly executed by the parties thereto;

(iii)the Third Amendment Perfection Certificate, duly executed by the parties thereto;

(iv)a joinder to the Guaranty and Collateral Agreement, substantially in the form of Annex I to the Guaranty and Collateral Agreement, duly executed by Ultimate Parent, RDS Parent, Lark, Intermediate Holdco, Greencraft Holdings, Greencraft Stone, Greencraft Interiors and Casa Verde;

(v)a joinder to the Intercompany Subordination Agreement duly executed by Ultimate Parent, RDS Parent, Lark, Intermediate Holdco, Greencraft Holdings, Greencraft Stone, Greencraft Interiors and Casa Verde;

(vi)a pledge amendment to the Guaranty and Collateral Agreement, substantially in the form of Annex III to the Guaranty and Collateral Agreement, duly executed by Ultimate Parent, RDS Parent, Lark, Intermediate Holdco, Greencraft Holdings, Greencraft Stone, Greencraft Interiors and Casa Verde;

(vii)results of Lien searches, listing all effective financing statements which name as debtor any Obligor (including Ultimate Parent, RDS Parent, Lark, Intermediate Holdco, Greencraft Holdings, Greencraft Stone, Greencraft Interiors and Casa Verde) and which are filed in the offices referred to in the Guaranty and Collateral Agreement, together with copies of such financing statements, none of which, except as otherwise agreed in writing by the Agent and Permitted Liens, shall cover any of the Collateral and the results of searches for any tax Lien and judgment Lien filed against such Person or its property, which results, except as otherwise agreed to in writing by the and Permitted Liens, shall not show any such Liens;

(viii)copies of the charter documents of each Obligor (including Ultimate Parent, RDS Parent, Lark, Intermediate Holdco, Greencraft Holdings, Greencraft Stone, Greencraft Interiors and Casa Verde), certified by the Secretary of State or other appropriate official of such Obligor's jurisdiction of organization.  Agent shall have received good standing certificates for each Obligor (including Ultimate Parent, RDS Parent, Lark, Intermediate Holdco, Greencraft Holdings, Greencraft Stone, Greencraft Interiors and Casa Verde), issued by the Secretary of State or other appropriate official of such Obligor's jurisdiction of organization and each jurisdiction where such Obligor's conduct of business or ownership of Property necessitates qualification.

(ix)a certificate of a duly authorized officer of each Obligor (including Ultimate Parent, RDS Parent, Lark, Intermediate Holdco, Greencraft Holdings, Greencraft Stone, Greencraft Interiors and Casa Verde), certifying (i) that attached copies of such Obligor's Organic Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; and (iii) to the title, name and signature of each Person authorized to sign the Loan Documents.  Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Obligor in writing.

(x)a certificate of an Authorized Officer of each Obligor (including Ultimate Parent, RDS Parent, Lark, Intermediate Holdco, Greencraft Holdings, Greencraft Stone, Greencraft Interiors and Casa Verde), certifying the names and true signatures of the representatives of such Obligor authorized to sign each Loan Document to which such Obligor is or will be a party and the other documents to be executed and delivered by such Obligor in connection herewith and therewith, together with evidence of the incumbency of such authorized officers/directors/representatives;

(xi)certificates, in form and substance satisfactory to the Agent, from a knowledgeable Senior Officer of Parent certifying that, after giving effect to the transactions contemplated  hereunder, (i) Borrowers are Solvent; (ii) no Default or Event of Default has occurred and is continuing; (iii) the representations and warranties set forth in Section 8 are true and correct in all material respects (without duplication of any materiality qualifier therein); (iv) no litigation, investigation or proceeding before or by any arbitrator or Governmental Authority shall be continuing or threatened against any Obligor which could, in the reasonable opinion of Lender, have a Material Adverse Effect on the Collateral, or any Obligor; and (v) each Borrower has complied with all agreements and conditions to be satisfied by it under the Loan Documents;

(xii)evidence of the insurance coverage with respect to the business and operations of the Obligors as the Agent may reasonably request;

(xiii)a certificate of a duly authorized officer of AGM, certifying that attached thereto is a true, correct and complete copy of the execution version of the Amended and Restated Loan, Security and Guaranty Agreement among, inter alia, Borrowers and Bank of America, N.A., as Lender, as in effect on the Third Amendment Effective Date (the “ABL Agreement”).  Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Obligor in writing;

(xiv)a certificate of an Authorized Officer of the AGM, for itself and on behalf of the other Obligors (including Ultimate Parent, RDS Parent, Lark, Intermediate Holdco, Greencraft Holdings, Greencraft Stone, Greencraft Interiors and Casa Verde), certifying as to the matters set forth in subsections (b) and (c) of this Section 4;  and

(xv)such other agreements, instruments, approvals, opinions and other documents, each satisfactory to the Agent in form and substance, as Agent may reasonably request.

(e)   Liens; Priority.  The Agent shall be satisfied that the Agent has been granted, and holds, for the benefit of the Agent and the Lenders, a perfected, first priority Lien on and security interest in all of the Collateral, subject only to Permitted Liens, to the extent such Liens and security interests are required pursuant to the Loan Documents to be granted or perfected on or before the Third Amendment Effective Date.

5.   ABL Agreement.  Agent hereby consents to the execution of the ABL Agreement by the Obligors thereunder on the Third Amendment Effective Date upon delivery of the certificate described in Section 4(d)(xii) above (the "ABL Agreement Certificate") and the execution version of the ABL Agreement attached thereto.

6.   Continued Effectiveness of the Financing Agreement and Other Loan Documents.

(a)   Each Obligor confirms that all of its Obligations under the Financing Agreement and the Loan Documents (each as amended by this Amendment) are in full force and effect and are performable in accordance with their respective terms without setoff, defense, counter-claim or claims in recoupment.  Each Obligor hereby ratifies and confirms the Liens and security interests granted under the Financing Agreement and the Loan Documents and further ratifies and agrees that such Liens and security interests secure all obligations and indebtedness now, hereafter or from time to time made by, owing to or arising in favor of the Agent pursuant to the Financing Agreement and the Loan Documents (as now, hereafter or from time to time amended).

(b)   Each Obligor agrees that at any time and from time to time, upon the written request of Agent, such Obligor will execute and deliver such further documents and do such further acts and things as the Agent may reasonably request in order to effect the provisions of this Amendment.

(c)   Upon the effectiveness of this Amendment, each reference in the Financing Agreement to "this Financing Agreement," "hereunder," "hereof," "herein" or words of similar import shall mean and be a reference to the Financing Agreement as amended hereby.

7.   No Novation.  Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Financing Agreement or instruments securing the same, which shall remain in full force and effect, except as modified hereby.

8.   No Representations by Agent or Lenders.  Each Obligor hereby acknowledges that it has not relied on any representation, written or oral, express or implied, by any Agent or any Lender, other than those expressly contained herein, in entering into this Amendment.

9.   Release.  Each Obligor hereby acknowledges and agrees that:  (a) neither it nor any of its Subsidiaries has any claim or cause of action against any Agent or any Lender (or any of the directors, officers, employees, Agent, attorneys or consultants of any of the foregoing) and (b) the Agent and the Lenders have heretofore properly performed and satisfied in a timely manner all of their obligations to the Obligors, and all of their Subsidiaries and Affiliates.  Notwithstanding the foregoing, the Agent and the Lenders wish (and the Obligors agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of their rights, interests, security and/or remedies.  Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Obligor (for itself and its Subsidiaries and Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the "Releasors") does hereby fully, finally, unconditionally and irrevocably release, waive and forever discharge the Agent and the Lenders, together with their respective Affiliates and Related Funds, and each of the directors, officers, employees, Agent, attorneys and consultants of each of the foregoing (collectively, the "Released Parties"), from any and all debts, claims, allegations, obligations, damages, costs, attorneys' fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done, in each case, on or prior to the Third Amendment Effective Date directly arising out of, connected with or related to this Amendment, the Financing Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or the agreements of any Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of any Obligor, or the making of any Loans or other advances, or the management of such Loans or other advances or the Collateral.  Each Obligor represents and warrants that it has no knowledge of any claim by any Releasor against any Released Party or of any facts or acts or omissions of any Released Party which on the date hereof would be the basis of a claim by any Releasor against any Released Party which would not be released hereby.

10.   Further Assurances. The Obligors shall execute any and all further documents, agreements and instruments, and take all further actions, as may be required under Applicable Law or as any Agent may reasonably request, in order to effect the purposes of this Amendment.

11.   Miscellaneous.

(a)   This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment.

(b)   Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(c)   This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

(d)   Each Obligor hereby acknowledges and agrees that this Amendment constitutes a "Loan Document" under the Financing Agreement.  Accordingly, it shall be an Event of Default under the Financing Agreement, as and when provided in Section 10.1 of the Financing Agreement, if (i) any representation or warranty made by a Obligor under or in connection with this Amendment shall have been incorrect in any material respect when made, or (ii) a Obligor shall fail to perform or observe any term, covenant or agreement contained in this Amendment.

(e)   Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(f)   The Borrowers hereby affirm their obligation under, and to the extent contemplated by, Section 3.4 of the Financing Agreement to reimburse Agent for all reasonable and documented out-of-pocket expenses incurred by Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to legal costs and expenses with respect thereto.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date set forth on the first page hereof.

BORROWERS:

ARCHITECTURAL GRANITE & MARBLE, LLC

By:	SIC Intermediate, Inc.
its	Sole Member

By:	/s/ Kendall R. Hoyd
	Name:	Kendall R. Hoyd
	Title:	Chief Financial Officer

PENTAL GRANITE & MARBLE, LLC

By:	Architectural Granite & Marble, LLC
its	Sole Member

By:	Architectural Surfaces Group, LLC
its	Sole Member

By:	SIC Intermediate, Inc.
its	Sole Member

By:	/s/ Kendall R. Hoyd
	Name:	Kendall R. Hoyd
	Title:	Chief Financial Officer

[Third Amendment to Financing Agreement]

AGENT:

CERBERUS BUSINESS FINANCE, LLC

By:	/s/ Daniel E. Wolf
Name:	Daniel E. Wolf
Title:	Chief Executive Officer

LENDERS:

CERBERUS ASRS FUNDING LLC

By:	/s/ Daniel E. Wolf
Name:	Daniel E. Wolf
Title:	Vice President

CERBERUS AUS LEVERED II LP
By:	CAL II GP LLC
Its:	General Partner

By:	/s/ Daniel E. Wolf
Name:	Daniel E. Wolf
Title:	Vice President

CERBERUS CAVALIERS LEVERED LOAN OPPORTUNITIES FUND, LLC

By:	/s/ Daniel E. Wolf
Name:	Daniel E. Wolf
Title:	Vice President

CERBERUS ICQ LEVERED LOAN OPPORTUNITIES FUND, L.P.
By:	Cerberus ICQ Levered Opportunities GP, LLC
Its:	General Partner

By:	/s/ Daniel E. Wolf
Name:	Daniel E. Wolf
Title:	Senior Managing Director

CERBERUS ICQ OFFSHORE LEVERED LP
By:	Cerberus ICQ Offshore GP LLC
Its:	General Partner

[Third Amendment to Financing Agreement]

By:	/s/ Daniel E. Wolf
Name:	Daniel E. Wolf
Title:	Senior Managing Director

CERBERUS LOAN FUNDING XIX L.P.
By:	Cerberus LFGP XIX, LLC
Its:	General Partner

By:	/s/ Daniel E. Wolf
Name:	Daniel E. Wolf
Title:	Senior Managing Director

CERBERUS LOAN FUNDING XVI LP
By:	Cerberus PSERS GP, LLC
Its:	General Partner

By:	/s/ Daniel E. Wolf
Name:	Daniel E. Wolf
Title:	Senior Managing Director

CERBERUS LOAN FUNDING XVIII L.P.
By:	Cerberus LFGP XVIII, LLC
Its:	General Partner

By:	/s/ Daniel E. Wolf
Name:	Daniel E. Wolf
Title:	Senior Managing Director

CERBERUS LOAN FUNDING XX L.P.
By:	Cerberus LFGP XX, LLC
Its:	General Partner

By:	/s/ Daniel E. Wolf
Name:	Daniel E. Wolf
Title:	Senior Managing Director

[Third Amendment to Financing Agreement]

CERBERUS LOAN FUNDING XXI L.P.
By:	Cerberus LFGP XXI, LLC
Its:	General Partner

By:	/s/ Daniel E. Wolf
Name:	Daniel E. Wolf
Title:	Senior Managing Director

CERBERUS LOAN FUNDING XXII L.P.
By:	Cerberus LFGP XXII, LLC
Its:	General Partner

By:	/s/ Daniel E. Wolf
Name:	Daniel E. Wolf
Title:	Senior Managing Director

CERBERUS LOAN FUNDING XXIII L.P.
By:	Cerberus LFGP XXIII, LLC
Its:	General Partner

By:	/s/ Daniel E. Wolf
Name:	Daniel E. Wolf
Title:	Senior Managing Director

CERBERUS N-I FUNDING LLC

By:	/s/ Daniel E. Wolf
Name:	Daniel E. Wolf
Title:	Vice President

CERBERUS ND LEVERED LLC

By:	/s/ Daniel E. Wolf
Name:	Daniel E. Wolf
Title:	Vice President

CERBERUS OFFSHORE LEVERED III LP
By:	COL III GP Inc.
Its:	General Partner

By:	/s/ Daniel E. Wolf
Name:	Daniel E. Wolf
Title:	Vice President

[Third Amendment to Financing Agreement]

CERBERUS ONSHORE LEVERED III LLC

By:	/s/ Daniel E. Wolf
Name:	Daniel E. Wolf
Title:	Vice President

CERBERUS REDWOOD LEVERED A LLC

By:	/s/ Daniel E. Wolf
Name:	Daniel E. Wolf
Title:	Vice President

CERBERUS REDWOOD LEVERED B LLC

By:	/s/ Daniel E. Wolf
Name:	Daniel E. Wolf
Title:	Vice President

CERBERUS REDWOOD LEVERED LOAN OPPORTUNITIES FUND B, L.P.
By:	Cerberus Redwood Levered Opportunities GP
B, LLC
Its:	General Partner

By:	/s/ Daniel E. Wolf
Name:	Daniel E. Wolf
Title:	Senior Managing Director

CERBERUS SWC LEVERED B LLC

By:	/s/ Daniel E. Wolf
Name:	Daniel E. Wolf
Title:	Vice President

[Third Amendment to Financing Agreement]

ANNEX A

Amended Financing Agreement

ANNEX A TO ~~SECOND~~THIRD AMENDMENT

FINANCING AGREEMENT

Dated as of February 28, 2017

ARCHITECTURAL GRANITE & MARBLE, LLC AND EACH OF ITS SUBSIDIARIES LISTED AS A BORROWER ON THE

SIGNATURE PAGES HERETO,

as Borrowers,

the financial institutions party hereto from time to time as lenders,

and

CERBERUS BUSINESS FINANCE, LLC,

as Agent

-i-

-ii-

-iii-

LIST OF SCHEDULES

Schedule 2.1	Term Loan Commitments
Schedule 8.1.4	Names and Capital Structure
Schedule 8.1.10	Brokerage Commission
Schedule 8.1.11	Patents, Trademarks, Copyrights and Licenses
Schedule 8.1.13	Environmental Matters
Schedule 8.1.14	Restrictive Agreements
Schedule 8.1.15	Litigation
Schedule 8.1.17	Pension Plans
Schedule 8.1.27	Material Contracts
Schedule 9.1.9	Deposit Accounts
Schedule 9.1.10	Business Locations
Schedule 9.2.2	Existing Liens
Schedule 9.2.17	Existing Affiliate Transactions

-iv-

EXHIBITS

Exhibit A-1	Assignment and Acceptance
Exhibit A-2	Assignment Notice
Exhibit B	Form of Compliance Certificate
Exhibit C	Conditions Precedent
Exhibit D	Financial Reporting
Exhibit E	Notice Requirements
Exhibit F	Post Closing
Exhibit G	Form of Joinder Agreement
Exhibit H	Additional Term Loan Conditions Precedent
Exhibit I	Post Third Amendment Effective Date Obligations

-v-

FINANCING AGREEMENT

THIS FINANCING AGREEMENT is dated as of February 28, 2017, among ARCHITECTURAL GRANITE & MARBLE, LLC, a Delaware limited liability company (“AGM”), as the initial borrower, and immediately upon the consummation of the Pental Acquisition (as defined herein), PENTAL GRANITE AND MARBLE, LLC, a Washington limited liability company (“Pental” and together with AGM and each Subsidiary of Ultimate Parent (as defined herein) that executes a joinder agreement and becomes a “Borrower” hereunder, each a “Borrower” and collectively, the “Borrowers”), the financial institutions party hereto from time to time as lenders (collectively, the “Lenders”) and CERBERUS BUSINESS FINANCE, LLC (“Cerberus”), as agent for the Lenders (in such capacity, the “Agent”).

R E C I T A L S:

Borrowers have requested that Lenders provide a credit facility to Borrowers to finance their business. Lenders are willing to provide the credit facility on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:

1.	DEFINITIONS; RULES OF CONSTRUCTION
1.1	Definitions. As used herein, the following terms have the meanings set forth below:

ABL Priority Collateral: has the meaning specified therefor in the Intercreditor Agreement.

ABL Priority Collateral Proceeds: the Proceeds of the ABL Priority Collateral.

Additional Term Loan: a loan made pursuant to Section 2.1.2.

Additional Term Loan Commitment: for any Lender, the obligation of such Lender to make an Additional Term Loan hereunder, up to the principal amount shown on Schedule 2.1.

Additional Term Loan Commitment Expiry Date: January 31, 2018.

Additional Term Loan Commitments: means the aggregate amount of such commitments of all Lenders.

Additional Term Loan Funding Date: has the meaning specified therefor in Section 3.2(c).

Adjusted Working Capital: means the remainder of (a) the consolidated current assets of the Obligors minus the amount of cash and cash equivalents included in such consolidated current assets, minus (b) the consolidated current liabilities of the Obligors minus the amount of consolidated short-term Debt (including current maturities of long-term Debt) of the Obligors included in such consolidated current liabilities.

Affiliate: with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means either (a) the power to vote, or the beneficial ownership of, 10% or more of the voting Stock of such Person (either directly or through the ownership of Stock Equivalents) having ordinary voting power for the election of directors or managers or for material transactions or (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have correlative meanings. Notwithstanding anything herein to the contrary, unless expressly stated otherwise, in no event shall any portfolio company of any Sponsor (other than the Obligors and their respective Subsidiaries and any direct or indirect parent company of any such Obligor or Subsidiary) be considered an “Affiliate” of any Obligor.

Agent Indemnitees: Agent and its officers, directors, employees, Affiliates, agents and attorneys.

Agent Professionals: attorneys, accountants, appraisers, auditors, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained Agent.

AGM: has the meaning specified therefor in the preamble hereto.

Agreement: this Financing Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

Anti-Terrorism Law: any law relating to terrorism or money laundering, including the Patriot Act.

Applicable Law: all laws, rules, regulations and legally binding governmental guidelines applicable to the Person, conduct, transaction, agreement or matter in question, including all applicable statutory law, common law principles, ~~and all~~as well as provisions of constitutions, treaties, statutes, rules, code, regulations, ordinances, orders and decrees of Governmental Authorities.

Applicable Margin: (a) 7.25% per annum, with respect to LIBOR Loans, and (b) 5.25% per annum, with respect to Base Rate Loans.

Approved Fund: any Person (other than a natural Person) engaged in making, purchasing, holding or otherwise investing in commercial loans in its ordinary course of activities.

Artisan Company Agreement: the Company Agreement of Artisan SG, LLC d/b/a The Artisan Group, LLC, a Texas limited liability company, dated as of September 30, 2007, as the same may be amended, restated, supplemented or modified from time to time in accordance with this Agreement.

ASG Intercreditor Agreement: that certain Intercreditor Agreement, dated as of February 28, 2017 by and among Agent, in its capacity as agent for the Term Creditors (as defined therein), Bank of America, N.A., and acknowledged by the Obligors, as amended from time to time in accordance with the terms thereof.

ASG Revolver Debt: all Borrowed Money owed to the ABL Creditors (as defined in the ASG Intercreditor Agreement) pursuant to the ASG Revolver Debt Documents.

ASG Revolver Debt Documents: (i) the ASG Revolver Loan Agreement and (ii) each of the other agreements, instruments and other documents with respect to the ASG Revolver Debt, all as in effect on the date hereof or as may be amended, modified, or supplemented from time to time in accordance with the ASG Intercreditor Agreement.

ASG Revolver Loan Agreement: that certain Amended and Restated Loan ~~and~~, Security and Guaranty Agreement, dated as of June ~~23~~28, ~~2015~~2018, by and among ~~AGM~~Ultimate Parent, AGM, Pental, Lark, Greencraft Holdings, LLC, Greencraft Interiors, LLC, Casa Verde Services, LLC, Greencraft Stone and Tile LLC, Architectural Surfaces Group, LLC, Residential Design Services, LLC, SPV, SIC Intermediate, Inc. and Bank of America, N.A. as in effect on the date hereof or as may be amended, modified, or supplemented from time to time in accordance with the ASG Intercreditor Agreement.

Assignment and Acceptance: an assignment agreement between a Lender and Eligible Assignee, in the form of Exhibit A-1 or otherwise satisfactory to Agent.

Availability: has the meaning assigned thereto in the Revolver Loan Agreement.

Bank Product: has the meaning assigned thereto in the Revolver Loan Agreement on the Closing Date.

Bank Product Debt: has the meaning assigned thereto in the Revolver Loan Agreement on the Closing Date.

Bankruptcy Code: Title 11 of the United States Code.

Base Rate: on any day, the greater of (i) the rate of interest publicly announced by the Reference Bank in New York, New York from time to time as its reference rate, base commercial lending rate or prime rate and (ii) 3.50% per annum. The reference rate, base commercial lending rate or prime rate is determined from time to time by the Reference Bank as a means of pricing some loans to its borrowers and neither is tied to any external rate of interest or index nor necessarily reflects the lowest rate of interest actually charged by the Reference Bank to any particular class or category of customers. Each change in the Reference Rate shall be effective from and including the date such change is publicly announced as being effective.

Base Rate Loan: any portion of the Term Loan that bears interest based on the Base Rate.

Bedrock: means Elegant Home Design, LLC, a Kansas limited liability company.

Bedrock Acquisition: the consummation of the acquisition by AGM of the Bedrock Acquisition Assets pursuant to the terms of the Bedrock Acquisition Agreement and the transactions in connection therewith.

Bedrock Acquisition Agreement: that certain Asset Purchase Agreement between AGM, Elegant Home Design, LLC and the holders of Elegant Home Design, LLC, together with all exhibits, schedules and annexes thereto.

Bedrock Acquisition Documents: the Bedrock Acquisition Agreement, together with all other agreements, instruments and other documents entered into or delivered in connection with the Bedrock Acquisition.

Bedrock Acquisition Assets: shall have the meaning of “Assets” as set forth in the Bedrock Acquisition Agreement.

Board of Governors: the Board of Governors of the Federal Reserve System.

Borrowed Money: with respect to any Obligor, without duplication, its (a) Debt that (i) arises from the lending of money by any Person to such Obligor; (ii) is evidenced by notes, drafts, bonds, debentures, credit documents or similar instruments; (iii) accrues interest or is a type upon which interest charges are customarily paid (excluding trade payables owing in the Ordinary Course of Business); or (iv) was issued or assumed as full or partial payment for Property; (b) Capital Leases; (c) reimbursement obligations with respect to letters of credit; and (d) guaranties of any Debt of the foregoing types owing by another Person.  For purposes of clarification, the Revolver Debt shall constitute Borrowed Money.

Borrowers: has the meaning specified therefor in the preamble hereto.

Borrower Materials: Compliance Certificates and other information, reports, financial statements and other materials prepared and delivered by any Borrower or its representatives hereunder, as well as other Reports and information prepared and delivered by any Borrower or its representatives and provided by Agent to Lenders.

Borrowing: a group of Loans that are made or converted together on the same day and have the same interest option and, if applicable, Interest Period.

Borrowing Base Certificate: has the meaning assigned thereto in the Revolver Loan Agreement.

Business Day: any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, New York and Texas, and if such day relates to a LIBOR Loan, any such day on which dealings in Dollar deposits are conducted between banks in the London interbank Eurodollar market.

Capital Expenditures: all liabilities incurred or expenditures made by Borrowers or their Subsidiaries for the acquisition of fixed assets, or any improvements, replacements, substitutions or additions thereto with a useful life of more than one year.

Capital Lease: any lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

Casa Verde: Casa Verde Services, LLC, a Delaware limited liability company.

Cash Collateral: cash, and any interest or other income earned thereon, that is delivered to Agent to Cash Collateralize any Obligations.

Cash Collateral Account: a demand deposit, money market or other account established by an Obligor at Bank of America, N.A. or such other financial institution as Agent may select in its discretion, which account shall be subject to a Lien in favor of Agent.

Cash Collateralize: the delivery of cash to Agent, as security for the payment of any inchoate or other contingent Obligations, in an amount equal to ~~Agent’s good faith estimate~~103% of the amount due or to become due, including fees, expenses and indemnification hereunder. “Cash Collateralization” has a correlative meaning.

Cash Equivalents: (a) marketable obligations issued or unconditionally guaranteed by, and backed by the full faith and credit of, the United States government, maturing within 12 months of the date of acquisition; (b) certificates of deposit, time deposits and bankers’ acceptances maturing within 12 months of the date of acquisition, and overnight bank deposits, in each case which are issued by a commercial bank organized under the laws of the United States or any state or district thereof, rated A-1 (or better) by S&P or P-1 (or better) by Moody’s at the time of acquisition, and (unless issued by a Lender) not subject to offset rights; (c) repurchase obligations with a term of not more than 30 days for underlying investments of the types described in clauses (a) and (b) entered into with any bank described in clause (b); (d) commercial paper rated A-1 (or better) by S&P or P-1 (or better) by Moody’s, and maturing within nine months of the date of acquisition; and (e) shares of any money market fund that has substantially all of its assets invested continuously in the types of investments referred to above, has net assets of at least $500,000,000 and has the highest rating obtainable from either Moody’s or S&P.

Cash Management Services: services relating to operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.

CECAFE: CECAFE SERVICOS ADMINISTRATIVOS LTDA. ME.

Cerberus: has the meaning specified therefor in the preamble hereto.

CERCLA: the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. § 9601 et seq.).

Change in Law: the occurrence, after the date hereof, of (a) the adoption, taking effect or phasing in of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof; or (c) the making, issuance or application of any request, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided, however, that “Change in Law” shall include, regardless of the date enacted, adopted or issued, all requests, rules, guidelines, requirements or directives (i) under or relating to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or (ii) promulgated pursuant to Basel III by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any similar authority) or any other Governmental Authority.

Change of Control: (a) Ultimate Parent ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests in Parent; (b) Ultimate Parent ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests in RDS Parent; (c) Parent ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests in AGM; (~~c~~d) AGM ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests in Pental (other than a merger of Pental with and into AGM in accordance with Section 9.2.9), (~~d~~e) RDS Parent ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests in Lark; (f) AGM ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests in SPV; (~~e~~g) any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934 (as amended), or any successor provision) including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Securities Exchange Act of 1934 (as amended), or any successor provision), other than any of the Sponsors, acquires directly or indirectly, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), more than 35% of the total voting power of the voting Equity Interests of Ultimate Parent or any direct or indirect parent of Ultimate Parent; or (~~f~~h) the sale or transfer of all or substantially all assets an Obligor.

Claims: all claims, liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind (including remedial response costs, reasonable attorneys’ fees and Extraordinary Expenses) at any time (including after Full Payment of the Obligations or replacement of Agent or any Lender) incurred by any Indemnitee or asserted against any Indemnitee by any Obligor or other Person, in any way relating to (a) any Loans, Loan Documents, Borrower Materials or the use thereof or transactions relating thereto; (b) any action taken or omitted in connection with any Loan Documents; (c) the existence or perfection of any Liens, or realization upon any Collateral; (d) exercise of any rights or remedies under any Loan Documents or Applicable Law; or (e) failure by any Obligor to perform or observe any terms of any Loan Document, in each case including all costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto.

Closing Date: as defined in Section 6.1.

Closing Date Dividend: means one or more dividend payments or distributions paid in cash by AGM to Parent and by Parent to Trive Capital Fund I LP, Trive Affiliated Coinvestors I LP and Trive Capital Fund II (Offshore) Subsidiary, LP on or within two (2) days of the Closing Date in an aggregate amount not to exceed $12,226,398.50, the proceeds of which shall be used to repay the Existing Bridge Equity.

Code: the Internal Revenue Code of 1986, as amended.

Collateral: all Property described in Section 7.1, all Property described in any Security Documents as security for any Obligations, and all other Property that now or hereafter secures (or is intended to secure) any Obligations.

Commitment: for any Lender, the amount of such Lender’s Term Loan Commitment.

Commitments: means the aggregate amount of all Term Loan Commitments.

Commodity Exchange Act: the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

Compliance Certificate: a certificate substantially in the form of Exhibit B, and satisfactory to Agent in all respects, by which Ultimate Parent certifies compliance with Sections 9.3.1 and 9.3.2.

Connection Income Taxes: Other Connection Taxes that are imposed on or measured by net income (however denominated), or are franchise or branch profits Taxes.

Consolidated Net Debt: as of any date of determination, the Borrowed Money of Ultimate Parent and its Subsidiaries as of such date less the amount of Qualified Cash of Ultimate Parent and its Subsidiaries as of such date.

Contingent Obligation: any obligation of a Person arising from a guaranty, indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation (“primary obligations”) of another obligor (“primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person under any (a) guaranty, endorsement, co-making or sale with recourse of an obligation of a primary obligor; (b) obligation to make take-or-pay or similar payments regardless of nonperformance by any other party to an agreement; and (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor, (iv) to purchase Property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto.

Controlled Investment Affiliate: as to any Person, any other Person that (a) directly or indirectly, is in Control of, is Controlled by, or is under common Control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, “Control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

Cost Savings Cap: has the meaning specified therefor in the definition of “Pro Forma Cost Savings”.

CWA: the Clean Water Act (33 U.S.C. §§ 1251 et seq.).

Debt: as applied to any Person, without duplication, (a) all items that would be included as liabilities on a balance sheet in accordance with GAAP, including Capital Leases, but excluding trade payables incurred and being paid in the Ordinary Course of Business; (b) all Contingent Obligations; (c) all reimbursement obligations in connection with letters of credit issued for the account of such Person; and (d) in the case of Borrowers, the Obligations. The Debt of a Person shall include any recourse Debt of any partnership in which such Person is a general partner or joint venture, unless expressly made non-recourse to such Person and only to the extent of the direct payment liability of such Person.

Default: an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.

Defaulting Lender: any Lender that (a) has failed to comply with its funding obligations hereunder, and such failure is not cured within two Business Days; (b) has notified Agent or any Borrower that such Lender does not intend to comply with its funding obligations hereunder or under any other credit facility, or has made a public statement to that effect; (c) has failed, within three Business Days following request by Agent or any Borrower, to confirm in a manner satisfactory to Agent and Borrowers that such Lender will comply with its funding obligations hereunder; or (d) has, or has a direct or indirect parent company that has, become the subject of an Insolvency Proceeding (including reorganization, liquidation, or appointment of a receiver, custodian, administrator or similar Person by the Federal Deposit Insurance Corporation or any other regulatory authority); provided, however, that a Lender shall not be a Defaulting Lender solely by virtue of a Governmental Authority’s ownership of an equity interest in such Lender or parent company unless the ownership provides immunity for such Lender from jurisdiction of courts within the United States or from enforcement of judgments or writs of attachment on its assets, or permits such Lender or Governmental Authority to repudiate or otherwise to reject such Lender’s agreements.

Default Rate: for any Obligation (including, to the extent permitted by law, interest not paid when due), 2% per annum plus the interest rate otherwise applicable thereto.

Deposit Account Control Agreement: a control agreement satisfactory to Agent executed by an institution maintaining a Deposit Account for an Obligor, to perfect Agent’s Lien on such account.

Distribution: any declaration or payment of a distribution, interest or dividend on any Equity Interest (other than payment-in-kind); distribution, advance or repayment of Debt to a holder of Equity Interests; or purchase, redemption, or other acquisition or retirement for value of any Equity Interest.

Dollars: lawful money of the United States.

EBITDA: determined for any period, on a consolidated basis for Ultimate Parent and its Subsidiaries, the sum of, without duplication, (a) net income, calculated before interest expense, provision for income taxes, depreciation and amortization expense, gains or losses arising from the sale of capital assets, gains arising from the write-up or ~~write down~~write-down of assets, and any extraordinary gains or losses (in each case, to the extent included in determining net income), (b) ~~to the extent deducted in determining such net income, the onetime documented costs and expenses incurred before March 31, 2017 in connection with the transactions contemplated by the Pental Acquisition, this Agreement and the Revolver Debt Documents, not to exceed $5,500,000 in the aggregate, (c) one-time documented costs and expenses of Borrowers incurred before June 30, 2017 solely in connection with the implementation of operational changes related to the Pental Acquisition, not to exceed $500,000 in the aggregate, (d) management fees and expenses paid to Sponsors or their Affiliates to the extent permitted under this Agreement, in an aggregate amount not to exceed $400,000 per Fiscal Year, (e) costs with respect to the addition of two Greenfield branch locations in an aggregate amount not to exceed $500,000 per location; provided, that with respect to each location, all such costs associated with such location must be incurred within an 18-month period of the location opening, (f) costs or expenses~~any cost savings, operating expense reductions, operating improvements and synergies permitted to be added back to this definition pursuant to the definition of “Pro Forma Cost Savings” so long as the amounts added back pursuant to this clause (b) do not exceed the Cost Savings Cap, (c) expenses for such period that are covered by insurance or have been reimbursed to an Obligor in cash by a third party ~~or covered by insurance, and (g) proceeds of~~ who is not an Affiliate of an Obligor to the extent such reimbursement is not already reflected in the calculation of net income; (d) amounts reimbursed pursuant to an Obligor’s business interruption insurance~~;~~ policies; and (e) non-cash compensation consisting of Equity Interests to the extent expensed under GAAP it being agreed that for purposes of calculating any financial ratio or test under the Loan Documents, EBITDA shall be calculated, without duplication, giving effect to the trailing twelve (12) month pro forma results for acquisitions and Investments permitted hereunder (including the commencement of activities constituting such business) and dispositions permitted hereunder (including the termination or discontinuance of activities constituting such business) of business entities or properties or assets, constituting a division or line of business of any business entity, division or line of business that is the subject of any such acquisition, and operational changes permitted hereunder ~~(including, to the extent applicable, from the Pental Acquisition)~~, and any financial ratio or test shall, without duplication, give effect to the trailing twelve (12) month results for any permitted retirement, extinguishment or repayment of Debt and any Debt incurred or assumed by ~~Borrowers~~Ultimate Parent or any of ~~their~~its Subsidiaries in connection with such pro forma transaction (and all Debt so incurred or assumed shall be deemed to have borne interest (x) in the case of fixed rate Debt, at the rate applicable thereto or (y) in the case of floating rate Debt, at the rates which were or would have been applicable thereto during the period when such Debt was or was deemed to be outstanding), in each case, as if any such transaction occurred at the beginning of the applicable period.

Eligible Assignee: a Person that is (a) a Lender or an Affiliate or Related Fund of a Lender; (b) an Approved Fund approved by Agent and AGM (which approval shall not be unreasonably withheld (it being acknowledged that the withholding of consent by AGM with respect to an Approved Fund that is a vulture fund or distressed debt purchaser shall not be considered unreasonable) or delayed, and shall be deemed given if no objection is made within ten Business Days after notice of the proposed assignment); and (c) during an Event of Default, any Person.

Enforcement Action: any action to enforce any Obligations or Loan Documents or to realize upon any Collateral (whether by judicial action, self-help, notification of Account Debtors, setoff or recoupment, credit bid, action in an Obligor’s Insolvency Proceeding or otherwise).

Environmental Laws: Applicable Laws (including ~~rules, regulations, ordinances and codes, together with~~ administrative orders, licenses, authorizations and permits of any Governmental Authority) relating to public health (other than occupational safety and health regulated under OSHA, or public health and safety regulated by the U.S. Food and Drug Administration) or the protection or pollution of the environment, including CERCLA, RCRA and CWA~~; provided that, governmental guidelines are not considered to be Environmental Laws unless such governmental guidelines are legally binding~~.

Environmental Notice: a notice (whether written or oral) from any Governmental Authority or other Person of any possible noncompliance with, investigation of a possible violation of, litigation relating to, or potential fine or liability under any Environmental Law, or with respect to any Environmental Release, including any complaint, summons, citation, order, claim, demand or request for correction, remediation or otherwise.

Environmental Release: any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of Hazardous Materials into the environment.

Equity Cure Contributions: as defined in Section 9.3.3.

Equity Cure Period: as defined in Section 9.3.3.

Equity Interest: the interest of any (a) shareholder in a corporation; (b) partner in a partnership (whether general, limited, limited liability or joint venture); (c) member in a limited liability company; or (d) other Person having any other form of equity security or ownership interest.

ERISA: the Employee Retirement Income Security Act of 1974, as amended.

ERISA Affiliate: any trade or business (whether or not incorporated) under common control with an Obligor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

ERISA Event: (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Obligor or ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Obligor or ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) the determination that any Pension Plan or Multiemployer Plan is considered an at risk plan or a plan in critical or endangered status under the Code, ERISA or the Pension Protection Act of 2006; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Obligor or ERISA Affiliate; or (h) failure by an Obligor to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or to make a required contribution to a Multiemployer Plan.

Event of Default: as defined in Section 10.

Excess Cash Flow: with respect to any Person for any period and determined on a consolidated basis for any Fiscal Year (or the portion thereof following the Closing Date), (a) EBITDA of Ultimate Parent and its Subsidiaries for such period, minus (b) the sum of, without duplication, (for such Fiscal Year) (i) cash interest expense, the Loan Servicing Fee, amendment fees paid in cash during such period, and cash taxes paid; (ii) Capital Expenditures (except those financed with Borrowed Money other than Revolver Loans); (iii) scheduled and mandatory principal (and premium) payments made on Borrowed Money, Subordinated Debt and Capital Leases by Borrowers and their Subsidiaries (including (x) optional repayments of the Revolver Debt that are accompanied by a permanent reduction of the Revolver Debt facility but excluding (y) any prepayment of the Loan made (A) with Equity Cure Contributions pursuant to Section 9.3 or (B) pursuant to Section 5.2.2(a)); (iv) Distributions made in cash (to the extent permitted hereunder) by Borrowers and their Subsidiaries, (v) any increase (or plus the decrease) in Adjusted Working Capital so as long as any working capital payments and receipts are consistent with normal business practices; (vi) any earnouts paid by Borrowers or their Subsidiaries in connection with Permitted Acquisitions and the Pental Acquisition; (vii) the aggregate amount of cash payments for management fees and expenses made during such Fiscal Year to the extent added back in the determination of EBITDA; (viii) one-time documented expenses incurred before March 31, 2017 in connection with the transactions contemplated by the Pental Acquisition, this Agreement and the Revolver Debt Documents to the extent added back in the determination of EBITDA; (ix) one-time documented third-party costs and expenses of Borrowers in connection with the implementation of operational changes related to the Pental Acquisition to the extent added back in the determination of EBITDA; (x) costs with respect to the addition of two Greenfield branch locations to the extent added back in the determination of EBITDA; (xi) costs or expenses reimbursed by a third party or insurance; and (xii) the proceeds of business interruption insurance to the extent added back in the determination of EBITDA. For purposes of calculating Excess Cash Flow for any Excess Cash Flow period, (x) the EBITDA of a target of any Permitted Acquisition shall be included and (y) any payments made by the target of any Permitted Acquisition shall be excluded, in such calculation, in each case, only from and after the date of the consummation of such Permitted Acquisition.

Excluded Account: (i) a deposit account used exclusively used for payroll, payroll taxes or employee benefits, or (ii) a petty cash account containing not more than $~~75,000~~150,000 individually at any time or $~~200,000~~400,000  in the aggregate for all such petty cash accounts.

Excluded Tax: means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient (a) Taxes imposed on or measured by a Recipient’s net income (however denominated), franchise Taxes and branch profit Taxes in each case (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of a Lender, its ~~applicable~~ Lending Office located in, the jurisdiction imposing such Tax (or political subdivision thereof), or (ii) constituting Other Connection Taxes; (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of ~~a~~such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a ~~law~~Law in effect on the date on which; (i) such Lender acquires such interest in the Loan or Commitment (except pursuant to an assignment request by AGM or Agent under Section 3.8 or 12.4); or (ii) such Lender changes its Lending Office, ~~unless the~~except in each case to the extent that, pursuant to Section 5.9, amounts with respect to such Taxes were payable ~~to its~~either to such Lender's assignor immediately ~~prior to such assignment or to the~~before such Lender became a party hereto or to such Lender immediately ~~prior to its change in Lending~~before it changes its Lender Office ; (c) Taxes attributable to ~~such~~ Recipient’s failure to comply with Section ~~5.9~~5.9.7 and (d) ~~U.S. federal~~any withholding Taxes imposed pursuant to FATCA.

Existing Bridge Equity: means the equity contribution made by the Sponsors to AGM on or about July 21, 2016 in connection with the consideration to be paid pursuant to that certain Asset Purchase Agreement dated as of July 21, 2016 among AGM, Bermuda Import-Export, Inc., Osep Tokat and Vahe Akpulat.

Existing Pental Lender: means JPMorgan Chase Bank, N.A.

Existing Pental Loan Facility: that certain Credit Agreement, dated as of June 2, 2014 (as amended, restated, supplemented or otherwise modified from time to time), by and among Pental and the Existing Pental Lender, together with all other documents and instruments relating thereto.

Existing Term Loan Agent: Monroe Capital Management Advisors, LLC.

Existing Term Loan Facility: that certain Loan Agreement and Security Agreement, dated as of June 23, 2015 (as amended, restated, supplemented or otherwise modified from time to time), by and among AGM, the Existing Term Loan Lenders and the Existing Term Loan Agent, together with all other documents and instruments relating thereto.

Existing Term Loan Lenders: the lenders party to the Existing Term Loan Facility.

Expansion Capital Expenditures: Capital Expenditures in connection with the expansion of the Borrowers’ business for the purpose of building the two Greenfield branch locations in an amount not to exceed $1,000,000 per branch and $2,000,000 in the aggregate.

Extraordinary Expenses: all out-of-pocket costs, expenses or advances that Agent and each Lender may incur during the continuance of an Event of Default, or during the pendency of an Insolvency Proceeding of an Obligor, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against Agent, any Obligor, any representative of creditors of an Obligor or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of Agent’s Liens with respect to any Collateral), Loan Documents or Obligations, including any lender liability or other Claims; (c) the exercise of any rights or remedies of Agent and each Lender in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of any taxes, charges or Liens with respect to any Collateral; (e) any Enforcement Action; and (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations. Such out-of-pocket costs, expenses and advances include transfer fees, ~~Other Taxes,~~ storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees (limited to fees of one outside counsel for the Agent and one outside counsel for the Lenders, taken as a whole, and one local counsel to the Agent and one local counsel to the Lenders, taken as a whole, in any material jurisdiction), appraisal fees, brokers’ and auctioneers’ fees and commissions, accountants’ fees, environmental study fees, wages and salaries paid to employees of any Obligor or independent contractors in liquidating any Collateral, and travel expenses (but excluding any and all Taxes); provided, however, that fees of third party professionals shall be limited to one professional or firm for the Agent and one professional or firm for the Lenders, taken as a whole.

Extraordinary Receipts: any cash received by or paid to or for the account of any Obligor not in the ordinary course of business, including without limitation amounts received in respect of foreign, United States, state or local tax refunds and pension plan reversions and excluding amounts received in respect of business interruption insurance; provided, that Extraordinary Receipt shall exclude working capital adjustments in connection with the Pental Acquisition and any Permitted Acquisition.

FATCA: Sections 1471 through 1474 of the Code, as of the date of this Agreement (~~including~~or any amended or successor version ~~if~~that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations~~thereof and~~, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

Federal Funds Rate: for any day, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by Agent. Agent’s determination of such rate shall be binding and conclusive absent manifest error.

Financial Statements: (a) the audited consolidated balance sheet of Parent and its Subsidiaries for the Fiscal Year ended December 31, 2015, and the related consolidated statement of operations, shareholders’ equity and cash flows for the Fiscal Year then ended, (b) the reviewed consolidated balance sheet of Pental for the Fiscal Year ended December 31, 2015, and the related consolidated statement of operations, shareholders’ equity and cash flows for the Fiscal Year then ended, and (c) the unaudited consolidated balance sheet of Parent and its Subsidiaries for the twelve (12) months ended December 31, 2016, and the related consolidated statement of operations, shareholder’s equity and cash flows for the twelve (12) months then ended.

First Amendment: means that certain First Amendment to Financing Agreement, dated as of November 22, 2017, by and among the parties to this Agreement.

First Amendment Effective Date: the meaning set forth in the First Amendment. Fiscal Quarter: each period of three months, commencing on the first day of a Fiscal Year.

Fiscal Year: the fiscal year of Borrower and Subsidiaries for accounting and tax purposes, ending on December 31 of each year.

Fixed Charge Coverage Ratio: the ratio, determined as of any date of determination and determined on a consolidated basis for Ultimate Parent and its Subsidiaries, of (a) EBITDA for the trailing twelve-month period then ending minus unfinanced Capital Expenditures, minus cash taxes paid or payable during such period, to (b) Fixed Charges, in each case, during the same period. In determining the Fixed Charge Coverage Ratio for a particular period (1) pro forma effect will be given to: (x) the incurrence, repayment or retirement of any Debt by Ultimate Parent and its Subsidiaries since the first day of such period as if such Debt were incurred, repaid or retired on the first day of such period and (y) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any property or assets acquired or disposed of by Ultimate Parent and its Subsidiaries since the first day of such period, as if such acquisition or disposition occurred on the first day of such period; (2) in calculating interest expense in respect of any Debt included on a pro forma basis (x) interest on Debt bearing a floating interest rate will be computed as if the rate at the time of computation had been the applicable rate for the entire period (y) if such Debt bears, at the option of such Person and its Subsidiaries, a fixed or floating rate of interest, interest thereon will be computed by applying, at the option of such Person, either the fixed or floating rate and (z) the amount of Debt under a revolving credit facility will be based upon the amount of such Debt at the end of the applicable fiscal month; and (3) the calculation of the tax liabilities of Ultimate Parent and its Subsidiaries described in clause (a) above shall be made without giving effect to any tax refunds, net operating losses or other net tax benefits that were received during such period on account of any prior periods (but only to the extent such tax refunds, net operating losses or other net tax benefits, or a portion thereof, were not previously accounted for or reasonably expected to be applicable in such period by Ultimate Parent and its Subsidiaries).

Fixed Charges: with respect to any period, the sum of (a) cash interest, plus (b) regularly scheduled principal payments made on Borrowed Money (excluding (i) Excess Cash Flow payments and (ii) mandatory and voluntary payments permitted under the Intercreditor Agreement, plus Distributions (other than Tax Distributions) made during such period.

Flow of Funds Agreement: a Flow of Funds Agreement, in form and substance reasonably satisfactory to the Agent, by and among the Obligors, the Agent, the Lenders and the other Persons party thereto, and the related funds flow memorandum describing the sources and uses of all cash payments in connection with the consummation of the Pental Acquisition and the transactions contemplated by this Agreement.

FLSA: the Fair Labor Standards Act of 1938.

Foreign Lender: any Lender that is not a U.S. Person.

Foreign Plan: any employee benefit plan or arrangement maintained or contributed to by any Obligor or Subsidiary that is (a) not subject to the laws of the United States; or (b) mandated by a government other than the United States for employees of any Obligor or Subsidiary.

Foreign Subsidiary: (a) a Subsidiary that is a ~~"~~“controlled foreign corporation~~"~~” under Section 957 of the Code, (a ~~"~~“CFC~~"~~”)~~,~~ (b) a Subsidiary of a CFC~~, or~~ and (c) any Subsidiary (including a Subsidiary that is a U.S. Person) substantially all of the assets of which consist of Equity Interests in ~~one or more CFCs~~a CFC.

Full Payment: with respect to any Obligations, (a) the full cash payment thereof, including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding); and (b) if such Obligations are inchoate or contingent in nature, Cash Collateralization thereof.

GAAP: generally accepted accounting principles in effect in the United States from time to time consistent with those used in the preparation of the Financial Statements.

Greencraft Holdings: Greencraft Holdings, LLC, an Arizona limited liability company.

Greencraft Interiors: Greencraft Interiors, LLC, an Arizona limited liability company.

Greencraft Stone: Greencraft Stone and Tile LLC, a Delaware limited liability company.

Governmental Approvals: all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.

Governmental Authority: any federal, state, local, foreign or other agency, authority, body, commission, court, instrumentality, political subdivision, central bank, or other entity or officer exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions for any governmental, judicial, investigative, regulatory or self-regulatory authority (including the Financial Conduct Authority, the Prudential Regulation Authority, any supra-national bodies such as the European Union or European Central Bank).

Guarantors: ~~Parent, SPV~~Ultimate Parent, Parent, RDS Parent, Lark, SPV, Greencraft Holdings, Greencraft Interiors, Greencraft Stone, Casa Verde, Intermediate Holdoc and each other Person that guarantees payment or performance of Obligations; provided, that no Foreign Subsidiary shall be a Guarantor.

Guaranty and Collateral Agreement: the Guarantee and Collateral Agreement dated as of the Closing Date by each Obligor signatory thereto in favor of Agent and Lenders.

Hazardous Material: any pollutant, contaminant, chemical or substance defined as or included in the definition of “hazardous wastes,” “hazardous materials,” “acutely hazardous wastes,” “hazardous substances ,” “extremely hazardous substances,” “toxic substances,” “toxic chemicals,” “toxic pollutants,” or words of similar import under any Environmental Law, including, without limitation, (i) any petroleum, petroleum products, or fractions or derivatives thereof, (ii) natural or synthetic gas, (iii) any asbestos and asbestos containing material, polychlorinated biphenyls or radon gas, and (iv) any radioactive materials, substances or waste.

Hedging Agreement: any “swap agreement” as defined in Section 101(53B)(A) of the Bankruptcy Code.

Indemnified Taxes: (a) Taxes, other than Excluded Taxes, imposed on or relating to any payment of an Obligation; and (b) to the extent not otherwise described in clause (a), Other Taxes.

Indemnitees: Agent Indemnities and Lender Indemnitees.

Initial Term Loan: a loan made pursuant to Section 2.1.1.

Initial Term Loan Commitment: for any Lender, the obligation of such Lender to make a Initial Term Loan hereunder, up to the principal amount shown on Schedule 2.1.

Initial Term Loan Commitments: means the aggregate amount of such commitments of all Lenders.

Insolvency Proceeding: any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its Property; or (c) an assignment or trust mortgage for the benefit of creditors.

Intellectual Property: as defined in the Guaranty and Collateral Agreement.

Intellectual Property Claim: any claim or assertion (whether in writing, by suit or otherwise) that a Borrower’s or Subsidiary’s ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property violates another Person’s Intellectual Property.

Intercompany Subordination Agreement: an Intercompany Subordination Agreement made by the Ultimate Parent and its Subsidiaries in favor of the Agent for the benefit of the Agent.

Intercreditor Agreement: means the ASG Intercreditor Agreement.

Interest Period: as to any LIBOR Loan, a period of 30, 60, or 90 days commencing on the date such Loan is borrowed and thereafter commencing on the day on which the immediately preceding period expires; provided that, (a) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day; (b) any

Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period; and (c) no Interest Period shall extend beyond the Term Loan Maturity Date.

Intermediate Holdco: SIC Intermediate, Inc., a Delaware corporation.

Investment:

(a)a transaction or series of transactions resulting in (i) acquisition of a business division or substantially all assets of a Person; (ii) record or beneficial ownership of 50% or more of the Equity Interests of a Person; or (iii) merger, consolidation or combination of an Obligor or Subsidiary with another Person;

(b)an acquisition of record or beneficial ownership of any Equity Interests of a Person; or

(c)an advance or capital contribution to or other investment in a Person.

IP Assignment: a collateral assignment or security agreement pursuant to which an Obligor grants a Lien on its Intellectual Property to Agent, as security for the Obligations.

IRG: means Integrated Resources Group, Inc., a California Corporation.

IRG Acquisition: the consummation of the acquisition by AGM of the IRG Acquisition Assets pursuant to the terms of the IRG Acquisition Agreement and the transactions in connection therewith.

IRG Acquisition Agreement: that certain Asset Purchase Agreement among AGM, IRG and the shareholders of IRG, together with all exhibits, schedules and annexes thereto.

IRG Acquisition Documents: the IRG Acquisition Agreement, together with all other agreements, instruments and other documents entered into or delivered in connection with the IRG Acquisition.

IRG Acquisition Assets: shall have the meaning of “Assets” as set forth in the IRG Acquisition Agreement.

IRS: the United States Internal Revenue Service.

Joinder Agreement: a Joinder Agreement, substantially in the form of Exhibit G, duly executed by a Subsidiary of ~~a Borrower~~an Obligor made a party hereto pursuant to Section 9.1.11.

Lark: means L.A.R.K. Industries, Inc, a California corporation.

Lending Office: the office designated as such by the applicable Lender at the time it becomes party to this Agreement or thereafter by notice to Agent and Borrowers.

Leverage Ratio: with respect to any Person and its Subsidiaries for any period, the ratio of (a) ~~Borrowed Money (other than Contingent Obligations)~~Consolidated Net Debt of such Person and its Subsidiaries as of the end of such period, to (b) EBITDA of such Person and its Subsidiaries for such period.

LIBOR: for any Interest Period, with respect to any Loan, a rate per annum equal to (a) (i) the London Interbank Offered Rate with a term equivalent to such Interest Period as reported in The Wall Street Journal (or other authoritative source selected by Agent in its sole discretion) as of the first day of such Interest Period for such Loan, divided by (ii) a number determined by subtracting from 1.00 the then stated maximum reserve percentage for determining reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D), or (b) if the rate described in clause (a) is unavailable for any reason, as LIBOR is otherwise determined by Agent in its reasonable discretion consistent with treatment of other borrowers. Notwithstanding anything contained in this Agreement to the contrary, LIBOR shall not be less than 0.75% per annum. Agent’s determination of the LIBOR shall be conclusive, absent demonstrable error.

LIBOR Loan: each portion of a Term Loan having a common length and commencement of Interest Period that bears interest based on LIBOR.

License: any license or agreement under which an Obligor is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of Property or any other conduct of its business.

Licensor: any Person from whom an Obligor obtains the right to use any Intellectual Property.

Lien: any lien, security interest, pledge, hypothecation, assignment, easement, right-of-way, or other title exception or encumbrance.

Lien Waiver: an agreement, in form and substance reasonably satisfactory to Agent, by which (a) for any material Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit Agent to enter upon the premises and remove the Collateral or to use the premises to store or dispose of the Collateral; (b) for any Collateral held by a warehouseman, processor, shipper, customs broker or freight forwarder, such Person waives or subordinates any Lien it may have on such Collateral, agrees to hold any Documents in its possession relating to such Collateral as agent for Agent, and agrees to deliver such Collateral to Agent upon request; (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges Agent’s Lien, waives or subordinates any Lien it may have on such Collateral, and agrees to deliver such Collateral to Agent upon request; and (d) for any Collateral subject to a Licensor’s Intellectual Property rights, the Licensor grants to Agent the right, vis-à-vis such Licensor, to enforce Agent’s Liens with respect to such Collateral, including the right to dispose of it with the benefit of the Intellectual Property, whether or not a default exists under any applicable License.

Loan: a Term Loan.

Loan Documents: collectively, as may be amended, modified or supplemented from time to time, this Agreement, the Other Agreements and the Security Documents.

Margin Stock: as defined in Regulation U of the Board of Governors.

Material Adverse Effect: the effect of any event or circumstance that, taken alone or in conjunction with other events or circumstances, (a) has or could be reasonably expected to have a material adverse effect on the business, operations, material Properties, or financial condition of the Obligors, taken as a whole, or on the value of any material Collateral, on the enforceability of any Loan Documents, or on the validity or priority of Agent’s Liens on any material portion of the Collateral; (b) impairs the ability of the Obligors, taken as a whole, to perform their material obligations under the Loan Documents, including repayment of any Obligations; or (c) otherwise impairs the ability of Agent or any Lender to enforce or collect any Obligations or to realize upon a material portion of the Collateral.

Material Contract: with respect to any Person, (a) the Revolver Debt Documents, (b) each contract or agreement to which such Person or any of its Subsidiaries is a party involving aggregate consideration payable to or by such Person or such Subsidiary of $5,000,000 or more in any Fiscal Year (other than purchase orders in the ordinary course of the business of such Person or such Subsidiary and other than contracts that by their terms may be terminated by such Person or Subsidiary in the ordinary course of its business upon less than 60 days’ notice without penalty or premium) and (c) all other contracts or agreements as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.

Moody’s: Moody’s Investors Service, Inc., and its successors.

Mortgage: any mortgage, deed of trust or similar instrument in which any Obligor grants a Lien on its Real Estate to Agent, for the benefit of the Secured Parties, as security for any Obligations.

Multiemployer Plan: any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Obligor or ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

Multiple Employer Plan: a Plan that has two or more contributing sponsors, including an Obligor or ERISA Affiliate, at least two of whom are not under common control, as described in Section 4064 of ERISA.

Net Proceeds: with respect to any disposition of Property, proceeds (including, when received, any deferred or escrowed payments) received by Borrower or its Subsidiary in cash from such disposition, net of (a) reasonable costs and expenses actually incurred in connection therewith, including legal fees and sales commissions; (b) amounts applied to repayment of Debt secured by a Permitted Lien senior to Agent’s Liens on Collateral sold; (c) transfer or similar taxes; and (d) reserves for indemnities, income tax, and such other customary reserves, until such reserves are no longer needed.

Obligations: collectively, all (a) principal of and premium, if any, on the Loans; (b) interest, expenses, fees, indemnification obligations, Extraordinary Expenses and other amounts payable by Obligors under Loan Documents; and (c) other Debt, obligations and liabilities of any kind owing by any Obligor to Agent or any Lender under any Loan Document; in each case, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several.

Obligor: each Borrower and each Guarantor.

OFAC: Office of Foreign Assets Control of the U.S. Treasury Department.

Ordinary Course of Business: the ordinary course of business of Borrowers or their Subsidiaries, undertaken in good faith and consistent with Applicable Law and past practices.

Organic Documents: with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.

OSHA: the Occupational Safety and Hazard Act of 1970.

Other Agreements: collectively, the ASG Intercreditor Agreement, the Compliance Certificate, the Flow of Funds Agreement, any Perfection Certificate, the Intercompany Subordination Agreement, any Joinder Agreement, any Guaranties, or any other document, instrument or agreement (other than this Agreement or a Security Document) now or hereafter delivered by an Obligor to Agent or any Lender in connection with any transactions relating hereto.

Other Connection Taxes: Taxes imposed on a Recipient due to a present or former connection between it and the taxing jurisdiction (other than connections arising from the Recipient having executed, delivered, become party to, performed obligations or received payments under, received or perfected a Lien or other security interest or engaged in any other transaction pursuant to, enforced, or sold or assigned an interest in, any Loan or Loan Document).

Other Taxes: all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a Lien under, or otherwise with respect to, any Loan Document, except Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.8 or Section12.4).

Participant: as defined in Section 12.2.1.

Participant Register: as defined in Section 12.2.3.

Parent: TCFI G&M LLC, a Delaware limited liability company.

Patriot Act: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).

Payment Conditions: as defined in the Revolver Loan Agreement on the date hereof.

Payment Item: each check, draft or other item of payment payable to Borrower, including those constituting proceeds of any Collateral.

PBGC: the Pension Benefit Guaranty Corporation.

Pension Funding Rules: Code and ERISA rules regarding minimum required contributions (including installment payments) to Pension Plans set forth in, for plan years ending prior to the Pension Protection Act of 2006 effective date, Section 412 of the Code and Section 302 of ERISA, both as in effect prior to such act, and thereafter, Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

Pension Plan: any employee pension benefit plan (as defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Obligor or ERISA Affiliate or to which the Obligor or ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the preceding five plan years.

Pental: has the meaning specified therefor in the preamble hereto.

Pental Acquisition: the consummation of the acquisition of membership interests of Pental by AGM pursuant to the terms of the Pental Acquisition Agreement and the transactions in connection therewith.

Pental Acquisition Agreement: that certain Securities Purchase Agreement, dated as of February 28, 2017, among AGM, as purchaser, PGM, Aquarius Seller, Inc., a Washington corporation (the “Seller”) and Parminder Pental and Ravinder Pental (together with Parminder Pental, the “Pentals” and together with the Seller, the “Selling Parties”), together with all exhibits, schedules and annexes thereto.

Pental Acquisition Documents: the Pental Acquisition Agreement, together with all other agreements, instruments and other documents entered into or delivered in connection with the Pental Acquisition.

Pental Collateral Assignment: the Collateral Assignment of Pental Acquisition Documents, dated as of the date hereof, reasonably satisfactory to the Agent, made by the AGM in favor of the Agent.

Perfection Certificate: a certificate in form and substance satisfactory to the Agent providing information with respect to the property of each Obligor.

Permitted Acquisition: the Specified Acquisitions and an Investment by a Borrower of the type described in clauses (a) and (b) of such definition so long as

(i)no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed acquisition;

(ii)such acquisition shall be consensual and shall have been approved by the board of directors of the Person whose Equity Interests or assets are proposed to be acquired and shall not have been preceded by an unsolicited tender offer for such Equity Interests by, or proxy contest initiated by, Ultimate Parent or any of its Subsidiaries or an Affiliate thereof;

(iii)the assets, business or Person being acquired is useful or engaged in the business of Obligors and is located or organized within the United States;

(iv)no Debt or Liens are assumed or incurred, except as permitted by Sections 9.2.1 and 9.2.2;

(v)the Payment Conditions are satisfied at the time of such Investment (and a Senior Officer of a Borrower shall certify to Agent, not less than five days prior to the date of such Investment, that all Payment Conditions have been satisfied);

(vi)after giving effect to such Investment and the incurrence of any Loans, other Debt or Contingent Obligations in connection therewith, the Obligors shall be in compliance on a pro forma basis with the covenants set forth in Sections 9.3.1 and 9.3.2 each recomputed for the most recently ended month of the Obligors for which information regarding the business being acquired is available with adjustments calculated by Borrowers and approved by Agent;

(vii)the assets being acquired or the Person or Persons whose Equity Interests are being acquired (the “Target”) did not, on a consolidated basis have EBITDA less than -$1,000,000 during the 12 consecutive month period most recently concluded prior to the date of the proposed acquisition, and such Target must be a Subsidiary upon the consummation of such acquisition;

(viii)any such Subsidiary (and its equityholders) shall execute and deliver the agreements, instruments and other documents required by Section 9.1.11 on or prior to the date of the consummation of such acquisition; and

(ix)the purchase price payable in respect of (i) any single acquisition or series of related acquisitions shall not exceed $5,000,000 in the aggregate and (ii) all acquisitions (including the proposed acquisition in such Permitted Acquisition) shall not exceed $~~7,000,000~~10,000,000 in the aggregate, in each case during ~~the term of this Agreement~~any Fiscal Year.

Permitted Discretion: a determination made in the exercise, in good faith, of reasonable business judgment (from the perspective of a secured lender providing for a secured facility of the type set forth herein and based on the applicable circumstances as of the applicable date of determination).

Permitted Distributions: with respect to any Obligor, so long as no Event of Default exists or would result from the making of such distribution,

(a)the payment of dividends or any other distributions on an Obligor’s Equity Interests to another Obligor (other than Ultimate Parent) or the payment of any indebtedness owed to an Obligor (other than Ultimate Parent),

(b)the making of any loans or advances to an Obligor (other than Ultimate Parent),

(c) the transfer of any property or assets to an Obligor (other than Ultimate Parent),

(d)payments to enable Obligors to repurchase any Equity Interest issued by such Obligor or warrants, options or other similar rights granted by such Obligor, from any officer, director or employee, not to exceed $~~250,000~~1,000,000 in the aggregate during any Fiscal Year,

(e)to the extent Ultimate Parent or Borrower, as applicable is treated as a partnership or disregarded entity for U.S. federal income tax purposes or Borrower is part of an affiliated group filing consolidated income tax returns, Tax Distributions,

(f)Borrowers may make distributions to Parent (and Parent may make any subsequent ~~Distribution~~Distributions to Ultimate Parent) for the purpose of allowing Ultimate Parent to (x) pay management fees to the Sponsors or their Affiliates in accordance with the Management Agreement in an aggregate amount not to exceed $400,000 in any Fiscal Year provided such management fees are permitted to be paid pursuant to Section 9.2.22, (y) to reimburse Sponsors or their Affiliates for reasonable costs and expenses related to monitoring Sponsors’ investment in Ultimate Parent, including, reasonable costs and expenses for travel by officers and agents of Sponsors or their Affiliates, and (z) pay reasonable expenses incurred in connection with the maintenance of its existence as a holding company, and

(g)the Closing Date Dividend.

Permitted Investments:

(a)an Investment by an Obligor in (i) payroll, travel, commission, entertainment, relocation and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the Ordinary Course of Business, (ii) consideration received in connection with any sale, lease, transfer or other disposition permitted under this Agreement, (iii) deposit accounts,

(b)Investments made by an Obligor in the nature of immaterial pledges or deposits with respect to leases or utilities provided to third parties in the Ordinary Course of Business,

(c)Permitted Acquisitions; and

(d)the RDS Intercompany Loan.

Permitted Lien: as defined in Section 9.2.2.

Permitted Refinancing: with respect to any Debt, the extension of maturity, refinancing or modification of the terms thereof; provided, that (i) such extension, refinancing or modification is pursuant to terms that are not less favorable to the Obligors and the Lenders in any material respect (taken as a whole) than the terms of the Debt being extended, refinanced or modified, (ii) after giving effect to such extension, refinancing or modification, the amount of such Debt (or accreted value, if applicable) is not greater than the amount of Debt (plus accrued interest and premiums thereon (including tender premiums) and underwriting discounts, defeasance costs and all fees and expenses incurred for such refinancing, extension or modification) outstanding immediately prior to such extension, refinancing or modification, and (iii) no Obligor or Subsidiary of a Obligor that was not liable with respect to the Debt prior to its refinancing or modification shall be liable with respect to such Debt after giving effect to its refinancing or modification.

Person: any individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization, Governmental Authority or other entity.

Plan: any employee benefit plan (as such term is defined in Section 3(3) of ERISA) established by an Obligor or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, an ERISA Affiliate.

Platform: as defined in Section 13.4.3.

Projections: financial projections of the Parent and its Subsidiaries delivered pursuant to Section 8.1.7, as updated from time to time pursuant to clause (e) of Exhibit D.

Properly Contested: with respect to any obligation of an Obligor, (a) the obligation is subject to a bona fide dispute regarding amount or the Obligor’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) appropriate reserves have been established in accordance with GAAP; (d) non-payment could not reasonably be expected to have a Material Adverse Effect, nor result in forfeiture or sale of any assets of the Obligor; (e) no Lien is imposed on assets of the Obligor, unless bonded and stayed to the satisfaction of Agent; and (f) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.

Pro Forma Cost Savings: an amount equal to the amount of cost savings, operating expense reductions, operating improvements (including the entry into any material contract or arrangement) and acquisition synergies, in each case, projected in good faith to be realized (calculated on a pro forma basis as though such items had been realized on the first day of such period) as a result of actions taken on or prior to, or to be taken by Ultimate Parent or its Subsidiaries within 18 months of, the date of such pro forma calculation, net of the amount of actual benefits realized or expected to be realized during such period that are otherwise included in the calculation of EBITDA from such action; provided that (a) such cost savings, operating expense reductions, operating improvements and synergies are factually supportable, reasonably identifiable and determined in good faith (as certified in a reasonable level of detail reasonably acceptable to Agent by a responsible financial or accounting officer, in his or her capacity as such and not in his or her personal capacity, of Borrower) and are reasonably anticipated to be realized within 18 months after the date of such pro forma calculation and (b) no cost savings, operating expense reductions, operating improvements and synergies shall be added pursuant to this definition to the extent duplicative of any expenses or charges otherwise added to EBITDA, whether through a pro forma adjustment or otherwise, for such period; provided, further, that (i) the aggregate amount added in respect of the foregoing proviso (or otherwise added to EBITDA) shall not exceed with respect to any four quarter period 10% of EBITDA for such period (such limitation, the “Cost Savings Cap”) and (ii) the aggregate amount added in respect of the foregoing proviso (or otherwise added to EBITDA) shall no longer be permitted to be added back to the extent the cost savings, operating expense reductions, operating improvements and synergies have not been achieved within 18 months of the action or event giving rise to such cost savings, operating expense reductions, operating improvements and synergies.

Pro Rata: with respect to any Lender, a percentage (rounded to the ninth decimal place) determined by dividing the amount of such Lender’s Term Loan by the aggregate outstanding Term Loans or, if all Loans have been paid in full, by dividing such Lender’s and its Affiliates’ remaining Obligations by the aggregate remaining Obligations.

Property: any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

Purchase Money Debt: (a) Debt (other than the Obligations) for payment of any of the purchase price of fixed assets; (b) Debt (other than the Obligations) incurred within 10 Business Days before or after acquisition of any fixed assets, for the purpose of financing any of the purchase price thereof; and (c) any renewals, extensions or refinancings (but not increases) thereof.

Purchase Money Lien: a Lien that secures Purchase Money Debt, encumbering only the fixed assets acquired with such Debt and constituting a Capital Lease or a purchase money security interest under the UCC.

Qualified Cash: as of any day, the aggregate amount of unrestricted cash and Cash Equivalents of Ultimate Parent or any other Subsidiary that is held in any Deposit Account subject to a Deposit Account Control Agreement in favor of the Agent, for the benefit of the Lenders.

RCRA: the Resource Conservation and Recovery Act (42 U.S.C. §§ 6991-6991i).

RDS Intercompany Loan: means an Investment by an Obligor consisting of loans made by AGM to ~~L.A.R.K. Industries, Inc.~~Lark as evidenced by the RDS Note.

RDS Note: that certain Subordinated Promissory Note issued by AGM in favor of ~~L.A.R.K. Industries, Inc~~Lark. in the aggregate principal amount of $13,500,000, in form and substance reasonably satisfactory to the Agent (no provision of which shall be amended or otherwise modified or waived in a manner that is adverse to the Lenders’ interests without the prior written consent of the Agent).

RDS Parent: Residential Design Services, LLC (f/k/a TCFI LARK LLC), a Delaware limited liability company.

Real Estate: all right, title and interest (whether as owner, lessor or lessee) in any real Property or any buildings, structures, parking areas or other improvements thereon.

Recipient: Agent, any Lender or any other recipient of a payment to be made by an Obligor under a Loan Document or on account of an Obligation.

Reference Bank: JPMorgan Chase Bank, its successors or any other commercial bank designated by the Agent to the Borrowers from time to time.

Register: as defined in Section 12.3.4.

Related Fund: with respect to any Person, an Affiliate of such Person, or a fund or account managed by such Person or an Affiliate of such Person.

Related Real Estate Documents: with respect to any Real Estate subject to a Mortgage, the following, all in form and substance reasonably satisfactory to Agent: (a) a mortgagee title policy (or binder therefor) covering Agent’s interest under the Mortgage, by an insurer reasonably acceptable to Agent, which must be fully paid on such effective date; (b) such assignments of leases, estoppel letters, attornment agreements, consents, waivers and releases as Agent may reasonably require with respect to other Persons having an interest in the Real Estate; (c) a current, as-built survey of the Real Estate, containing a metes-and-bounds property description and certified by a licensed surveyor acceptable to Agent; (d) a life-of-loan flood hazard determination and, if the Real Estate is located in a special flood hazard area, an acknowledged notice to borrower and flood insurance by an insurer acceptable to Agent; and (e) such other documents, instruments or agreements as Agent may reasonably require with respect to any environmental risks regarding the Real Estate.

Report: as defined in Section 11.2.3.

Reportable Event: any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

Required Lenders: Secured Parties holding more than 50% of the aggregate outstanding Term Loans or, if all Term Loans have been paid in full, the aggregate remaining Obligations; provided, however, that Term Loans and other Obligations held by a Defaulting Lender and its Affiliates shall be disregarded in making such calculation.

Restricted Investment: any Investment by any Obligor or its Subsidiaries, other than (a) Investments in Subsidiaries to the extent existing on the Closing Date; (b) Cash Equivalents that are subject to Agent’s Lien and control, pursuant to documentation in form and substance reasonably satisfactory to Agent; (c) loans and advances permitted under Section 9.2.7, and (d) Permitted Investments.

Restrictive Agreement: an agreement (other than a Loan Document or an agreement executed in connection with the Revolver Debt, Subordinated Debt or Borrowed Money otherwise permitted pursuant to the Loan Documents) that conditions or restricts the right of a Borrower, any Subsidiary or other Obligor to incur or repay Borrowed Money, to grant Liens on any assets, to declare or make Distributions, to modify, extend or renew any agreement evidencing Borrowed Money, or to repay any intercompany Debt.

Revolver Debt: means the ASG Revolver Debt.

Royalties: all royalties, fees, expense reimbursement and other amounts payable by a Borrower under a License.

S&P: Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successors thereto.

Sanction: any international economic sanction administered or enforced by the United States Government (including OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

Second Amendment: means that certain Second Amendment to Financing Agreement, dated as of December 29, 2017, by and among the parties to this Agreement.

Second Amendment Effective Date: the meaning set forth in the Second Amendment.

Secured Parties: Agent and Lenders.

Security Documents: collectively, the Guaranty and Collateral Agreement, IP Assignments, Mortgages, Deposit Account Control Agreements, the Pental Collateral Assignment, and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any Obligations.

Select Interior Proceeds: means the proceeds of the sale of Equity Interests of Ultimate Parent pursuant to that certain Purchase/Placement Agreement, to be dated on or about November 15, 2017, by and among Ultimate Parent and B. Riley FBR, Inc.

Select Interior Transactions: means (a) the amendment and restatement of the operating agreement of Parent in the form attached to the officer’s certificate of Parent delivered to Agent pursuant to the First Amendment, (b) all holders of the Parent’s Equity Interests will transfer such Equity Interests to Ultimate Parent resulting in Parent being a wholly-owned Subsidiary of Ultimate Parent, (c) the Sponsors ceasing to own and control at least 51% of the voting and economic Equity Interests of Parent, (d) the prepayment of not less than $30,300,000.00 of the Term Loans to the extent funded solely with the Select Interior Proceeds and (e) the amendment of the Revolving Loan Agreement pursuant to an amendment in the form attached to the officer’s certificate of Parent delivered to Agent pursuant to the First Amendment.

Select Interior Transaction Documents: means the agreements and documents pursuant to which the Select Interior Transactions are to be consummated.

Senior Officer: the chairman of the board, president, chief executive officer or chief financial officer of a Borrower or, if the context requires, an Obligor.

Solvent: as to any Person, such Person (a) owns Property whose fair salable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (b) owns Property whose present fair salable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) is able to pay all of its debts as they mature; (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (e) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code; and (f) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates. “Fair salable value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Specified Acquisition: collectively, the IRG Acquisition, the Tutto Marmo Acquisition, and the Bedrock Acquisition.

Specified Transaction: collectively, a Specified Acquisition and the RDS Intercompany

Loan.

Sponsors: collectively, Trive Capital Fund I LP, Trive Capital Fund I (Offshore) LP, and Trive Affiliated Coinvestors I LP.

SPV: means AG Holdco (SPV) LLC, a Delaware limited liability company.

Subordinated Debt: all Debt incurred by Borrower that is expressly subordinate and junior in right of payment to Full Payment of all Obligations, and is on terms (including maturity, interest, fees, repayment, covenants and subordination) reasonably satisfactory to Agent.

Subsidiary: any entity at least 50% of whose voting securities or Equity Interests is owned by a Borrower or combination of Borrowers (including indirect ownership through other entities in which the Borrowers directly or indirectly own 50% of the voting securities or Equity Interests).

Tax Distributions: so long as Parent or a Borrower, as applicable, is treated as a partnership or disregarded entity for United States federal income tax purposes or part of an affiliated group filing U.S. consolidated income tax returns, quarterly tax distributions on April 10, June 10, September 10 and December 10 of each Fiscal Year by Parent or such Borrower, as applicable, to its members with respect to each Fiscal Year, which, in the aggregate, are in an amount equal to the amount necessary to pay such members’ estimated state and United States federal income tax liabilities in respect of the income earned by Parent or such Borrower, as applicable (which taxable income will include the taxable income of subsidiaries of Parent or such Borrower, as applicable, that are similarly classified as partnerships or disregarded entities for U.S. federal income tax purposes or otherwise treated as part of an affiliated group filing U.S. consolidated income tax returns), calculated as an amount equal to the product of (A) the net taxable income of the Parent or such Borrower, as applicable, minus any previous net taxable loss of the Parent or such Borrower, as applicable, that is usable by the members of the Parent or such Borrower, as applicable, to offset net taxable income of the Parent or such Borrower, as applicable, and taking into account the characterization of the income of Parent or such Borrower, as applicable, as ordinary income or capital gains and the deductibility of state and local income taxes for federal purposes, as appropriate, and (B) the highest marginal federal income tax rate applicable to any member of Parent or such Borrower, as applicable, (including under Section 1411 of the Code) and a ~~10~~15% assumed state and local tax rate; provided however, that to the extent the actual tax liability of members in respect of Parent or such Borrower, as applicable, for a taxable year is less than the sum of the estimated payments described above for the year, then the excess will be deducted from the next quarterly tax distribution.

Taxes: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup witholdings), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

Term Loan: means, collectively, the Initial Term Loan and any Additional Term Loan.

Term Loan Commitment: for any Lender, the Initial Term Loan Commitment and/or the Additional Term Loan Commitment.

Term Loan Commitments: means the aggregate amount of such commitments of all Lenders.

Term Loan Maturity Date: the earlier to occur of (a) February 28, 2022, or (b) such other date on which the Obligations become due and payable pursuant to Section 10.

Term Priority Collateral: has the meaning specified therefor in the Intercreditor Agreement.

Term Priority Collateral Proceeds: the Proceeds of the Term Priority Collateral.

Third Amendment: means that certain Third Amendment to Financing Agreement, dated as of June 28, 2018, by and among the parties to this Agreement.

Third Amendment Effective Date: the meaning set forth in the Third Amendment.

Third Amendment Perfection Certificate: a certificate in form and substance satisfactory to the Agent providing information with respect to the property of each of Ultimate Parent, RDS Parent and Lark.

Tutto Marmo: means Tutto Marmo, Inc., a California corporation.

Tutto Marmo Acquisition: the consummation of the acquisition by AGM the Tutto Marmo Acquisition Assets pursuant to the terms of the Tutto Marmo Acquisition Agreement and the transactions in connection therewith.

Tutto Marmo Acquisition Agreement: that certain Asset Purchase Agreement among AGM, Tutto Marmo and the shareholders of Tutto Marmo.

Tutto Marmo Acquisition Assets: shall have the meaning of “Assets” as set forth in the Tutto Marmo Acquisition Agreement.

Tutto Marmo Acquisition Documents: the Tutto Marmo Acquisition Agreement, together with all other agreements, instruments and other documents entered into or delivered in connection with the Tutto Marmo Acquisition.

UCC: the Uniform Commercial Code as in effect in the State of New York or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.

Ultimate Parent: means Select Interior Concepts, Inc., a Delaware corporation.

Unfunded Pension Liability: the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to the Code, ERISA or the Pension Protection Act of 2006 for the applicable plan year.

U.S. Person: “United States Person” as defined in Section 7701(a)(30) of the Code.

U.S. Tax Compliance Certificate: as defined in Section 5.9.2(b)(iii).

Value: has the meaning assigned thereto in the Revolver Loan Agreement.

1.2Accounting Terms. Under the Loan Documents (except as otherwise specified herein), all accounting terms shall be interpreted, all accounting determinations shall be made, and all applicable financial statements shall be prepared, in accordance with GAAP applied on a basis consistent with those used in preparing the Financial Statements and using the same inventory valuation method as used in the Financial Statements, except for any change required or permitted by GAAP if Borrowers’ certified public accountants concur in such change, the change is disclosed to Agent, and all relevant provisions of the Loan Documents are amended in a manner reasonably satisfactory to Required Lenders to take into account the effects of the change. All financial statements delivered hereunder shall be prepared without giving effect to any election under Statement of Financial Accounting Standards 159 (or any similar accounting principle) permitting a Person to value its financial liabilities at the fair value thereof.

1.3Uniform Commercial Code. As used herein, the following terms are defined in accordance with the UCC in effect in the State of New York from time to time: “Account”, “Account Debtor,” “Chattel Paper,” “Commercial Tort Claim,” “Deposit Account,”

“Document,” “Electronic Chattel Paper,” “Equipment,” “Fixtures,” “General Intangibles,” “Goods,” “Instrument,” “Inventory,” “Investment Property,” “Letter-of-Credit Right” and “Supporting Obligation.”

1.4Certain Matters of Construction. The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, “from” means “from and including,” and “to” and “until” each mean “to but excluding.” The terms “including” and “include” shall mean “including, without limitation” and, for purposes of each Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision. Section titles appear as a matter of convenience only and shall not affect the interpretation of any Loan Document. All references to (a) laws include all related regulations, interpretations, supplements, amendments and successor provisions; (b) any document, instrument or agreement includes any modifications, extensions or renewals (to the extent permitted by the Loan Documents); (c) any section mean, unless the context otherwise requires, a section of this Agreement; (d) any exhibits or schedules mean, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated by reference; (e) any Person includes successors and assigns; (f) time of day means the time of day at Agent’s notice address under Section 13.4.1; or (g) discretion of Agent mean its sole and absolute discretion unless expressly provided otherwise. All references to Loans, Obligations and other amounts herein shall be denominated in Dollars, unless expressly provided otherwise, and all determinations (including calculations of financial covenants) made from time to time under the Loan Documents shall be made in light of the circumstances existing at such time. No provision of any Loan Documents shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision. Reference to a Borrower’s “knowledge” or similar concept means actual knowledge of a Senior Officer, or knowledge that a Senior Officer would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter.

1.5Time of Day. Unless otherwise specified, all references herein to times of day shall be references to ~~Central~~Eastern time (daylight or standard, as applicable).

1.6Effectiveness of Borrowers.

1.6.1AGM shall be the initial Borrower. Immediately upon the consummation of the Pental Acquisition, the execution and delivery of the signature pages of Pental and each of its Subsidiaries listed on the signature pages hereto pursuant to this Agreement shall become effective and Pental and each of its Subsidiaries listed on the signature pages hereto shall become a Borrower, and party to this Agreement.

2.	CREDIT FACILITIES

2.1Term Loan Commitment.

2.1.1Initial Term Loans. Each Lender agrees, severally on a Pro Rata basis up to its ~~Iniital~~Initial Term Loan Commitment, on the terms set forth herein, to make its portion of the Initial Term Loan to the Borrowers. The Initial Term Loan shall be funded by Lenders on the Closing Date. The Initial Term Loan Commitment of each Lender shall expire upon the funding by Lenders of the Initial Term Loan on the Closing Date. Once repaid, whether such repayment is voluntary or required, Initial Term Loans may not be reborrowed.

2.1.2Additional Term Loans. Subject to the terms and conditions and relying upon the representations and warranties herein set forth: (a) the Borrowers may, from time to time by written notice to the Agent, no later than three (3) Business Days prior to the consummation of any Specified Transaction (unless otherwise agreed by the Lenders), request to borrow an Additional Term Loan.

(b)each Lender agrees, severally on a Pro Rata basis up to its Additional Term Loan Commitment, on the terms set forth herein, to make its portion of the Additional Term Loan to the Borrowers.

(c)each Additional Term Loan shall be funded by the Lenders at any time on or after the Second Amendment Effective Date and prior to the Additional Term Loan Commitment Expiry Date, or until the reduction of its Additional Term Loan Commitment to zero in accordance with the terms hereof. Once repaid, whether such repayment is voluntary or required, the Additional Term Loan may not be reborrowed.

(d)each Additional Term Loan shall be in an amount not to exceed (i) in the case of a Specified Acquisition, 50% of the purchase price of any single Specified Acquisition or (ii) in the case of the RDS Intercompany Loan, $13,500,000; provided that the original aggregate principal amount of the Additional Term Loans shall not exceed the Additional Term Loan Commitments.

2.1.3Term Loan Records. The Term Loan made by each Lender and interest accruing thereon shall be evidenced by the records of Agent and such Lender.

2.1.4Use of Proceeds.

(a)The proceeds of the Initial Term Loan made on the Closing Date shall be used by the Borrowers solely (a) to refinance existing Debt of AGM under the Existing Term Loan Facility; (b) to refinance existing Debt of Pental under the Existing Pental Loan Facility; (c) to fund the Closing Date Dividend; (d) to repay existing Revolver Debt of AGM under the Revolver Loan Agreement in an amount equal to $11,000,000; (e) to pay a portion of the purchase price under the Pental Acquisition Agreement; (f) to pay fees and expenses in connection with the transactions contemplated by this Agreement; and (g) for working capital and general corporate purposes of the Borrowers.

(b)The proceeds of the Additional Term Loan shall be used by the Borrowers solely (a) to pay a portion of the purchase price with respect to a Specified Acquisition; (b) to repay existing Debt of any entity or asset acquired under a Specified Acquisition; (c) to fund a portion of the RDS Intercompany Loan; and (d) to pay fees and expenses in connection with the transactions contemplated by the Second Amendment.

3.	INTEREST, FEES AND CHARGES

3.1Interest.

3.1.1Rates and Payment of Interest.

(a)The Obligations shall bear interest (i) if a Base Rate Loan, at the Base Rate in effect from time to time, plus the Applicable Margin; (ii) if a LIBOR Loan, at LIBOR for the applicable Interest Period, plus the Applicable Margin; and (iii) if any other Obligation (including, to the extent permitted by law, interest not paid when due), at the LIBOR in effect from time to time, plus the Applicable Margin for LIBOR Loans.

(b)During an Insolvency Proceeding with respect to any Obligor, or during any other Event of Default if Required Lenders in their discretion so elect, Obligations shall bear interest at the Default Rate (whether before or after any judgment). Borrowers acknowledge that the cost and expense to Agent and Lenders due to an Event of Default are difficult to ascertain and that the Default Rate is fair and reasonable compensation for this.

(c)Interest shall accrue from the date a Loan is advanced or Obligation is incurred or payable, until paid in full by Borrowers. Interest accrued on the Loans shall be due and payable in arrears, (i) on the first Business Day of each month; (ii) on any date of prepayment, with respect to the principal amount of Loans being prepaid; and (iii) on the Term Loan Maturity Date. Interest accrued on any other Obligations shall be due and payable as provided in the Loan Documents and, if no payment date is specified, shall be due and payable on demand. Notwithstanding the foregoing, interest accrued at the Default Rate shall be due and payable on demand.

3.2Fees.

(a)Closing Fee. On or prior to the Closing Date, the Borrowers shall pay to the Agent for the account of the Lenders, in accordance with a written agreement among the Agent and the Lenders, a non-refundable closing fee (the “Closing Fee”) equal to $2,100,000, which shall be deemed fully earned when paid.

(b)Loan Servicing Fee. From and after the Closing Date and until the Term Loan Maturity Date, the Borrowers shall pay to the Agent for the account of the Agent, a non-refundable loan servicing fee (the “Loan Servicing Fee”) equal to an aggregate amount of $6,000 each month, which shall be deemed fully earned when paid and which shall be pro rated for any partial month and payable monthly in arrears on the first day of each calendar month, commencing on April 1, 2017.

(c)Additional Term Loan Funding Fee. On or prior to date of any funding of an Additional Term Loan pursuant to the terms of this Agreement (each, an “Additional Term Loan Funding Date”), the Borrowers shall pay to the Agent for the account of the Lenders, in accordance with a written agreement among the Agent and the Lenders, a non-refundable fee equal to 0.50% of the principal amount of the Additional Term Loan funded on such Additional Term Loan Funding Date, which shall be deemed fully earned on the Additional Term Loan Funding Date to which it relates.

3.3Computation of Interest, Fees, Yield Protection. All interest, fees and other charges calculated on a per annum basis, shall be computed for the actual days elapsed, based on a year of 360 days. Each determination by Agent of any interest, fees or interest rate hereunder shall be final, conclusive and binding for all purposes, absent manifest error. All fees shall be fully earned when due and shall not be subject to rebate, refund or proration. All fees payable under Section 3.2 are compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money. A certificate as to amounts payable by Borrowers under Section 3.4, 3.6, 3.7, 3.9 or 5.8, submitted to Borrowers by Agent or the affected Lender shall be final, conclusive and binding for all purposes, absent manifest error, and Borrowers shall pay such amounts to the appropriate party within 30 days following receipt of such certificate.

3.4Reimbursement Obligations. Borrowers shall pay all Extraordinary Expenses promptly upon request. Borrowers also shall reimburse Agent for all reasonable and documented out-of-pocket legal, accounting, appraisal, consulting, and other fees, costs and expenses incurred by it in connection with (a) negotiation and preparation of any Loan Documents, including any amendment or other modification thereof; (b) administration of and actions relating to any Collateral, Loan Documents and transactions contemplated thereby, including any actions taken to perfect or maintain priority of Agent’s Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral; and (c) subject to the limits of Section 9.1.1(b), each examination, inspection, audit or appraisal with respect to any Obligor or Collateral, whether prepared by Agent’s personnel or a third party. All legal, accounting and consulting fees shall be charged to Borrowers by Agent Professionals at their full hourly rates, regardless of any alternative fee arrangements that Agent, any Lender or any of their Affiliates may have with such professionals that otherwise might apply to this or any other transaction. Borrowers acknowledge that counsel may provide Agent with a benefit (such as a discount, credit or accommodation for other matters) based on counsel’s overall relationship with Agent, including fees paid hereunder. All amounts payable by Borrowers under this Section shall be due on demand.

3.5Illegality. If any Lender determines that any change in Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund LIBOR Loans, or to determine or charge interest rates based upon LIBOR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to Borrowers, any obligation of such Lender to make or continue LIBOR Loans shall be suspended until such Lender notifies Borrowers that the circumstances giving rise to such determination no longer exist. Upon delivery of such notice, Borrowers shall convert all LIBOR Loans of such Lender to

Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain LIBOR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain LIBOR Loans. Upon any such prepayment or conversion, Borrowers shall also pay accrued interest on the amount so prepaid or converted.

3.6Inability to Determine Rates. Agent will promptly notify Borrowers and Lenders if in connection with any Loan (a) Agent determines that (i) Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable Loan amount or Interest Period or (ii) adequate and reasonable means do not exist for determining LIBOR for the applicable Interest Period, or (c) Agent or Required Lenders determine for any reason that LIBOR for the Interest Period does not adequately and fairly reflect the cost to Lenders of funding the Loan. Thereafter, Lenders’ obligations to make or maintain affected LIBOR Loans and utilization of the LIBOR component (if affected) in determining Base Rate shall be suspended until Agent (upon instruction by Required Lenders) revokes the notice. Upon receipt of such notice, Borrowers may revoke any pending request for a Borrowing or continuation of a LIBOR Loan or, failing that, will be deemed to have submitted a request for a Base Rate Loan.

3.7Increased Costs; Capital Adequacy.

3.7.1Increased Costs Generally. If any Change in Law shall:

(a)impose, modify or deem applicable any reserve, liquidity, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in LIBOR);

(b) subject any Recipient to Taxes (other than (i) Indemnified Taxes, (ii) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (iii) Connection Income Taxes) with respect to any Loan, Commitment or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(c)impose on any Lender or any interbank market any other condition, cost or expense (other than Taxes) affecting any Loan, Commitment or Loan Document;

and the result in clause (a), (b) or (c) above shall be to increase the cost to any Lender of making or maintaining any Loan or Commitment, or converting to or continuing any interest option for a Loan or to reduce the amount of any sum received or receivable by a Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered. Notwithstanding anything contrary in this Agreement or any of the Loan Documents, Borrower shall not be required to compensate or pay additional or increased amounts pursuant to Section 3.5 or this Section 3.7 that arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of any Lender or any company or Person controlling any such Lender and any participant of any such Lender’s rights hereunder or any successors or assignees thereof.

3.7.2Capital Requirements. If a Lender determines that a Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s, or holding company’s capital as a consequence of this Agreement, or such Lender’s Commitments or Loans to a level below that which such Lender or such holding company could have achieved but for such Change in Law (taking into consideration its policies with respect to capital adequacy), then from time to time Borrowers will pay to such Lender such additional amounts as will compensate it or its holding company for the reduction suffered.

3.7.3LIBOR Loan Reserves. If any Lender is required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, Borrowers shall pay additional interest to such Lender on each LIBOR Loan equal to the costs of such reserves allocated to the Loan by the Lender (as determined by it in good faith, which determination shall be conclusive). The additional interest shall be due and payable on each interest payment date for the Loan; provided, however, that if the Lender notifies Borrowers (with a copy to Agent) of the additional interest less than 10 days prior to the interest payment date, then the additional interest shall be payable 10 days after Borrowers’ receipt of the notice.

3.7.4Compensation. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of its right to demand such compensation, but Borrowers shall not be required to compensate such Lender for any increased costs or reductions suffered more than six months (plus any period of retroactivity of the Change in Law giving rise to the demand) prior to the date that the Lender notifies Borrowers of the applicable Change in Law and of such Lender’s intention to claim compensation therefor.

3.8Mitigation Obligations; Replacement of Lenders.

3.8.1~~Mitigation~~Designation of a Different Lending Office. If any Lender gives a notice under Section 3.5 or requests compensation under Section 3.7, or if Borrowers are required to pay any Indemnified Taxes or additional amounts with respect to a Lender under Section 5.8, then at the request of Borrowers, such Lender shall use reasonable efforts to designate a different Lending Office or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate the need for such notice or eliminate or reduce amounts payable or to be withheld in the future, as applicable; and (b) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to it or unlawful. Borrowers shall pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

3.8.2Replacement of Lenders. If any Lender gives a notice under Section 3.5 or requests compensation under Section 3.7 or if Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.9 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.8.1, then Borrower may, at its sole expense and effort, upon notice to such Lender, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.1.1, all of its interests, rights (other than its existing rights to payments pursuant to Section 3.5, Section 3.7 or Section 5.9) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(a)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.9) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(b)in the case of any such assignment resulting from a claim for compensation under Section 3.7 or payments required to be made pursuant to Section 5.9, such assignment will result in a reduction in such compensation or payments thereafter; and

(c)such assignment does not conflict with Applicable Law.

Prior to the effective date of such assignment, the assigning Lender shall execute and deliver an Assignment and Acceptance, subject only to the conditions set forth above. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.

3.9 Funding Losses. If for any reason (a) any repayment or conversion of a LIBOR Loan occurs on a day other than the end of its Interest Period, (b) Borrowers fail to repay a LIBOR Loan when required hereunder, or (c) a Lender (other than a Defaulting Lender) is required to assign a LIBOR Loan prior to the end of its Interest Period pursuant to Section 12.4, then Borrowers shall pay to Agent its customary administrative charge and to each Lender all resulting losses and expenses, including loss of anticipated profits and any loss, expense or fee arising from redeployment of funds or termination of match fundings (but excluding any and all Taxes). For purposes of calculating amounts payable under this Section, each Lender shall be deemed to have funded a LIBOR Loan by a matching deposit or other borrowing in the London interbank market for a comparable amount and period, whether or not the Loan was in fact so funded.

3.10Maximum Interest. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (“maximum rate”). If Agent or any Lender shall receive interest in an amount that exceeds the maximum rate, the excess interest shall be applied to the principal of the Obligations or, if it exceeds such unpaid principal, refunded to Borrowers. In determining whether the interest contracted for, charged or received by Agent or a Lender exceeds the maximum rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

4.	LOAN ADMINISTRATION

4.1Intentionally Omitted.

4.2Defaulting Lender. Notwithstanding anything herein to the contrary.

4.2.1Reallocation of Pro Rata Share; Amendments. For purposes of determining Lenders’ obligations or rights to fund, participate in or receive collections with respect to Loans, Agent may in its discretion reallocate Pro Rata shares by excluding the Commitments and Loans of a Defaulting Lender from the calculation of such shares. A Defaulting Lender shall have no right to vote on any amendment, waiver or other modification of a Loan Document, except as provided in Section 13.1.1(c).

4.2.2Payments; Fees. Agent may, in its Permitted Discretion, receive and retain any amounts payable to a Defaulting Lender under the Loan Documents, and a Defaulting Lender shall be deemed to have assigned to Agent such amounts until all Obligations owing to Agent, non-Defaulting Lenders and other Secured Parties have been paid in full in cash. Agent may use such amounts to cover the Defaulting Lender’s defaulted obligations or to readvance the amounts to Borrowers. A Lender shall not be entitled to receive any fees accruing hereunder during the period in which it is a Defaulting Lender.

4.2.3Status; Cure. Agent may determine in its Permitted Discretion that a Lender constitutes a Defaulting Lender and the effective date of such status shall be conclusive and binding on all parties, absent manifest error. Borrowers and Agent may agree in writing that a Lender has ceased to be a Defaulting Lender, whereupon Pro Rata shares shall be reallocated without exclusion of the reinstated Lender’s Commitments and Loans among Lenders and settled by Agent (with appropriate payments by the reinstated Lender, including payment of any breakage costs for reallocated LIBOR Loans) in accordance with the readjusted Pro Rata shares. Unless expressly agreed by Borrowers and Agent, no reinstatement of a Defaulting Lender shall constitute a waiver or release of claims against such Lender. The failure of any Lender to fund a Loan or otherwise to perform obligations hereunder shall not relieve any other Lender of its obligations under any Loan Document, and no Lender shall be responsible for default by another Lender.

4.3Intentionally Omitted.

4.4One Obligation. The Loans and other Obligations shall constitute one general obligation of Borrowers and are secured by Agent’s Lien on all Collateral.

4.5Effect of Termination. Until Full Payment of the Obligations, all undertakings of Borrowers contained in the Loan Documents shall continue, and Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents. Agent shall not be required to terminate its Liens unless it receives Cash Collateral or a written agreement, in each case satisfactory to it, protecting Agent and Lenders from dishonor or return of any Payment Item previously applied to the Obligations. Sections 3.4, 3.6, 3.7, 3.9, 5.5, 5.7, 5.8, 5.9, 11, 13.3, this Section, and each indemnity or waiver given by an Obligor in any Loan Document, shall survive Full Payment of the Obligations.

5.PAYMENTS

5.1General Payment Provisions. ~~All~~Subject to Section 5.9, all payments of Obligations shall be made in Dollars, without offset, counterclaim or defense of any kind, ~~free and clear of (and without deduction for) any Taxes,~~ and in immediately available funds, not later than 12:00 noon on the due date. Any payment after such time shall be deemed made on the next Business Day. Any payment of a LIBOR Loan prior to the end of its Interest Period shall be accompanied by all amounts due under Section 3.9. Borrowers agree that Agent shall have the continuing, exclusive right to apply and reapply payments and proceeds of Collateral against Obligations, in such manner as Agent deems advisable, but whenever possible, any prepayment of Loans shall be applied first to Base Rate Loans and then to LIBOR Loans.

5.2Repayment of Term Loans.

5.2.1Payment of Principal. The principal amount of the Term Loan shall be repayable in consecutive quarterly installments, equal to $262,500 per quarter, each such installment to be due and payable, in arrears, on the first day of the following Fiscal Quarter, with the first such payment payable on July 1, 2017. On the Term Loan Maturity Date, all unpaid principal, interest and other amounts owing with respect to the Term Loans shall be due and payable in full. Each installment shall be paid to Agent for the Pro Rata benefit of Lenders. Once repaid, whether such repayment is voluntary or required, Term Loans may not be reborrowed.

5.2.2Mandatory Prepayments.

(a)Within five days after delivery to Agent of Borrowers’ audited annual financial statements pursuant to Section 9.1.2 (the “ECF Payment Date”), commencing with the delivery to Agent of the audited annual financial statements for the Fiscal Year ending December 31, 2017, Borrowers shall (i) deliver to Agent a written calculation of Excess Cash Flow for such Fiscal Year, certified by a Senior Officer of the Ultimate Parent, and (ii) (A) if the Leverage Ratio is greater than 3.25:1.00 as of the last day of such Fiscal Year, prepay the outstanding principal amount of the Term Loans in an amount equal to the result of (to the extent positive) (1) 75% of the Excess Cash Flow of the Ultimate Parent and its Subsidiaries for such Fiscal Year minus (2) the aggregate principal amount of all payments made by the Borrowers pursuant to Section 5.2.3 for such Fiscal Year or, at the option of the Borrowers, prior to the ECF Payment Date, so long as, to the extent any deduction is made pursuant to the foregoing clause (2) after such Fiscal Year and prior to when such Excess Cash Flow prepayment is due, such prepayment shall not be deducted with respect to the Excess Cash Flow prepayment for the succeeding Fiscal Year, or (B) if the Leverage Ratio is less than or equal to 3.25:1.00 as of the last day of such Fiscal Year, prepay the outstanding principal amount of the Term Loans in an amount equal to the result of (to the extent positive) (1) 50% of the Excess Cash Flow of the Ultimate Parent and its Subsidiaries for such Fiscal Year minus (2) the aggregate principal amount of all payments made by the Borrowers pursuant to Section 5.2.3 for such Fiscal Year or, at the option of the Borrowers, prior to the ECF Payment Date, so long as, to the extent any deduction is made pursuant to the foregoing clause (2) after such Fiscal Year and prior to when such Excess Cash Flow prepayment is due, such prepayment shall not be deducted with respect to the Excess Cash Flow prepayment for the succeeding Fiscal Year (the “Excess Cash Flow Payment Amount”); provided, that if the Payment Conditions are not satisfied at the time such payment is due, Borrowers shall pay such portion of the Excess Cash Flow Payment Amount permitted to be paid on such date, if any, and shall on the first day of each month thereafter, pay such portion of the unpaid amount of the Excess Cash Flow Payment Amount permitted to be paid such that the Payment Conditions are satisfied until such time as the entire Excess Cash Flow Payment Amount has been paid in full;

(b)Concurrently with any disposition of assets of an Obligor in excess of $750,000 in any Fiscal Year (excluding the sale or other transfer of Inventory and Accounts in the Ordinary Course of Business), Borrowers shall prepay the Term Loan in an amount equal to the Net Proceeds of such disposition; provided that so long as no Event of Default shall have occurred and be continuing, the recipient of any such Net Proceeds may reinvest such Net Proceeds within (i) 180 days of such disposition in replacement assets performing the same or similar functions; or (ii) within 270 days of such disposition if Borrowers have entered into a binding commitment to make such reinvestment in replacement assets performing the same or similar functions within the 180 day period referred to in clause (i) provided that, (A) to the extent such disposition relates to ABL Priority Collateral, such ABL Priority Collateral Proceeds shall be applied (i) first, to Revolver Debt until paid in full and (ii) second, to the Term Loans until paid in full and (B) to the extent such disposition relates to Term Priority Collateral, such Term Priority Collateral Proceeds shall be applied (i) first, to the Term Loan until paid in full and (ii) second, to the Revolver Debt until paid in full;

(c)Concurrently with the receipt by any Obligor of any proceeds of any insurance or condemnation award in excess of $2,500,000, the recipient of such proceeds shall prepay the Term Loan in an amount equal to such proceeds; provided that so long as no Event of Default shall have occurred and be continuing, the recipient of any such proceeds may reinvest such proceeds (only to the extent that the aggregate amount of such proceeds from any single casualty or condemnation award do not exceed $7,000,000) within (i) 180 days of such disposition in replacement assets performing the same or similar functions or (ii) within 270 days of such disposition if Borrowers have entered into a binding commitment to make such reinvestment in replacement assets performing the same or similar functions within the 180 day period referred to in clause (i); provided that, (A) to the extent such proceeds of insurance or condemnation award relates to ABL Priority Collateral, such ABL Priority Collateral Proceeds shall be applied (i) first, to Revolver Debt until paid in full and (ii) second, to the Term Loans until paid in full and (B) to the extent such proceeds of insurance or condemnation award relates to Term Priority Collateral, such Term Priority Collateral Proceeds shall be applied (i) first, to the Term Loan until paid in full and (ii) second, to the Revolver Debt until paid in full;

(d)Concurrently with any issuance of Equity Interests (including issuances of Equity Interests constituting Equity Cure Contributions, but excluding issuances of Equity Interests constituting “Equity Cure Contributions” (as defined in the Revolver Loan Agreement)) by any Obligor, Borrowers shall prepay the Term Loan in an amount equal to the net proceeds of such issuance;

(e)Concurrently with any issuance of Debt (other than Debt permitted by Section 9.2.1) by any Obligor, Borrowers shall prepay the Term Loan in an amount equal to the net proceeds of such issuance;

(f)[reserved];

(g)Concurrently with the receipt of any Extraordinary Receipts by any Obligor, Borrowers shall prepay Term Loans in an amount equal to such proceeds; provided that to the extent such proceeds relates to ABL Priority Collateral, such ABL Priority Collateral Proceeds shall be applied (i) first, to Revolver Debt until paid in full and (ii) second, to the Term Loans until paid in full.

5.2.3Optional Prepayments. Borrowers may, at their option, upon two Business Days prior written notice to Agent, from time to time, prepay the Term Loans, which prepayment must be at least $250,000, plus any increment of $100,000 in excess thereof. Borrowers shall give written notice to Agent of an intended prepayment of Term Loans, which notice shall specify the amount of the prepayment, shall be irrevocable once given.

5.2.4Premium; Interest; Application of Prepayments. (a) (i) Any optional prepayment of the Term Loans pursuant to Section 5.2.3 (other than a prepayment arising in connection with a Change of Control, an initial public offering of the equity interests of any Obligor or the sale of all or substantially all assets of the Borrowers), shall, be accompanied by a prepayment premium equal to: (A) with respect to any such prepayments made prior to the first anniversary of the Closing Date, 3.00% of the principal amount of the Term Loan so prepaid, (B) with respect to any such prepayments made on or after the first anniversary of the Closing Date but prior to the second anniversary of the Closing Date, 1.00% of the principal amount of the Term Loan so prepaid and (C) thereafter, zero; and (ii) any prepayment of the Term Loans arising in connection with a Change of Control, an initial public offering of the equity interests of any Obligor or the sale of all or substantially all assets of the Borrowers shall, in each case, be accompanied by a prepayment premium equal to: (A) with respect to any such prepayments made prior to the first anniversary of the Closing Date, 1.00% of the principal amount of the Term Loan so prepaid, and (B) thereafter, zero. Each prepayment of Term Loans pursuant to Section 5.2 shall be accompanied by all interest accrued thereon and any amounts payable under Section 3.9, and shall be applied to principal in inverse order of maturity.

(b)In the event of the termination of this Agreement and repayment of the Term Loans at any time prior to the second anniversary of the Closing Date as a result of (i) termination upon the election of the Required Lenders to terminate after the occurrence and during the continuation of an Event of Default, (ii) foreclosure and sale of all of the Collateral, (iii) sale of the Collateral in any Insolvency Proceeding, or (iv) restructuring, reorganization, or compromise of the Obligations by the confirmation of a plan of reorganization or any other plan of compromise, restructuring, or arrangement in any Insolvency Proceeding, then the Borrowers shall pay to the Agent, for the account of the Lenders, the prepayment premium specified in Section 5.2.4(a), if any, measured as of the date of such repayment.

5.3Payment of Other Obligations. Obligations other than Loans, including Extraordinary Expenses, shall be paid by Borrowers as provided in the Loan Documents or, if no payment date is specified, on demand.

5.4Intentionally Omitted.

5.5Marshaling; Payments Set Aside. None of Agent or Lenders shall be under any obligation to marshal any assets in favor of any Obligor or against any Obligations. If any payment by or on behalf of Borrowers is made to Agent or any Lender, or if Agent or any Lender exercises a right of setoff, and any of such payment or setoff is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agent or a Lender in its discretion) to be repaid to a trustee, receiver or any other Person, then the Obligation originally intended to be satisfied, and all Liens, rights and remedies relating thereto, shall be revived and continued in full force and effect as if such payment or setoff had not occurred.

5.6Application of Payments.

5.6.1Application. Payments made by Borrowers hereunder shall be applied: (a) first, as specifically required hereby; (b) second, to Obligations then due and owing; (c) third, to other Obligations specified by Borrowers; and (d) fourth, as determined by Agent in its discretion.

5.6.2Post-Default Allocation. Subject to the Intercreditor Agreement, after the occurrence and during the continuance of an Event of Default, the Agent may, and upon the direction of the Agent or the Required Lenders shall, apply all payments in respect of any Obligations and all proceeds of the Collateral as follows:

(a)except to the extent provided in clause (b) below, (A) first, ratably to pay the Obligations in respect of any fees, expense reimbursements, indemnities and other amounts then due and payable to the Agent until paid in full; (B) second, ratably to pay the Obligations in respect of any fees (excluding any fees or premiums owed pursuant to Section 5.2.4 hereunder), expense reimbursements and indemnities then due and payable to the Lenders until paid in full; (C) third, ratably to pay interest then due and payable in respect of the Term Loan until paid in full; (D) fourth, ratably to pay principal of the Term Loan until paid in full; (E) fifth, ratably to pay any fees or premiums owed pursuant to Section 5.2.4 hereunder then due and payable until paid in full; (F) sixth, to the ratable payment of all other Obligations then due and payable until paid in full; and

(b)with respect to the Proceeds of any disposition of all or substantially all of the assets or Equity Interests of any Person or any insurance, which disposition or proceeds of insurance includes both (x) ABL Priority Collateral and (y) Term Priority Collateral, such Proceeds and payments using such Proceeds shall be applied in a manner mutually determined by the Agent and the Revolver Agent acting reasonably and in good faith.

Amounts shall be applied to payment of each category of Obligations only after Full Payment of amounts payable from time to time under all preceding categories. If amounts are insufficient to satisfy a category, they shall be paid ratably among outstanding Obligations in the category. The allocations set forth in clauses (a) and (b) above in this Section are solely to determine the rights and priorities among Secured Parties, and may be changed by agreement of the affected Secured Parties, without the consent of any Obligor. Clauses (a) and (b) above in this Section are not for the benefit of or enforceable by any Obligor, and each Obligor irrevocably waives the right to direct the application of any payments or Collateral proceeds subject to this Section.

5.6.3Erroneous Application. Agent shall not be liable for any application of amounts made by it in good faith and, if any such application is subsequently determined to have been made in error, the sole recourse of any Lender or other Person to which such amount should have been made shall be to recover the amount from the Person that actually received it (and, if such amount was received by a Secured Party, the Secured Party agrees to return it).

5.7Account Stated. Agent shall maintain, in accordance with its customary practices, loan account(s) evidencing the Debt of Borrowers hereunder. Any failure of Agent to record anything in a loan account, or any error in doing so, shall not limit or otherwise affect the obligation of Borrowers to pay any amount owing hereunder. Entries made in a loan account shall constitute presumptive evidence of the information contained therein. If any information contained in a loan account is provided to or inspected by any Person, the information shall be conclusive and binding on such Person for all purposes absent manifest error, except to the extent such Person notifies Agent in writing within 30 days after receipt or inspection that specific information is subject to dispute.

5.8Taxes.

5.8.1Payments Free of Taxes; Obligation to Withhold; Tax Payment.

~~(a)~~ Any and all ~~All~~ payments ~~of Obligations by Obligors~~ by or on account of any Obligation of any Obligor under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined ~~by Agent in its~~in the good faith discretion of the Obligor) requires the deduction or withholding of any Tax from any such payment by ~~Agent or an~~the Obligor, then ~~Agent or such~~the Obligor shall be entitled to make such deduction or withholding ~~based on information and documentation provided pursuant to this Section 5.8.1.~~

~~(b)~~ and ~~If Agent or any Obligor is required by any Applicable Law other than the Code to withhold or deduct Taxes from any payment, then (i) Agent or such Obligor, to the extent required by Applicable Law,~~shall timely pay the full amount ~~to be~~deducted or withheld ~~or deducted~~ to the relevant Governmental Authority~~, and (ii) to the extent the withholding or deduction is made on account of~~ in accordance with Applicable Law and, if such Tax is an Indemnified ~~Taxes~~Tax, then the sum payable by the ~~applicable~~ Obligor shall be increased as necessary so that ~~the~~after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such ~~withholding or~~ deduction or withholding been made.

5.8.2Payment of Other Taxes. Without limiting the foregoing, Obligors shall timely pay to the relevant Governmental Authority in accordance with Applicable Law or, at Agent’s option, timely reimburse Agent for payment of any Other Taxes.

5.8.3Tax Indemnification.

(a)Obligors shall indemnify and hold harmless, on a joint and several basis, each Recipient against any Indemnified Taxes (including those imposed or asserted on or attributable to amounts payable under this Section) payable or paid by a Recipient or required to be withheld or deducted from a payment to a Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Obligor shall make payment within 10 days after demand for any amount or liability payable under this Section. A certificate as to the amount of such payment or liability delivered to Borrowers by a Lender (with a copy to Agent) or by Agent on its own behalf or on behalf of any Recipient, shall be conclusive absent manifest error.

(b)Each Lender shall indemnify and hold harmless, on a several basis, Agent against (i) any Indemnified Taxes attributable to such Lender (but only to the extent any Obligor has not already paid or reimbursed Agent therefor and without limiting the Obligors’ obligation to do so), (ii) any Taxes attributable to such Lender’s maintenance of a Participant Register as required hereunder, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Agent in connection with any Obligations, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Lender shall make payment within 10 days after demand for any amount or liability payable under this Section 5.8.3(b). A certificate as to the amount of such payment or liability delivered to any Lender by Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this Section 5.8.3(b).

5.8.4Evidence of Payments. ~~If Agent or~~As soon as practicable after any payment of Taxes by an Obligor ~~pays any Taxes~~to a Governmental Authority pursuant to this Section, ~~then upon request, Agent or Borrowers, as applicable,~~such Obligor shall deliver to the ~~other a~~Agent the original or a certified copy of a receipt issued by ~~the appropriate~~such Governmental Authority evidencing ~~the~~such payment, a copy of ~~any~~the return ~~required by Applicable Law to report the~~reporting such payment~~,~~ or other evidence of such payment reasonably satisfactory to the ~~requesting party~~Agent.

5.8.5Treatment of Certain Refunds. Unless required by Applicable Law, at no time shall Agent have any obligation to file for or otherwise pursue on behalf of a Lender, nor have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of a Lender. If a Recipient determines in its discretion that it has received a refund of any Taxes as to which it has been indemnified by an Obligor or with respect to which an Obligor has paid additional amounts pursuant to this Section, it shall pay the indemnifying Obligor an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Obligor with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Obligor agrees, upon request by the Recipient, to repay the amount paid over to such Obligor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient if the Recipient is required to repay such refund to the Governmental Authority. Notwithstanding anything in this Section 5.8.5 to the contrary, no Recipient shall be required to pay any amount to any Obligor if such payment would place the Recipient in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. In no event shall Agent or any Recipient be required to make its Tax returns (or any other information relating to its Taxes that it deems confidential) available to any Obligor or other Person.

5.8.6Survival. Each party’s obligations under Sections 5.8 and 5.9 shall survive the resignation or replacement of Agent or any assignment of rights by or replacement of a Lender, the termination of the Commitments, and the repayment, satisfaction, discharge or Full Payment of any Obligations.

5.8.7Defined Terms. For purposes of Section 5.8 and 5.9, references to the term “Applicable Law” include FATCA.

5.9Lender Tax Information.

5.9.1Status of Lenders. Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments ~~of Obligations~~made under any Loan Document shall deliver to ~~Borrowers and Agent~~AGM, at the time or times reasonably requested by ~~Borrowers or Agent and at the time or times prescribed by Applicable Law,~~AGM such properly completed and executed documentation reasonably requested by ~~Borrowers or Agent or prescribed by Applicable Law~~AGM as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by ~~Borrowers or Agent~~AGM, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by ~~Borrowers or Agent to~~AGM as will enable ~~them~~AGM to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding ~~the foregoing,~~anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation ~~described~~set forth in Sections 5.9.2(a), (b) and (d)) shall not be required if a Lender reasonably believes ~~delivery of the documentation~~such completion, execution or submission would subject ~~it~~such Lender to any material unreimbursed cost or expense or would materially prejudice ~~its~~the legal or commercial position of such Lender.

5.9.2Documentation. Without limiting the generality of the foregoing, if any Borrower is a U.S. Person,

(a)Any Lender that is a U.S. Person shall deliver to ~~Borrowers~~Borrower and Agent on or ~~prior to~~about the date on which such Lender becomes a Lender ~~hereunder~~under this Agreement (and from time to time thereafter upon the reasonable request of ~~Borrowers~~Borrower or Agent), executed ~~originals~~copies of IRS Form W-9 (or applicable successor form)~~,~~ certifying that such Lender is exempt from U.S. federal backup withholding ~~Tax~~tax;

(b)Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrowers and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request of Borrowers or Agent), whichever of the following is applicable:

(i)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or applicable successor form), establishing an exemption from or reduction of U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty, and (y) with respect to other payments under the Loan Documents, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or applicable successor form), establishing an exemption from or reduction of U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii)executed originals of IRS Form W-8ECI (or applicable successor form);

(iii)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate in form satisfactory to Agent to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (“U.S. Tax Compliance Certificate”), and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or applicable successor form); or

(iv)to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, (or applicable successor form), a U.S. Tax Compliance Certificate in form satisfactory to Agent, IRS Form W-9 (or applicable successor form), and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

(c)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrowers and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder (and from time to time thereafter upon the reasonable request of Borrowers or Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit Borrowers or Agent to determine the withholding or deduction required to be made; and

(d)if payment of an Obligation made to a Lender would be subject to U.S. ~~federal withholding~~ Tax or a penalty imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section

1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrowers and Agent at the time(s) prescribed by law and ~~otherwise as~~ at such times or times reasonably requested by Borrowers or other Obligors or Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrowers, Obligors or Agent as may be necessary for them to comply with their obligations under FATCA and to determine that such Lender has complied with its obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (d), "FATCA" shall include any amendments made to FATCA after the date hereof.

5.9.3Redelivery of Documentation. If any form or certification previously delivered by a Lender pursuant to this Section expires or becomes obsolete or inaccurate in any respect, such Lender shall promptly update the form or certification or notify Borrowers and Agent in writing of its inability to do so.

6.	CONDITIONS PRECEDENT

6.1Conditions Precedent to Initial Term Loans. In addition to the conditions set forth in Section 6.2, Lenders shall not be required to fund any requested Initial Term Loan or otherwise extend credit to Borrowers hereunder, until the date (“Closing Date”) that each of the conditions precedent set forth on Exhibit C has been satisfied.

6.2Conditions Precedent to All Credit Extensions. Agent and Lenders shall not be required to fund any Loans after the Closing Date or grant any other accommodation to or for the benefit of Borrowers, unless the following conditions are satisfied:

(a)No Default or Event of Default shall have occurred and be continuing on ~~the~~ the applicable Additional Term Loan Funding Date or would result from this Agreement or the other Loan Documents becoming effective in accordance with its or their respective terms.

(b)The representations and warranties of each Obligor in each Loan Document, certificate or other writing delivered to any Secured Party pursuant hereto or thereto on or prior to the applicable Additional Term Loan Funding Date shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to materiality or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of the applicable Additional Term Loan Funding Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date); and

(c)No event shall have occurred or circumstance exist that has or could reasonably be expected to have a Material Adverse Effect.

Each request (or deemed request) by Borrowers for funding of an Additional Term Loan shall constitute a representation by Borrowers that the foregoing conditions are satisfied on the date of such request and on the date of such funding.

6.3Conditions Precedent to Additional Term Loans. In addition to the conditions set forth in Section 6.2, Lenders shall not be required to fund any requested Additional Term Loan or otherwise extend credit to Borrowers hereunder, until the date that each of the conditions precedent set forth on Exhibit H has been satisfied.

7.	CERTAIN COLLATERAL/FURTHER ASSURANCES

7.1Real Estate Collateral.

7.1.1Lien on Real Estate. If any Obligor hereafter acquires any interest in Real Estate with a value in excess of $1,000,000, such Obligor shall, within 60 days (or such later date in Agent’s reasonable discretion), execute, deliver and record a Mortgage sufficient to create a first priority Lien in favor of Agent on such Real Estate, and shall deliver all Related Real Estate Documents.

7.1.2Collateral Assignment of Leases. To further secure the prompt payment and performance of its Obligations, each Obligor hereby transfers and assigns to Agent all of such Obligor’s right, title and interest in, to and under all now or hereafter existing leases of real Property to which such Obligor is a party, whether as lessor or lessee, and all extensions, renewals, modifications and proceeds thereof.

7.2Cash Collateral. Cash Collateral may be invested, at Agent’s discretion (and with the prior written consent of Borrowers, as long as no Event of Default exists), but Agent shall have no duty to do so, regardless of any agreement or course of dealing with Borrowers, and shall have no responsibility for any investment or loss. As security for their Obligations, Borrowers hereby grant to Agent, for the benefit of Secured Parties, a security interest in and Lien upon all Cash Collateral held from time to time and all proceeds thereof, whether held in a Cash Collateral Account or otherwise. Agent may apply Cash Collateral to the payment of Obligations as they become due, in such order as Agent may elect. Each Cash Collateral Account and all Cash Collateral shall be under the sole dominion and control of Agent, and neither Borrowers nor any other Person (other than the applicable depository bank) shall have any right to any Cash Collateral, until Full Payment of the Obligations.

7.3Extent of Liens. All Liens granted to Agent under the Loan Documents are for the benefit of Secured Parties. Borrowers authorize Agent to file any financing statement that describes the Collateral as “all assets” or “all personal property” of Borrowers, or words to similar effect, and ratifies any action taken by Agent before the Closing Date to effect or perfect its Lien on any Collateral.

8.	REPRESENTATIONS AND WARRANTIES

8.1General Representations and Warranties. To induce Agent and Lenders to enter into this Agreement and to make available the Commitments and Loans, each Borrower represents and warrants to Agent and Lenders that:

8.1.1Organization and Qualification. Each Obligor and its Subsidiaries, is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization. Each Obligor and its Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except (solely for the purposes of this subclause) where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.

8.1.2Power and Authority. Each Obligor and its Subsidiaries are duly authorized to execute, deliver and perform each Loan Document to which it is or will be a party. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action, and do not (a) require any consent or approval of any holders of Equity Interests of any Obligor or any Subsidiary of an Obligor, except those already obtained; (b) contravene the Organic Documents of any Obligor or any Subsidiary of an Obligor; (c) violate or cause a default under any Applicable Law or Material Contract; or (d) result in or require the imposition of a Lien (other than Permitted Liens) on Borrower’s Property.

8.1.3Enforceability. This Agreement is, and each other Loan Document to which any Obligor is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of each Obligor party thereto, enforceable against such Obligor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

8.1.4Capital Structure. On the ~~Closing~~Third Amendment Effective Date, after giving effect to the transactions contemplated hereby to occur on the ~~Closing~~Third Amendment Effective Date, Schedule 8.1.4 shows, for Ultimate Parent and its Subsidiaries, its name, jurisdiction of organization, authorized and issued Equity Interests, holders of its Equity Interests, and agreements binding on such holders with respect to such Equity Interests. Except as disclosed on Schedule 8.1.4, in the five years preceding the Closing Date, no Borrower or Subsidiary has acquired any substantial assets from any other Person nor been the surviving entity in a merger or combination. Each Borrower has good title to its Equity Interests in its Subsidiaries (if any), subject only to Agent's Lien and Liens securing the Revolver Debt, and all such Equity Interests are duly issued, fully paid and non-assessable. Except as set forth on Schedule 8.1.4, there are no outstanding purchase options, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney relating to Equity Interests of Borrowers or their Subsidiaries.

8.1.5Title to Properties; Priority of Liens. Each of the Borrowers and their Subsidiaries has good and marketable title to (or valid leasehold interests in) all of its material Real Estate, and good title to all of its personal Property reflected in any financial statements delivered to Agent or Lenders except for defects in title that do not materially interfere with its ability to conduct its business, in each case free of Liens except Permitted Liens. Each the Borrowers and their Subsidiaries has paid and discharged all lawful claims (other than such claims Properly Contested) that, if unpaid, could become a Lien on its Properties, other than Permitted Liens. All Liens of Agent in the Collateral are duly perfected, first priority Liens, subject only to Permitted Liens.

8.1.6Accounts. Borrowers warrant, with respect to each Account at the time it is shown as an Eligible Account (as defined in the Revolver Loan Agreement) in a Borrowing Base Certificate, that: (a) it is genuine and enforceable in accordance with its terms and is not evidenced by a judgment; (b) it arises out of a completed, bona fide sale and delivery of goods or rendition of services in the Ordinary Course of Business, and substantially in accordance with any purchase order, contract or other document relating thereto; (c) it is for a sum certain, maturing as stated in the invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Agent on request; (d) it is not subject to any offset, Lien (other than Permitted Liens), deduction, defense, dispute, counterclaim or other adverse condition except as arising in the Ordinary Course of Business and disclosed to Agent; (e) no purchase order, agreement, document or Applicable Law restricts assignment of the Account to Agent (regardless of whether, under the UCC, the restriction is ineffective); (f) no extension, compromise, settlement, modification, credit, deduction or return has been authorized with respect to the Account, except discounts or allowances granted in the Ordinary Course of Business for prompt payment that are reflected on the face of the invoice related thereto and in the reports submitted to Agent hereunder and (g) to the best of Borrowers’ knowledge, (i) there are no facts or circumstances that are reasonably likely to impair the enforceability or collectability of such Account; (ii) the Account Debtor had the capacity to contract when the Account arose, is not subject to an Insolvency Proceeding, and has not failed, or suspended or ceased doing business; and (iii) there are no proceedings or actions threatened or pending against any Account Debtor that could reasonably be expected to have a material adverse effect on the Account Debtor’s financial condition, as reasonably determined by the Borrowers in good faith.

8.1.7Financial Statements.

(a)The Financial Statements, copies of which have been delivered to Agent and each Lender, fairly present the consolidated financial condition of the Ultimate Parent and its Subsidiaries as at the respective dates thereof and the consolidated results of operations of the Parent and its Subsidiaries for the fiscal periods ended on such respective dates, all in accordance with GAAP. All material indebtedness and other liabilities (including, without limitation, Debt, liabilities for taxes, long-term leases and other unusual forward or long-term commitments), direct or contingent, of the Ultimate Parent and its Subsidiaries are set forth in the Financial Statements. Since December 31, 2015 no event or development has occurred with respect to Parent and its Subsidiaries (other than Pental) that has had or could reasonably be expected to have a Material Adverse Effect. Since December 31, 2016 no event or development has occurred with respect to Pental and its Subsidiaries that has had or could reasonably be expected to have a Material Adverse Effect.

(b)The Parent has heretofore furnished to Agent (i) projected quarterly balance sheets, income statements and statements of cash flows of the Parent and its Subsidiaries, on a consolidated basis, for the period from January 1, 2017, through December 31, 2021, and (ii) projected annual balance sheets, income statements and statements of cash flows of the Parent and its Subsidiaries, on a consolidated basis, for the Fiscal Years ending in December 31, 2017 through December 31, 2021, which projected financial statements shall be updated from time to time pursuant to clause (e) of Exhibit D. The forecasted balance sheets, income statements and statements of cash flows of Ultimate Parent and its Subsidiaries delivered pursuant to this Agreement were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair and reasonable in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, Ultimate Parent’s reasonable estimate of its future financial condition and performance (it being understood and agreed that (x) any financial or business projections or forecasts furnished are subject to significant uncertainties and contingencies, which may be beyond the control of any such Obligor, (y) no assurance is given by any such Obligor that the results or forecast in any such projections will be realized and (z) the actual results may differ from the forecast results set forth in such projections and such differences may be material).

8.1.8Surety Obligations. Neither Borrowers nor their Subsidiaries are obligated as surety or indemnitor under any bond or other contract that assures payment or performance of any obligation of any Person, except as permitted hereunder.

8.1.9Taxes. Borrowers and their Subsidiaries have filed all federal and other material tax returns and other material reports that it is required by law to file, and has paid, or made provision for the payment of, all Taxes upon it, its income and its Properties that are due and payable, except to the extent being Properly Contested. The provision for Taxes on the books of Borrowers and their Subsidiaries is adequate for all years not closed by applicable statutes, and for their current Fiscal Year.

8.1.10Brokers. Other than as set forth on Schedule 8.1.10, there are no brokerage commissions, finder’s fees or investment banking fees payable in connection with any transactions contemplated by the Loan Documents.

8.1.11Intellectual Property.

(a)The Obligors own or have the ~~lawful~~ right to use all Intellectual Property necessary for the conduct of its business, without conflict with any rights of others.

(b)There is no pending or, to Borrowers’ actual knowledge, threatened Intellectual Property Claim with respect to Borrowers, any Subsidiary or any of their Property (including any Intellectual Property). Except as disclosed on Schedule 8.1.11, neither Borrowers nor their Subsidiaries pay or owe any Royalty or other compensation to any Person with respect to any Intellectual Property.

(c)All Intellectual Property owned~~, used~~ or licensed (except for non-exclusive licenses of Intellectual Property granted in the ordinary course of business) by, or otherwise subject to any interests of, Borrowers or their Subsidiaries is shown on Schedule 8.1.11 (as amended from time to time).

(d)Except as set forth in Schedule 8.1.11, and except for non-exclusive licenses of Intellectual Property granted in the ordinary course of business (to the extent constituting a Permitted Lien), none of the Intellectual Property of any Obligor is the subject of any licensing or franchise agreement pursuant to which such Obligor is the licensor or franchisor.

(e)To each Obligor’s actual knowledge, no holding, decision or judgment has been rendered by any governmental authority against any Obligor which limits, cancels or questions the validity of, or any Obligor’s ownership interest in, any Intellectual Property owned by any Obligor in any material respect.

8.1.12Governmental Approvals. To each of their actual knowledge, Borrowers and their Subsidiaries have, are in material compliance with, and are in good standing with respect to, all Governmental Approvals necessary to conduct its business and to own, lease and operate all of its material Properties, except where noncompliance (or failure to be in good standing) could not reasonably be expected to have a Material Adverse Effect. All necessary import, export or other licenses, permits or certificates for the import or handling of any goods or other Collateral have been procured and are in effect, and Borrowers and their Subsidiaries have complied with all foreign and domestic laws with respect to the shipment and importation of any goods or Collateral, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

8.1.13Compliance with Laws. ~~Except~~To their actual knowledge, except as disclosed on Schedule 8.1.13: (i) Borrowers and their Subsidiaries have duly complied, and their Properties and business operations are in compliance, in all material respects, with all Applicable Law, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.; (ii) no Inventory has been produced in violation of Applicable Law, including the FLSA; (iii) no Borrower’s or Subsidiary’s present operations (or to Borrowers’ knowledge, past operations), Real Estate or other Properties are subject to any federal, state or local investigation to determine whether any remedial action is needed to address any Environmental Release; (iv) no Borrower or Subsidiary has received any Environmental Notice; (v) to Borrowers’ knowledge, there are no Environmental Releases or Hazardous Materials on any Real Estate now owned, leased or operated by Borrowers or their Subsidiaries which would result in material liability arising under any Environmental Law.

8.1.14Burdensome Contracts. Neither Borrowers nor any of their Subsidiaries is party or subject to any Restrictive Agreement, except as shown on Schedule 8.1.14. No such Restrictive Agreement prohibits the execution, delivery or performance of any Loan Document by Borrowers.

8.1.15Litigation. Except as shown on Schedule 8.1.15, there are no proceedings or investigations pending or, to the actual knowledge of any Obligor, threatened in writing against any Obligor or any Subsidiary of an Obligor, or any of their businesses, operations, Properties, prospects or conditions, that could reasonably be expected to have a Material Adverse Effect if determined adversely to ~~Borrowers or their~~Ultimate Parent or its Subsidiaries. Except as shown on Schedule 8.1.15, no Obligor has a Commercial Tort Claim (other than, as long as no Event of Default exists, a Commercial Tort Claim for less than $~~2,000,000~~4,000,000). No Borrower or Subsidiary is in default with respect to any order, injunction or judgment of any Governmental Authority.

8.1.16No Defaults. No event or circumstance has occurred or exists that constitutes a Default or Event of Default. No Borrower is in material default, and no event or circumstance has occurred or exists that with the passage of time or giving of notice could constitute a material default, under any Material Contract other than as is being Properly Contested.

8.1.17ERISA. Except as disclosed on Schedule 8.1.17:

(a)Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other federal and state laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter (or opinion letter) from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the actual knowledge of Borrowers, nothing has occurred which would prevent, or cause the loss of, such qualification. Each Obligor and ERISA Affiliate has met, in all material respects all applicable requirements under the Code, ERISA and the Pension Protection Act of 2006, and no application for a waiver of the minimum funding standards or an extension of any amortization period has been made with respect to any Plan.

(b)There are no pending or, to the actual knowledge of Borrowers, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no non-exempt prohibited transaction or, to the actual knowledge of Borrowers violation of the fiduciary responsibility rules with respect to any Plan that has resulted in or could reasonably be expected to have a Material Adverse Effect.

(c)Except as could not reasonably be expected to have a Material Adverse Effect (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) no Obligor or ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iii) no Pension Plan has any Unfunded Pension Liability; (iv) no Obligor or ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; (v) no Obligor or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; (vi) as of the most recent valuation date for any Pension Plan or Multiemployer Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is at least 60%, and no Obligor or ERISA Affiliate knows of any fact or circumstance that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of such date.

8.1.18Ultimate Parent; Parent and SPV. (a) Ultimate Parent has not engaged in any activities other than acting as a holding company and transactions and activities incidental thereto, entering into and performing its obligations under the Loan Documents and does not hold any assets other than all of the issued and outstanding Equity Interests of Borrowers and proceeds thereof and contractual rights pursuant to the Loan Documents, (b) Parent has not engaged in any activities other than acting as a holding company and transactions and activities incidental thereto, entering into and performing its obligations under the Loan Documents and does not hold any assets other than all of the issued and outstanding Equity Interests of Borrowers and proceeds thereof and contractual rights pursuant to the Loan Documents and (~~b~~c) SPV has not engaged in any activities other than entering into and performing its obligations under the Revolver Debt Documents and the Artisan Company Agreement and does not hold any assets other than (i) membership interests under the Artisan Company Agreement and (ii) fifty (50) quotas, representing a one percent (1%) equity ownership interest, of CECAFE.

8.1.19Trade Relations. To the actual knowledge of Borrowers, there exists no actual or threatened termination of any business relationship between Borrowers or any of their Subsidiaries and any customer or supplier, or any group of customers or suppliers, who individually or in the aggregate are material to the business of Borrowers or such Subsidiary.

8.1.20Labor Relations. Neither Borrowers nor their Subsidiaries are party to or bound by any collective bargaining agreement ~~or consulting agreement~~. There are no material grievances, disputes or controversies with any union or other organization of Borrowers’ or their Subsidiaries’ employees, or, to Borrowers’ knowledge, any asserted or threatened strikes, work stoppages or demands for collective bargaining that could reasonably be expected to have a Material Adverse Effect.

8.1.21Payable Practices. Borrowers have not made any material change in their historical accounts payable practices that would have an adverse impact on Borrowers from those in effect on the Closing Date.

8.1.22Not a Regulated Entity. No Borrower is an “investment company” or a “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other Applicable Law regarding its authority to incur Debt.

8.1.23Margin Stock. No Borrower is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No Loan proceeds will be used by any Borrower to purchase or carry, or to reduce or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose governed by Regulations T, U or X of the Board of Governors.~~.~~

8.1.24OFAC. Neither Borrowers nor, to the actual knowledge of Borrowers, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity currently the subject of any Sanctions. Borrowers are not located, organized or resident in a Designated Jurisdiction. No part of the proceeds of the Loan will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

8.1.25Deposit Accounts. Schedule 9.1.9 (as amended from time to time) sets forth all Deposit Accounts (other than Excluded Accounts) maintained by Borrowers, Lark, Ultimate Parent, Parent, Intermediate Holdco, Greencraft Holdings, Greencraft Interiors, Greencraft Stone.

8.1.26Anti-Corruption Laws. Each Obligor and its respective Subsidiaries has conducted its business in accordance with applicable anti-corruption laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

8.1.27Material Contracts. Set forth on Schedule 8.1.27 is a complete and accurate list as of the Closing Date of all Material Contracts of each Obligor, showing the parties and subject matter thereof and amendments and modifications thereto. Each such Material Contract is in full force and effect and is binding upon and enforceable against each Obligor that is a party thereto and, to the actual knowledge of such Obligor, all other parties thereto in accordance with its terms, except, in each case, as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general principles of equity.

8.1.28Customers and Suppliers. There exists no actual or threatened (in writing) termination or cancellation of the business relationship between (i) any Obligor, on the one hand, and any customer or any group thereof, on the other hand, whose agreements with any Obligor are governed by a Material Contract, or (ii) any Obligor, on the one hand, and any supplier or any group thereof, on the other hand, whose agreements with any Obligor are governed by a Material Contract.

8.1.29Pental Acquisition Documents. The Parent has delivered to the Agent a complete and correct copy of the Pental Acquisition Documents as of the Closing Date, including all schedules and exhibits thereto. Each Pental Acquisition Document sets forth the entire agreement and understanding of the parties thereto relating to the subject matter thereof, and there are no other agreements, arrangements or understandings, written or oral, relating to the matters covered thereby not delivered to the Agent. The execution, delivery and performance of the Pental Acquisition Agreement has been duly authorized by all necessary action (including, without limitation, the obtaining of any consent of stockholders or other holders of Equity Interests required by law or by any applicable corporate or other organizational documents) on the part of the Borrowers. Each Pental Acquisition Document is the legal, valid and binding obligation of the Borrowers that are parties thereto, enforceable against such Borrowers in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general principles of equity.

8.1.30Solvency. After giving effect to the transactions contemplated by this Agreement and the making of the Term Loan, the Obligors on a consolidated basis are Solvent.

8.2Complete Disclosure. No Loan Document contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make the statements contained therein not materially misleading. There is no fact or circumstance that any Obligor has failed to disclose to Lender in writing that could reasonably be expected to have a Material Adverse Effect.

9.	COVENANTS AND CONTINUING AGREEMENTS

9.1Affirmative Covenants. So long as any principal of or interest on any Loan or any other Obligations (other than contingent obligations against which no claim has been asserted) are outstanding, each Borrower shall, and shall cause each Subsidiary to:

9.1.1Inspections; Appraisals.

(a)Permit Agent ~~from time to time~~no more than two (2) times per Fiscal Year, subject to reasonable notice (except when an Event of Default exists) and during normal business hours, to visit and inspect the Properties of Borrowers or their Subsidiaries, inspect, audit and make extracts from Borrowers’ or their Subsidiaries’ books and records, and discuss with its officers, employees, agents, advisors and independent accountants such Borrower’s or Subsidiary’s business, financial condition, assets, prospects and results of operations. Lenders may participate in any such visit or inspection, at their own expense. Neither Agent nor any Lender shall have any duty to Borrowers to make any inspection, or to share any results of any inspection, appraisal or report with Borrowers; provided, Borrowers shall provide Agent with copies of the results of any inspection, appraisal or report obtained by Bank of America, N.A. in connection with the Revolver Debt Documents. Borrowers acknowledge that all inspections, appraisals and reports are prepared by Agent and Lenders for their purposes, and Borrowers shall not be entitled to rely upon them.

(b)Reimburse Agent for its reasonable charges, costs and expenses in connection with (i) examinations of any Obligor’s books and records or any other financial or Collateral matters as Agent deems reasonably appropriate, up to one time per Fiscal Year; and (ii) appraisals of Inventory, up to one time per Fiscal Year; provided, that, that if an examination or appraisal is initiated during an Event of Default, all reasonable charges, costs and expenses therefor shall be reimbursed by Borrowers without regard to such limits. Subject to and without limiting the foregoing, Borrowers agree to pay Agent’s then standard charges for examination activities, including the standard charges of Agent’s internal examination and appraisal groups, as well as the charges of any third party used for such purposes.

9.1.2Financial and Other Information. Keep adequate records and books of account with respect to its business activities, in which proper entries are made in accordance with GAAP reflecting all financial transactions; and furnish to Agent all financial statements, reports and other items set forth on Exhibit D no later than the time specified therein.

9.1.3Intentionally Omitted.

9.1.4Notices. Notify Agent in writing of any of the items set forth on Exhibit E that affects an Obligor no later than the time specified therein.

9.1.5Compliance with Laws. Comply with all Applicable Laws, including ERISA, Environmental Laws, FLSA, OSHA, Anti-Terrorism Laws, and laws regarding collection and payment of Taxes, and maintain all Governmental Approvals necessary to the ownership of its Properties or conduct of its business, unless failure to comply (other than failure to comply with Anti-Terrorism Laws or the United States Foreign Corrupt Practices Act of 1977, as amended) or maintain could not reasonably be expected to have a Material Adverse Effect.

Without limiting the generality of the foregoing, if any Environmental Release from Borrowers’ operations requiring reporting under Environmental Law occurs at or on any Properties of Borrowers or any of their Subsidiaries, it shall report such Environmental Release to Agent and act promptly and diligently to investigate and report to all Governmental Authorities the extent of such Environmental Release as required by Applicable Law, and to make appropriate remedial action to investigate and remediate, such Environmental Release to the extent required under Environmental Law to be performed by Borrowers.

9.1.6Taxes. Pay and discharge all Taxes prior to the date on which they become delinquent or penalties attach, unless such Taxes are being Properly Contested. If an Account of Obligor includes a charge for any Taxes, Agent is authorized, in its discretion and subject to Section 4.1.1(b), to pay the amount thereof to the proper taxing authority for the account of Obligor and to charge Obligor therefor; provided, however, that neither Agent nor Lenders shall be liable for any Taxes that may be due from Obligor or with respect to any Collateral.

9.1.7Insurance.

(a)Maintain insurance with respect to the Collateral, covering casualty, hazard, theft, malicious mischief, flood and other risks, in amounts, with endorsements and with insurers (with a Best Rating of at least A-, unless otherwise approved by Agent in its Permitted Discretion) satisfactory to Agent. All proceeds under each policy shall be payable to an account at the Agent. From time to time upon the reasonable request, Borrowers shall deliver to Agent the originals or certified copies of its insurance policies. Unless Agent shall agree otherwise, each policy shall include satisfactory endorsements (i) showing Agent as lender’s loss payee; (ii) requiring 30 days’ prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever; and (iii) specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of Borrowers or the owner of the Property, nor by the occupation of the premises for purposes more hazardous than are permitted by the policy. If Borrowers fail to provide and pay for any insurance, Agent may, at its option, but shall not be required to, procure the insurance and charge Borrowers therefor. Borrowers agree to deliver to Agent, promptly as rendered, copies of all reports made to insurance companies. While no Event of Default exists, Borrowers may settle, adjust or compromise any insurance claim, as long as the proceeds are delivered to an account at the Agent. If an Event of Default exists, only Agent shall be authorized to settle, adjust and compromise such claims.

(b)Without limiting clause (a) above, maintain insurance with insurers (with a Best Rating of at least A-, unless otherwise approved by Agent in its Permitted Discretion) reasonably satisfactory to Agent, with respect to the Properties and business of Borrowers and Subsidiaries of such type (including product liability, workers’ compensation, larceny, embezzlement, or other criminal misappropriation insurance), in such amounts, and with such coverages and deductibles as are customary for companies similarly situated.

9.1.8Licenses. Keep each material License affecting any Collateral (including the manufacture, distribution or disposition of Inventory) or any other material Property of Borrowers and Subsidiaries in full force and effect and pay all Royalties when due, except to the extent such License is replaced by a License that is comparable or more favorable to Borrowers or such License matures or expires in accordance with the terms of such License.

9.1.9Deposit Accounts; Depository Bank. Take all actions necessary to establish Agent’s control of each Deposit Account maintained by an Obligor (other than Excluded Accounts). The applicable Obligor shall be the sole account holder of each Deposit Account and shall not allow any other Person (other than Agent and Bank of America, N.A., as lender under the Revolver Loan Agreement) to have control over a Deposit Account or any Property deposited therein. Borrowers shall promptly notify Agent of any opening or closing of a Deposit Account and, with the consent of Agent, will amend Schedule 9.1.9 to reflect same. Borrowers hereby authorize the financial institutions at which Borrowers or any other Obligor maintain a deposit account to provide the Agent with such information with respect to such deposit account as the Agent may from time to time reasonably request, and Borrowers hereby consent to such information being provided to the Agent.

9.1.10Other Collateral Covenants. Comply with the following additional covenants related to Collateral:

(a)All tangible items of Collateral, other than Inventory in transit, shall at all times be kept by Borrowers at the business locations set forth in Schedule 9.1.10, except that Borrowers may (a) make sales or other dispositions of Collateral in accordance with Section 9.2.6; and (b) move Collateral to another location in the United States, upon 30 Business Days’ prior written notice to Agent.

(b)All reasonable and documented expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by Agent to any Person to realize upon any Collateral, shall be borne and paid by Borrowers. Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in Agent’s actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, ~~but the same shall be at Borrowers' sole risk~~except for such loss or damage caused by the negligence or misconduct of the Agent.

(c)Each Obligor shall defend, in accordance with its reasonable business judgment, its title to Collateral and Agent’s Liens therein against all Persons, claims and demands, except Permitted Liens.

(d)Upon reasonable written request, each Obligor shall provide Agent with copies of all existing agreements, and promptly after execution thereof provide Agent with copies of all agreements executed after the Closing Date, between an Obligor and any landlord, warehouseman, processor, shipper, bailee or other Person that owns any premises at which any Collateral that is currently included on a Borrowing Base Certificate is kept or that otherwise may possess or handle any Collateral that is currently included on a Borrowing Base Certificate.

(e)Borrowers shall use, store and maintain all Inventory with reasonable care and caution, in accordance with applicable standards of any insurance and in conformity with all Applicable Law, and shall make current rent payments (within applicable grace periods provided for in leases) at all locations where ~~any~~material Collateral is located.

9.1.11Future Subsidiaries. Cause:

(a)each Subsidiary of any Obligor not in existence on the Closing Date, to execute and deliver to the Agent promptly and in any event within 10 Business Days after the formation, acquisition or change in status thereof, (i) a Joinder Agreement, pursuant to which such Subsidiary shall be made a party to this Agreement as a Borrower, (ii) a supplement to the Guaranty and Collateral Agreement, together with (A) certificates evidencing all of the Equity Interests of any Person owned by such Subsidiary required to be pledged under the terms of the Guaranty and Collateral Agreement, (B) undated stock powers for such Equity Interests executed in blank with signature guaranteed, and (C) such opinions of counsel as the Agent may reasonably request, (iii) to the extent required under the terms of this Agreement, one or more Mortgages creating on the real property of such Subsidiary a perfected, first priority Lien (in terms of priority, subject only to Permitted Liens) on such real property and such other Related Real Estate Documents as may be reasonably required by the Agent with respect to each such real property, and (iv) to the extent required under the terms of this Agreement, such other agreements, instruments, approvals or other documents reasonably requested by the Agent in order to create, perfect, establish the first priority of or otherwise protect any Lien purported to be covered by any such Guaranty and Collateral Agreement or Mortgage or otherwise to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents and that all property and assets of such Subsidiary (other than Excluded Assets (as defined in the Guaranty and Collateral Agreement)) shall become Collateral for the Obligations.

(b)each owner of the Equity Interests of any such Subsidiary to execute and deliver promptly and in any event within 10 Business Days after the formation or acquisition of such Subsidiary a Pledge Amendment (as defined in the Guaranty and Collateral Agreement), together with (i) certificates evidencing all of the Equity Interests of such Subsidiary required to be pledged under the terms of the Guaranty and Collateral Agreement, (ii) undated stock powers or other appropriate instruments of assignment for such Equity Interests executed in blank with signature guaranteed, (iii) such opinions of counsel as the Agent may reasonably request and (iv) such other agreements, instruments, approvals or other documents reasonably requested by the Agent.

(c)Notwithstanding the foregoing, no Foreign Subsidiary shall be required to become an Obligor (and, as such, shall not be required to deliver the documents required by clause (i) above or become a Guarantor; provided, however, that if the Equity Interests of a Foreign Subsidiary are owned by an Obligor, such Obligor shall deliver all such documents, instruments, agreements (including, without limitation, at the reasonable request of the Agent, a pledge agreement governed by the laws of the jurisdiction of the organization of such Foreign Subsidiary) and certificates described in clause (ii) above to the Agent, and take all commercially reasonable actions reasonably requested by the Agent or otherwise necessary to grant and to perfect a first-priority Lien (subject to Permitted Liens) in favor of the Agent, for the benefit of the Agents and the Lenders, in 65% of the voting Equity Interests of such Foreign Subsidiary and 100% of all other Equity Interests of such Foreign Subsidiary owned by such Obligor but in no event shall such Foreign Subsidiary become a Guarantor under this Agreement or any of the other Loan Documents.

9.1.12Anti-Corruption Laws. Conduct its business in compliance with applicable anti-corruption laws and maintain policies and procedures designed to promote and achieve compliance with such laws.

9.1.13Further Assurances. Take such action and execute, acknowledge and deliver, and cause each of its Subsidiaries to take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as any Agent may reasonably require from time to time in order (a) to carry out more effectively the purposes of this Agreement and the other Loan Documents, (b) to subject to valid and perfected first priority Liens any of the Collateral, (c) to establish and maintain the validity and effectiveness of any of the Loan Documents and the validity, perfection and priority of the Liens intended to be created thereby, and (d) to grant, and confirm unto each Secured Party the rights now or hereafter intended to be granted to it under this Agreement or any other Loan Document. In furtherance of the foregoing, to the maximum extent permitted by applicable law, each Obligor (i) authorizes Agent upon the occurrence and during the continuance of an Event of Default, to execute any such agreements, instruments or other documents in such Obligor’s name and to file such agreements, instruments or other documents in any appropriate filing office, all to establish and/or perfect the Agent’s interests in the Collateral, (ii) authorizes each Agent to file any financing statement required hereunder or under any other Loan Document, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of such Obligor, and (iii) ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of such Obligor prior to the date hereof. Notwithstanding anything else contained herein to the contrary, (w) the foregoing shall not apply to any Excluded Assets (as defined in the Guaranty and Collateral Agreement), (x) any such documents and deliverables shall be governed by laws of the State of New York or such other State of the United States as may be reasonably agreed by the Agent and the Borrowers based upon the type and location of the particular Collateral and for the avoidance of doubt, no foreign-law governed documents shall be required for any Collateral, including with respect to any Intellectual Property registered in any non-U.S. jurisdiction, and (y) no leasehold mortgages, landlord waivers, tenant estoppels, or collateral access letters shall be required to be entered into unless the same are entered into with respect to the Revolver Debt.

9.1.14Post-Closing. Comply with the requirements on Exhibit F.

9.1.15Post-Third Amendment. Comply with the requirements on Exhibit I.

9.2Negative Covenants. So long as any principal of or interest on any Loan or any other Obligations (other than contingent obligations against which no claim has been asserted) are outstanding, each Borrower shall not, and shall cause each Subsidiary not to:

9.2.1Permitted Debt. Create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to any Debt other than:

(a)the Obligations;

(b)Subordinated Debt;

(c)Purchase Money Debt of Borrowers and Subsidiaries that is unsecured or secured only by a Purchase Money Lien, as long as the aggregate amount does not exceed $4,000,000 at any time;

(d)Bank Product Debt incurred in the Ordinary Course of Business;

(e)Contingent Obligations (i) arising from endorsements of Payment Items for collection or deposit in the Ordinary Course of Business; (ii) arising from Hedging Agreements permitted hereunder; (iii) existing on the Closing Date, and any extension or renewal thereof that does not increase the amount of such Contingent Obligation when extended or renewed; (iv) incurred in the Ordinary Course of Business with respect to surety, appeal or performance bonds, or other similar obligations; (v) arising from customary indemnification obligations in favor of purchasers in connection with dispositions of Equipment permitted hereunder; or (vi) arising under the Loan Documents;

(f)the Revolver Debt, subject to the limitations set forth in the Intercreditor Agreement;

(g)Debt acquired or assumed in connection with Permitted Acquisitions in an amount not to exceed $~~2,500,000~~3,000,000 in the aggregate at any time outstanding;

(h)Debt arising as a direct result of judgments, orders, awards or decrees against any Obligor, in each case not constituting an Event of Default; and

(i)Debt that is not included in any of the preceding clauses of this Section, is not secured by a Lien (other than Permitted Lien) and does not exceed $4,000,000 in the aggregate at any time.

9.2.2Permitted Liens. Create, incur, assume or suffer to exist any Lien upon or with respect to any of its Property, whether now owned or hereafter acquired, file or authorize the filing under the Uniform Commercial Code or any Requirement of Law of any jurisdiction, a financing statement (or the equivalent thereof) that names it or any of its Subsidiaries as debtor; sign any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof) other than, as to all of the above, the following (collectively, “Permitted Liens”):

(a)Liens in favor of Agent;

(b)Liens securing Debt that is permitted under Section 9.2.1(c);

(c)Liens for Taxes not yet due or being Properly Contested;

(d)statutory Liens (other than Liens for Taxes or imposed under ERISA) arising in the Ordinary Course of Business, but only if (i) payment of the obligations secured thereby is not yet due or is being Properly Contested, and (ii) such Liens do not materially impair the value or use of the Property or materially impair operation of the business of Borrowers or their Subsidiaries; (e) Liens incurred or deposits made in the Ordinary Course of Business to secure the performance of government tenders, bids, contracts, statutory obligations and other similar obligations, as long as such Liens are at all times junior to Agent’s Liens and are required or provided by law;

(f)Liens arising in the Ordinary Course of Business that are subject to Lien Waivers;

(g)Liens arising by virtue of a judgment or judicial order against Borrowers or their Subsidiaries, or any Property of Borrowers or their Subsidiaries, as long as such Liens are (i) in existence for less than 20 consecutive days or being Properly Contested, and (ii) at all times junior to Agent’s Liens;

(h)easements, rights-of-way, restrictions, covenants or other agreements of record, and other similar charges or encumbrances on Real Estate, that do not secure any monetary obligation and do not interfere with the Ordinary Course of Business;

(i)normal and customary rights of setoff upon deposits in favor of depository institutions, and Liens of a collecting bank on Payment Items in the course of collection; and

(j)carriers’, warehousemen’s, landlord’s, mechanics, materialmen’s, repairmen’s or other like Liens arising in the Ordinary Course of Business that secure obligations that are not overdue for a period of more than 30 days or are being Properly Contested;

(k)Liens securing the Debt that is permitted under Section 9.2.1(f); provided that such Liens are at all times subject to the terms of the Intercreditor Agreement;

(l)Liens in favor of customs and revenue authorities arising as a matter of law which secure payment of customs duties in connection with the importation of goods, but only to the extent such Liens secure amounts not yet due;

(m)existing Liens shown on Schedule 9.2.2 and replacement Liens on the property subject to such Liens, but only to the extent that the amount of debt secured thereby, and the property secured thereby, shall not be increased; and

(n)Liens in favor of Borrower in respect of its consignment interests encumbering its Consigned Inventory (as defined in the Revolver Loan Agreement).

9.2.3Capital Expenditures. Make Capital Expenditures (other than Expansion Capital Expenditures) in excess of $3,300,000 in the aggregate during any Fiscal Year.

9.2.4Distributions; Upstream Payments. Declare or make any Distributions, except Permitted Distributions when no Event of Default exists, or create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary to make any Distribution to Borrower, except for restrictions under the Loan Documents, under Applicable Law or in effect on the Closing Date as shown on Schedule 8.1.14.

9.2.5Restricted Investments. Make any Restricted Investment.

9.2.6Disposition of Assets. Sell, lease, license, consign, transfer or otherwise dispose of any Property of an Obligor or a Subsidiary of an Obligor, whether now owned or hereafter acquired, including a disposition of Property in connection with a sale-leaseback transaction or synthetic lease, except:

(a)a sale of Inventory in the Ordinary Course of Business;

(b)as long as no Event of Default exists and all Net Proceeds are in cash and remitted to a Deposit Account of a Borrower subject to a Deposit Account Control Agreement, a disposition of Property of an Obligor that is (i) a disposition of Equipment; or (ii) a disposition of Inventory that is obsolete, unmerchantable or otherwise unsalable in the Ordinary Course of Business;

(c)replacement of Equipment that is worn, damaged or obsolete with Equipment of like function and value, if the replacement Equipment is acquired substantially contemporaneously with such disposition and is free of Liens;

(d)a transfer of Property by another Obligor to a Borrower;

(e)the use of cash in the ordinary course of its business;

(f)the granting of Liens not prohibited under this Agreement; and

(g)the conveyance of Property (other than Accounts and Goods) not otherwise permitted above; provided that, the aggregate book value of all such Property so conveyed in any Fiscal Year of Parent under this clause (g) shall not exceed $2,000,000.

9.2.7Loans. Make or commit or agree to make any loans or other advances of money to any Person, except:

(a)advances to an officer or employee for salary, travel expenses, commissions and similar items in the Ordinary Course of Business;

(b)any loans or other advances to customers in the Ordinary Course of Business not to exceed $~~1,000,000~~2,500,000 in the aggregate at any time; and (c) the RDS Intercompany Loan.

9.2.8Restrictions on Payment of Certain Debt. Make any payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect to any:

(a)Subordinated Debt, except to the extent expressly permitted under any subordination agreement relating to such Debt (and a Senior Officer of a Borrower shall certify to Agent, not less than five Business Days prior to the date of payment, that all conditions under such agreement have been satisfied; provided that, failure to provide such notice shall not result in an Event of Default);

(b)earnout payments owing pursuant to the Pental Acquisition Agreement or the Specified Acquisitions unless at the time of such payment, the Payment Conditions are satisfied (and a Senior Officer of a Borrower shall certify to Agent, not less than two Business Days prior to the date of payment, that all Payment Conditions have been satisfied; provided that, failure to provide such notice shall not result in an Event of Default); or

(c)subject to clause (a) above, any Borrowed Money (other than (x) the Obligations, the Revolver Debt, Debt that is permitted under Section 9.2.1(c) or (d) and so long as the Leverage Ratio is greater than 2.00:1.00 after giving pro forma effect to such payment, Debt that is permitted under Sections 9.2.1(g) and (i) or (y) the Permitted Refinancing of any Debt that is permitted under Sections 9.2.1(c), (g) and (i)) prior to its due date under the agreements evidencing such Debt as in effect on the Closing Date (or as such due date is amended thereafter with the written consent of Agent).

9.2.9Fundamental Changes. Change its name or conduct business under any fictitious name; change its tax~~,~~ (unless required by Applicable Law), charter or other organizational identification number; change its form or state of organization; wind-up, liquidate or dissolve, or merge, consolidate or amalgamate with any Person whether in a single transaction or in a series of related transactions, provided, however, that any wholly-owned Subsidiary of any Obligor (other than a Borrower) may be merged into such Obligor or another wholly-owned Subsidiary of such Obligor, or may consolidate or amalgamate with another wholly-owned Subsidiary of such Loan Obligor, so long as (A) no other provision of this Agreement would be violated thereby, (B) such Obligor gives the Agent at least 30 days’ prior written notice of such merger, consolidation or amalgamation accompanied by true, correct and complete copies of all material agreements, documents and instruments relating to such merger, consolidation or amalgamation, including, without limitation, the certificate or certificates of merger or amalgamation to be filed with each appropriate Secretary of State (with a copy as filed promptly after such filing), (C) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, (D) the Lenders’ rights in any Collateral (other than Collateral merged out of existence), including, without limitation, the existence, perfection and priority of any Lien thereon, are not adversely affected by such merger, consolidation or amalgamation and (E) the surviving Subsidiary, if any, if not already an Obligor, is joined as an Obligor hereunder pursuant to a Joinder Agreement and is a party to the Guaranty and Collateral Agreement and the Equity Interests of such Subsidiary is the subject the Guaranty and Collateral Agreement, in each case, which is in full force and effect on the date of and immediately after giving effect to such merger, consolidation or amalgamation.

9.2.10Subsidiaries. Permit any existing Subsidiary to issue any additional Equity Interests except directors’ qualifying shares.

9.2.11Organic Documents. Amend, modify or otherwise change any of its Organic Documents, except (a) with respect to Subsidiaries other than SPV, in connection with a transaction permitted under Section 9.2.9., (b) pursuant to the Select Interior Transaction or (c) in connection with a name change so long as the Agent shall receive (i) three (3) Business Day’s prior written notice of such amendment and (ii) a true and complete copy of the amendment filed by the appropriate official in its jurisdiction of formation within three (3) Business Days of such filing.

9.2.12Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than Borrowers and Subsidiaries.

9.2.13Accounting Changes. Make any material change in accounting treatment or reporting practices, except as required by GAAP and in accordance with Section 1.2; or change its Fiscal Year.

9.2.14Restrictive Agreements. Become a party to any Restrictive Agreement, except a Restrictive Agreement (a) in effect on the Closing Date and listed on Schedule 8.1.14; (b) relating to secured Debt permitted hereunder, as long as the restrictions apply only to collateral for such Debt; or (c) constituting customary restrictions on assignment in leases and other contracts.

9.2.15Hedging Agreements. Enter into any Hedging Agreement, except to hedge risks arising in the Ordinary Course of Business and not for speculative purposes.

9.2.16Conduct of Business. Engage in any business, other than its business as conducted on the Closing Date and any activities incidental thereto.

9.2.17Affiliate Transactions. Enter into, renew, extend or be a party to any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except:

(a)transactions expressly permitted by the Loan Documents;

(b)payment of reasonable compensation to officers and employees for services actually rendered, and payment of customary directors’ and managers’ fees and indemnities; and

(c)transactions with Affiliates in the Ordinary Course of Business (including those consummated prior to the Closing Date and shown on Schedule 9.2.17) so long as such transactions are upon fair and reasonable terms fully disclosed to Agent and no less favorable than would be obtained in a comparable arm’s-length transaction with a non-Affiliate and that are disclosed to the Agent prior to the consummation thereof, if they involve one or more payments by the Parent or any of its Subsidiaries in excess of $500,000 for any single transaction or series of related transactions.

9.2.18Plans. Become party to any Multiemployer Plan or Foreign Plan, other than (i) any in existence on the Closing Date or (ii) the non-satisfaction of the liabilities thereunder would not have a Material Adverse Effect.

9.2.19Modifications of Debt. Amend, modify, supplement or otherwise change (or permit the amendment, modification or other change in any manner of) any provision of any of its Subordinated Debt or of any instrument or agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any such Subordinated Debt if such amendment, modification or change would shorten the final maturity or average life to maturity of, or require any payment to be made earlier than the date originally scheduled on, such Subordinated Debt, would change the subordination provision of such Subordinated Debt, or would otherwise be adverse to the Lenders or the issuer of such Subordinated Debt in any material respect.

9.2.20Returns of Inventory; Affixed Equipment. Return any Inventory to a supplier, vendor or other Person, whether for cash, credit or otherwise, unless (a) such return is in the Ordinary Course of Business; (b) no Event of Default or Overadvance (as defined in the Revolver Loan Agreement) exists or would result therefrom; (c) Agent is promptly notified if the aggregate Value of all Inventory returned in any calendar month exceeds $~~250,000~~500,000; and (d) any payment received by Borrowers for a return is promptly remitted to Agent for application to the Obligations. Borrowers shall not permit any commercially financed Equipment with a value in excess of $150,000 to become affixed to real Property unless any landlord or mortgagee delivers a Lien Waiver.

9.2.21Acquisition, Sale and Maintenance of Inventory. Acquire or accept any Inventory on consignment or approval, and Borrowers shall take all steps to assure that all Inventory is produced in accordance with Applicable Law, including the FLSA.

9.2.22Management Fee. Pay any management fee, consulting fee, or similar fee to the Sponsors, any of its equity holders, or any Affiliate thereof.

9.2.23Investment Company Act of 1940. Engage in any business, enter into any transaction, use any securities or take any other action or permit any of its Subsidiaries to do any of the foregoing, that would cause it or any of its Subsidiaries to become subject to the registration requirements of the Investment Company Act of 1940, as amended, by virtue of being an “investment company” or a company “controlled” by an “investment company” not entitled to an exemption within the meaning of such Act.

9.3Financial Covenants. So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid or any Lender shall have any Commitment hereunder, each Obligor shall not:

9.3.1Fixed Charge Coverage Ratio. As of the last day of a Fiscal Quarter, permit the Fixed Charge Coverage Ratio of Ultimate Parent and its Subsidiaries for the trailing twelve month period then ending, to be less than the ratio set forth opposite such date:

Each Fiscal Quarter Ending	Ratio
March 31, 2017	1.70:1.00
June 30, 2017	1.45:1.00
September 30, 2017 through and including March 31, 2018	1.30:1.00
June 30, 2018	1.35:1.00
September 30, 2018 through and including December 31, 2018	1.40:1.00
March 31, 2019 through and including September 30, 2019	1.45:1.00
December 31, 2019 through and including September 30, 2020	1.50:1.00
December 31, 2020 and each Fiscal Quarter ending thereafter	1.60:1.00

9.3.2Maximum Total Leverage. As of the last day of a Fiscal Quarter, permit the Leverage Ratio of Ultimate Parent and its Subsidiaries to be greater than the ratio set forth opposite such date:

Each Fiscal Quarter Ending	Ratio
March 31, 2017	4.75:1.00
June 30, 2017	5.40:1.00
September 30, 2017	5.60:1.00
December 31, 2017	5.45:1.00
March 31, 2018	5.30:1.00
June 30, 2018	4.65:1.00
September 30, 2018	4.55:1.00
December 31, 2018	4.45:1.00
March 31, 2019	4.40:1.00
June 30, 2019	3.85:1.00
September 30, 2019	3.80:1.00
December 31, 2019 through and including March 31, 2020	3.75:1.00
June 30, 2020 through and including March 31, 2021	3.25:1.00
June 30, 2021 and each Fiscal Quarter ending thereafter	3.00:1.00

9.3.3Obligor’s Right to Cure. Notwithstanding anything to the contrary contained in Section 10.1, in the event of any Event of Default under Section 10.1(c) that results from a breach of Section 9.3.1 or Section 9.3.2, and until the expiration of the tenth (10th) Business Day after the earlier of (x) the date of delivery by the Borrowers of the financial statements required by Exhibit D (clause (b)) or (y) the date by which such financial statements are required to have been delivered (the “Equity Cure Period”), Ultimate Parent or Sponsors may, as applicable, pursuant to written notice to Agent prior to the receipt of such proceeds by Borrowers or Ultimate Parent, as applicable, issue equity interests in Borrowers or Ultimate Parent, as applicable, to its then existing equity investors in return for cash or otherwise receive a cash capital contribution from one or more of such Persons, and Borrowers or Ultimate Parent, as applicable, may apply the amount of the net proceeds therefrom to increase EBITDA with respect to such applicable Fiscal Quarter and in the calculation of EBITDA for any subsequent financial covenant tests including the Fiscal Quarter that includes the date of such contribution (the “Equity Cure Contributions”); provided that (i) any such proceeds received by Ultimate Parent are contributed by Ultimate Parent to Borrowers, (ii) 100% of the net proceeds of such Equity Cure Contribution are applied to prepay outstanding principal under the Loan in accordance with Section 5.2.2(d), provided that for purposes of determining the financial covenants for the fiscal quarter with respect to which the Equity Cure Contribution is being made, the amount of the Loan shall not be reduced by such prepayments but such debt reduction shall be taken into account for purposes of determining compliance with the financial covenants for any period in which such Equity Cure Contribution is included in the calculation of EBITDA starting with the fiscal quarter immediately following the fiscal quarter being cured, (iii) in each four Fiscal Quarter period, no more than two Equity Cure Contributions may be made and Equity Cure Contributions may not be made in consecutive Fiscal Quarters, (iv) not more than four Equity Cure Contributions may be made during the term of this Agreement, (v) the amount of any Equity Cure Contributions made pursuant to this Section 9.3.3 shall not exceed in any Fiscal Quarter the lesser of (x) the amount required to cause Borrowers to be in compliance with the applicable financial covenants as at the end of such Fiscal Quarter and (y) 2.5% of EBITDA for the trailing four Fiscal Quarter period ending on the last day of such Fiscal Quarter and (vi) the aggregate amount of all Equity Cure Contributions during the term of this Agreement shall not exceed 7.5% of EBITDA for the trailing four Fiscal Quarter period ending on the last day of such Fiscal Quarter. If, after giving effect to the foregoing pro forma adjustment, Ultimate Parent is in compliance with the financial covenants set forth in Section 9.3.1 and 9.3.2, Ultimate Parent t shall be deemed to have satisfied the requirements of such Sections as of the relevant date of determination with the same effect as though there had been no failure to comply on such date, and the applicable breach or default of such Section 9.3.1 or 9.3.2 that had occurred shall be deemed cured for purposes of this Agreement. If (a) an Equity Cure Contribution is permitted for any Fiscal Quarter and (b) notice has been delivered to the Agent of an anticipated Equity Cure Contribution, then from the last day of the Fiscal Quarter related to such cure notice until the earlier to occur of the required date for receipt of the Equity Cure Contribution and the date on which the Agent is notified that the Equity Cure Contribution will not be made, no Default or Event of Default shall have occurred under the Loan Documents with respect to any default under Section 9.3 for which such cure notice was delivered. The parties hereby acknowledge that this Section may not be relied on for purposes of calculating any financial ratios other than as applicable to Sections 9.3.1 and 9.3.2. Notwithstanding the foregoing, for purposes of calculating Excess Cash Flow, EBITDA shall not include the amount of any Equity Cure Contributions.

10.EVENTS OF DEFAULT; REMEDIES ON DEFAULT

10.1Events of Default. Each of the following shall be an “Event of Default” if it occurs for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise:

(a)Borrowers (or any other Obligor, if applicable) fail to pay (i) any principal of any Loan when due (whether at stated maturity, on demand, upon acceleration or otherwise) or (ii) any interest, fee, indemnity or other amount payable under this Agreement or any other Loan Document within 2 Business Days after the date when due;

(b)Any representation or warranty of an Obligor made in any Loan Documents or transactions contemplated thereby is incorrect or misleading in any material respect when made or deemed made;

(c)Borrowers breach or fail to perform any covenant contained in Section 7.2, 7.3, 9.1.1, 9.1.2 (but only as to the covenants described in (a), (b) and (c) of Exhibit D), 9.1.7, 9.1.10, 9.1.11, 9.1.12, 9.1.13, 9.2, 9.3.1 or 9.3.2; provided that, solely with respect to a breach of Section 9.3.1 or 9.3.2, such breach continues after the expiration of the applicable Equity Cure Period;

(d)An Obligor breaches or fails to perform any other covenant contained in any Loan Documents, and such breach or failure is not cured within 30 days after a Senior Officer of such Obligor has knowledge thereof (less, in the case of Section 9.1.4, the number of days between the date such Senior Officer obtained knowledge of such failure and the date that notice thereof is given pursuant to Section 9.1.4) or receives notice thereof from Agent, whichever is sooner; provided, however, that such notice and opportunity to cure shall not apply if the breach or failure to perform is not capable of being cured within such period or is a willful breach by an Obligor;

(e)A Guarantor repudiates, revokes or attempts to revoke its guaranty; an Obligor or third party denies or contests the validity or enforceability of any Loan Documents or Obligations, or the perfection or priority of any Lien granted to Agent and covering a material portion of the Collateral; or any Loan Document ceases to be in full force or effect for any reason (other than a waiver or release by, or any other action or inaction of, Agent and Lenders);

(f)Any breach, default or the occurrence and continuation of any “Event of Default” (or any comparable term) of an Obligor occurs under (i) one or more Hedging Agreements in an aggregate principal amount exceeding $1,000,000 (the “obligations” of any Obligor in respect of any Hedge Agreement at any time shall be the maximum aggregate amount (after giving effect to any netting agreements) that such Obligor would be required to pay if such Hedge Agreement were terminated at such time); (ii) the Revolver Loan Agreement or any other documentation evidencing or executed in connection with the Revolver Debt or (iii) any instrument or agreement to which it is a party or by which it or any of its Properties is bound, relating to any Debt (other than the Obligations or the Revolver Debt) in excess of $~~2,000,000~~2,500,000, in each case, if the maturity of or any payment with respect to such Debt may be accelerated or demanded due to such breach;

(g)Any judgment, order or award (or any settlement of any litigation or other proceeding that, if breached, could result in a judgment, order or award) for the payment of money is entered against an Obligor in an amount that exceeds, individually or cumulatively with all unsatisfied judgments or orders against all Obligors, $~~2,000,000~~2,500,000 (net of insurance coverage therefor that has not been denied by the insurer), and (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order, award or settlement or (ii) there shall be a period of 10 consecutive days after entry thereof during which (A) a stay of enforcement thereof is not in effect or (B) the same is not vacated, discharged, stayed or bonded pending appeal;

(h)A loss, theft, damage or destruction occurs with respect to any Inventory if the amount not covered by insurance exceeds $~~2,000,000~~2,500,000;

(i)Any Obligor is enjoined, restrained or in any way prevented by any Governmental Authority from conducting any material part of its business; an Obligor suffers the loss, revocation or termination of any material license, permit, lease or agreement necessary to its business; there is a cessation of any material part of an Obligor’s business for more than 15 days; any material Collateral or Property of an Obligor is taken or impaired through condemnation; an Obligor agrees to or commences any liquidation, dissolution or winding up of its affairs; or an Obligor is not Solvent;

(j)Any Obligor (i) shall institute any proceeding or voluntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, (ii) shall be generally not paying its debts as such debts become due or shall admit in writing its inability to pay its debts generally, (iii) shall make a general assignment for the benefit of creditors, or (iv) shall take any action to authorize or effect any of the actions set forth above in this subsection (j);

(k)any proceeding shall be instituted against any Obligor seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against any such Person or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur;

(l)An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in liability of an Obligor to a Pension Plan, Multiemployer Plan or PBGC that could reasonably be expected to result in a Material Adverse Effect, or an Obligor or ERISA Affiliate fails to pay when due any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan and such failure could reasonably be expected to result in a Material Adverse Effect; or any event similar to the foregoing occurs or exists with respect to a Foreign Plan that could reasonably be expected to result in a Material Adverse Effect;

(m)An Obligor or any of its Senior Officers is criminally indicted or convicted for (i) a felony committed in the conduct of the Obligor’s business, or (ii) violating any state or federal law (including the Controlled Substances Act, Money Laundering Control Act of 1986 and Illegal Exportation of War Materials Act) that could cause or result in a Material Adverse Effect;

(n)A Change of Control occurs; or

(o)SPV breaches or fail to perform any covenant contained in Section 5.11 of the Guarantee and Collateral Agreement and such breach or failure is not cured within 10 Business Days after a Senior Officer of SPV has knowledge thereof or receives notice thereof from Agent, whichever is sooner; provided, however, that such notice and opportunity to cure shall not apply if the breach or failure to perform is not capable of being cured within such period or is a willful breach by SPV.

10.2Remedies upon Default. If an Event of Default described in Section 10.1(j) or (k) occurs, then to the extent permitted by Applicable Law, all Obligations shall become automatically due and payable and all Commitments shall terminate, without any action by Agent or notice of any kind. In addition, or if any other Event of Default exists, Agent may in its discretion (and shall upon written direction from Required Lenders) do any one or more of the following from time to time:

(a)declare any Obligations immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, all of which are hereby waived by Borrowers to the fullest extent permitted by law;

(b)terminate, reduce or condition any Commitment;

(c)require Obligors to Cash Collateralize their Obligations that are contingent or not yet due and payable; and

(d)exercise any and all rights or remedies afforded under any agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC. Such rights and remedies include the rights to (i) take possession of any Collateral; (ii) require Borrowers to assemble Collateral, at Borrowers’ expense, and make it available to Agent at a place designated by Agent; (iii) enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by Borrowers, Borrowers agree not to charge for such storage); and (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by Applicable Law, in lots or in bulk, at such locations, all as Agent, in its discretion, deems advisable. Borrowers agree that 10 days’ notice of any proposed sale or other disposition of Collateral by Agent shall be reasonable, and that any sale conducted on the internet or to a licensor of Intellectual Property shall be commercially reasonable. Agent may conduct sales on any Obligor’s premises, without charge, and any sales may be adjourned from time to time in accordance with Applicable Law. Agent shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may set off the amount of such price against the Obligations.

10.3License. For the sole purpose of enabling Agent to exercise its rights and remedies as to the Collateral under this Agreement and Applicable Law, Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (without payment of royalty or other compensation to any Person) any ~~or all~~ Intellectual Property of ~~Borrowers~~Obligors, computer hardware and software~~, trade secrets~~, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral. ~~Borrowers'~~ For clarity, this license is effective only while an Event of Default exists and is irrevocable until the termination of this Agreement. Each Obligor’s rights and interests under Intellectual Property shall inure to ~~Agent's~~Agent’s benefit.

10.4Setoff. At any time during the continuance of an Event of Default, Agent, Lenders and any of their Affiliates are authorized, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Agent, such Lender or such Affiliate to or for the credit or the account of an Obligor against its Obligations, whether or not Agent, such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or are owed to a branch or office of Agent, such Lender or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness. The rights of Agent, each Lender and each such Affiliate under this Section are in addition to other rights and remedies (including other rights of offset) that such Person may have.

10.5Remedies Cumulative; No Waiver.

10.5.1Cumulative Rights. All agreements, warranties, guaranties, indemnities and other undertakings of Obligors under the Loan Documents are cumulative and not in derogation of each other. The rights and remedies of Agent and Lenders under the Loan Documents are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and are not exclusive of any other rights or remedies available by agreement, by law, at equity or otherwise. All such rights and remedies shall continue in full force and effect until Full Payment of all Obligations.

10.5.2Waivers. No waiver or course of dealing shall be established by (a) the failure or delay of Agent or any Lender to require strict performance by any Obligor under any Loan Document, or to exercise any rights or remedies with respect to Collateral or otherwise; (b) the making of any Loan during a Default, Event of Default or other failure to satisfy any conditions precedent; or (c) acceptance by Agent or any Lender of any payment or performance by an Obligor under any Loan Documents in a manner other than that specified therein. Except as set forth in this Agreement, any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date.

11.AGENT

11.1Appointment, Authority and Duties of Agent.

11.1.1Appointment and Authority. Each Secured Party appoints and designates Cerberus as Agent under all Loan Documents. Agent may, and each Secured Party authorizes Agent to, enter into all Loan Documents to which Agent is intended to be a party and accept all Security Documents. Any action taken by Agent in accordance with the provisions of the Loan Documents, and the exercise by Agent of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized by and binding upon all Secured Parties. Without limiting the generality of the foregoing, Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents; (b) execute and deliver as Agent each Loan Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document; (c) act as collateral agent for Secured Parties for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (d) manage, supervise or otherwise deal with Collateral; and (e) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral or under any Loan Documents, Applicable Law or otherwise.

11.1.2Duties. The title of “Agent” is used solely as a matter of market custom and the duties of Agent are administrative in nature only. Agent has no duties except those expressly set forth in the Loan Documents, and in no event does Agent have any agency, fiduciary or implied duty to or relationship with any Secured Party or other Person by reason of any Loan Document or related transaction. The conferral upon Agent of any right shall not imply a duty to exercise such right, unless instructed to do so by Lenders in accordance with this Agreement.

11.1.3Agent Professionals. Agent may perform its duties through agents and employees. Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon and in accordance with, any advice given by an Agent Professional. Agent shall not be responsible for the negligence or misconduct of any agents, employees or Agent Professionals selected by it with reasonable care.

11.1.4Instructions of Required Lenders. The rights and remedies conferred upon Agent under the Loan Documents may be exercised without the necessity of joining any other party, unless required by Applicable Law. In determining compliance with a condition for any action hereunder, including satisfaction of any condition in Section 6, Agent may presume that the condition is satisfactory to a Secured Party unless Agent has received notice to the contrary from such Secured Party before Agent takes the action. Agent may request instructions from Required Lenders or other Secured Parties with respect to any act (including the failure to act) in connection with any Loan Documents or Collateral, and may seek assurances to its satisfaction from Secured Parties of their indemnification obligations against Claims that could be incurred by Agent. Agent may refrain from any act until it has received such instructions or assurances, and shall not incur liability to any Person by reason of so refraining. Instructions of Required Lenders shall be binding upon all Secured Parties, and no Secured Party shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting pursuant to instructions of Required Lenders. Notwithstanding the foregoing, instructions by and consent of specific parties shall be required to the extent provided in Section 13.1.1. In no event shall Agent be required to take any action that it determines in its Permitted Discretion is contrary to Applicable Law or any Loan Documents or could subject any Agent Indemnitee to liability.

11.2Agreements Regarding Collateral and Borrower Materials.

11.2.1Lien Releases; Care of Collateral. Secured Parties authorize Agent to release any Lien with respect to any Collateral: (a) upon Full Payment of the Obligations; (b) that is the subject of a disposition or Lien that any Borrower certifies in writing is a Permitted Asset Disposition or a Permitted Lien entitled to priority over Agent’s Liens (and Agent may rely conclusively on any such certificate without further inquiry); (c) that does not constitute a material part of the Collateral; or (d) subject to Section 13.1, with the consent of Required Lenders. Secured Parties authorize Agent to subordinate its Liens to any Purchase Money Lien or other Lien entitled to priority hereunder. Agent has no obligation to assure that any Collateral exists or is owned by an Obligor, or is cared for, protected or insured, nor to assure that Agent’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral.

11.2.2Possession of Collateral. Agent and Secured Parties appoint each Lender as agent (for the benefit of Secured Parties) for the purpose of perfecting Liens in any Collateral held or controlled by such Lender, to the extent such Liens are perfected by possession or control. If any Lender obtains possession or control of any Collateral, it shall notify Agent thereof and, promptly upon Agent’s request, deliver such Collateral to Agent or otherwise deal with it in accordance with Agent’s instructions.

11.2.3Reports. Agent shall promptly provide to Lenders, when complete, any field examination, audit or appraisal report prepared for Agent with respect to any Obligor or Collateral (“Report”). Reports and other Borrower Materials may be made available to Lenders by providing access to them on the Platform, but Agent shall not be responsible for system failures or access issues that may occur from time to time. Each Lender agrees (a) that Reports are not intended to be comprehensive audits or examinations, and that Agent or any other Person performing an audit or examination will inspect only limited information and will rely significantly upon Borrowers’ books, records and representations; (b) that Agent makes no representation or warranty as to the accuracy or completeness of any Borrower Materials and shall not be liable for any information contained in or omitted from any Borrower Materials, including any Report; and (c) to keep all Borrower Materials confidential and strictly for such Lender’s internal use, not to distribute any Report or other Borrower Materials (or the contents thereof) to any Person (except to such Lender’s Participants, attorneys and accountants that have been advised of the confidential nature of the Borrower Materials), and to use all Borrower Materials solely for administration of the Obligations. Each Lender shall indemnify and hold harmless Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Borrower Materials, as well as from any Claims arising as a direct or indirect result of Agent furnishing same to such Lender, via the Platform or otherwise.

11.3Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice or other communication (including those by telephone, telex, telegram, telecopy or e-mail) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. Agent shall have a reasonable and practicable amount of time to act upon any instruction, notice or other communication under any Loan Document, and shall not be liable for any delay in acting.

11.4Action Upon Default. Agent shall not be deemed to have knowledge of any Default or Event of Default, or of any failure to satisfy any conditions in Section 6, unless it has received written notice from Borrowers or Required Lenders specifying the occurrence and nature thereof. If any Lender acquires knowledge of a Default, Event of Default or failure of such conditions, it shall promptly notify Agent and the other Lenders thereof in writing. Each Secured Party agrees that, except as otherwise provided in any Loan Documents or with the written consent of Agent and Required Lenders, it will not take any Enforcement Action, accelerate Obligations or assert any rights relating to any Collateral.

11.5Ratable Sharing. If any Lender obtains any payment or reduction of any Obligation, whether through set-off or otherwise, in excess of its ratable share of such Obligation, such Lender shall forthwith purchase from Secured Parties participations in the affected Obligation as are necessary to share the excess payment or reduction on a Pro Rata basis or in accordance with Section 5.6.2, as applicable. If any of such payment or reduction is thereafter recovered from the purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. Notwithstanding the foregoing, if a Defaulting Lender obtains a payment or reduction of any Obligation, it shall immediately turn over the full amount thereof to Agent for application under Section 4.2.2 and it shall provide a written statement to Agent describing the Obligation affected by such payment or reduction.

11.6Indemnification. EACH SECURED PARTY SHALL INDEMNIFY AND HOLD HARMLESS AGENT INDEMNITEES TO THE EXTENT NOT REIMBURSED BY OBLIGORS, ON A PRO RATA BASIS, AGAINST ALL CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY SUCH INDEMNITEE, PROVIDED THAT ANY CLAIM AGAINST AN AGENT INDEMNITEE RELATES TO OR ARISES FROM ITS ACTING AS OR FOR AGENT (IN THE CAPACITY OF AGENT). In Agent’s Permitted Discretion, it may reserve for any Claims made against an Agent Indemnitee, and may satisfy any judgment, order or settlement relating thereto, from proceeds of Collateral prior to making any distribution of Collateral proceeds to Secured Parties. If Agent is sued by any receiver, trustee or other Person for any alleged preference or fraudulent transfer, then any monies paid by Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys’ fees) incurred in the defense of same, shall be promptly reimbursed to Agent by each Secured Party to the extent of its Pro Rata share.

11.7Limitation on Responsibilities of Agent. Agent shall not be liable to any Secured Party for any action taken or omitted to be taken under the Loan Documents, except for losses directly and solely caused by Agent’s gross negligence or willful misconduct. Agent does not assume any responsibility for any failure or delay in performance or any breach by any Obligor, Lender or other Secured Party of any obligations under the Loan Documents. Agent does not make any express or implied representation, warranty or guarantee to Secured Parties with respect to any Obligations, Collateral, Liens, Loan Documents or Obligor. No Agent Indemnitee shall be responsible to Secured Parties for any recitals, statements, information, representations or warranties contained in any Loan Documents or Borrower Materials; the execution, validity, genuineness, effectiveness or enforceability of any Loan Documents; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor or Account Debtor. No Agent Indemnitee shall have any obligation to any Secured Party to ascertain or inquire into the existence of any Default or Event of Default, the observance by any Obligor of any terms of the Loan Documents, or the satisfaction of any conditions precedent contained in any Loan Documents.

11.8Successor Agent and Co-Agents.

11.8.1Resignation; Successor Agent. Agent may resign at any time by giving at least 30 days’ written notice thereof to Lenders and Borrowers. Required Lenders may appoint a successor to replace the resigning Agent, which successor shall be (a) a Lender or an Affiliate of a Lender; or (b) a financial institution with an office in the United States, or an Affiliate of any such financial institution with an office in the United States reasonably acceptable to Required Lenders and (provided no Default or Event of Default exists) Borrowers. If no successor agent is appointed prior to the effective date of Agent’s resignation, then Agent may appoint a successor agent that is a financial institution with an office in the United States, or an Affiliate of any such financial institution with an office in the United States acceptable to it (which shall be a Lender unless no Lender accepts the role) or in the absence of such appointment, Required Lenders shall on such date assume all rights and duties of Agent hereunder. Upon acceptance by any successor Agent of its appointment hereunder, such successor Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Agent without further act. On the effective date of its resignation, the retiring Agent shall be discharged from its duties and obligations hereunder but shall continue to have all rights and protections under the Loan Documents with respect to actions taken or omitted to be taken by it while Agent, including the indemnification set forth in Sections 11.6 and 13.3, and all rights and protections under this Section 11. Any successor to Cerberus by merger or acquisition of stock or this loan shall continue to be Agent hereunder without further act on the part of any Secured Party or Obligor.

11.8.2Co-Collateral Agent. If appropriate under Applicable Law, Agent may appoint a Person to serve as a co-collateral agent or separate collateral agent under any Loan Document. Each right, remedy and protection intended to be available to Agent under the Loan Documents shall also be vested in such agent. Secured Parties shall execute and deliver any instrument or agreement that Agent may request to effect such appointment. If any such agent shall die, dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of the agent, to the extent permitted by Applicable Law, shall vest in and be exercised by Agent until appointment of a new agent.

11.9Due Diligence and Non-Reliance. Each Lender acknowledges and agrees that it has, independently and without reliance upon Agent or any other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Obligor and its own decision to enter into this Agreement and to fund Loans hereunder. Each Secured Party has made such inquiries as it feels necessary concerning the Loan Documents, Collateral and Obligors. Each Secured Party acknowledges and agrees that the other Secured Parties have made no representations or warranties concerning any Obligor, any Collateral or the legality, validity, sufficiency or enforceability of any Loan Documents or Obligations. Each Secured Party will, independently and without reliance upon any other Secured Party, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Loans and in taking or refraining from any action under any Loan Documents. Except for notices, reports and other information expressly requested by a Lender, Agent shall have no duty or responsibility to provide any Secured Party with any notices, reports or certificates furnished to Agent by any Obligor or any credit or other information concerning the affairs, financial condition, business or Properties of any Obligor (or any of its Affiliates) which may come into possession of Agent or its Affiliates.

11.10Remittance of Payments and Collections.

11.10.1Remittances Generally. All payments by any Lender to Agent shall be made by the time and on the day set forth in this Agreement, in immediately available funds. If no time for payment is specified or if payment is due on demand by Agent and request for payment is made by Agent by 12:00 p.m. on a Business Day, payment shall be made by Lender not later than 2:00 p.m. on such day, and if request is made after 12:00 p.m., then payment shall be made by 10:00 a.m. on the next Business Day. Payment by Agent to any Secured Party shall be made by wire transfer, in the type of funds received by Agent. Any such payment shall be subject to Agent’s right of offset for any amounts due from such payee under the Loan Documents.

11.10.2Failure to Pay. If any Secured Party fails to pay any amount when due by it to Agent pursuant to the terms hereof, such amount shall bear interest, from the due date until paid in full, at the rate determined by Agent as customary for interbank compensation for two Business Days and thereafter at the Default Rate for LIBOR Loans. In no event shall Borrowers be entitled to receive credit for any interest paid by a Secured Party to Agent, nor shall any Defaulting Lender be entitled to interest on any amounts held by Agent pursuant to Section 4.2.

11.10.3Recovery of Payments. If Agent pays an amount to a Secured Party in the expectation that a related payment will be received by Agent from an Obligor and such related payment is not received, then Agent may recover such amount from the Secured Party. If Agent determines that an amount received by it must be returned or paid to an Obligor or other Person pursuant to Applicable Law or otherwise, then Agent shall not be required to distribute such amount to any Secured Party. If any amounts received and applied by Agent to Obligations held by a Secured Party are later required to be returned by Agent pursuant to Applicable Law, such Secured Party shall pay to Agent, on demand, its share of the amounts required to be returned.

11.11Individual Capacities. As a Lender, Cerberus shall have the same rights and remedies under the Loan Documents as any other Lender, and the terms “Lenders,” “Required Lenders” or any similar term shall include Cerberus in its capacity as a Lender. In their individual capacities, Agent, Lenders and their Affiliates may receive information regarding Obligors, their Affiliates and their Account Debtors (including information subject to confidentiality obligations), and shall have no obligation to provide such information to any Secured Party.

11.12Titles. Each Lender, other than Cerberus, that is designated (on the cover page of this Agreement or otherwise) by Cerberus as an “Arranger,” “Bookrunner” or “Agent” of any type shall have no right, power or duty under any Loan Documents other than those applicable to all Lenders, and shall in no event have any fiduciary duty to any Secured Party.

11.13No Third-Party Beneficiaries. This Section 11 is an agreement solely among Secured Parties and Agent, and shall survive Full Payment of the Obligations. This Section 11 does not confer any rights or benefits upon any Obligor or any other Person. As between Obligors and Agent, any action that Agent may take under any Loan Documents or with respect to any Obligations shall be conclusively presumed to have been authorized and directed by Secured Parties

12.BENEFIT OF AGREEMENT; ASSIGNMENTS

12.1Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Obligors, Agent, Lenders, Secured Parties, and their respective successors and assigns, except that (a) no Obligor shall have the right to assign its rights or delegate its obligations under any Loan Documents; (b) any assignment by a Lender must be made in compliance with Section 12.3 and (c) any participation by Lender must be in accordance with Section 12.2 (any other attempted transfer or assignment by any party hereto shall be null and void). Agent may treat the Person which made any Loan as the owner thereof for all purposes until such Person makes an assignment in accordance with Section 12.3. Any authorization or consent of a Lender shall be conclusive and binding on any subsequent transferee or assignee of such Lender.

12.2Participations.

12.2.1Permitted Participants; Effect. Subject to Section 12.3.3, any Lender may sell to a financial institution (“Participant”) a participating interest in the rights and obligations of such Lender under any Loan Documents; provided that each Lender shall provide Borrowers with prior written notice of any participation and if the proposed Participant is a vulture fund or distressed debt purchaser the consent of Borrowers shall be required for such sale (which consent shall be deemed given if no objection is made by Borrowers within ten Business Days after receipt of notice of the proposed participation) unless an Event of Default has occurred and is continuing in which case the Borrowers’ consent shall not be required. Despite any sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, it shall remain solely responsible to the other parties hereto for performance of such obligations, it shall remain the holder of its Loans and Commitments for all purposes, all amounts payable by Borrowers shall be determined as if it had not sold such participating interests, and Borrowers and Agent shall continue to deal solely and directly with such Lender in connection with the Loan Documents. Each Lender shall be solely responsible for notifying its Participants of any matters under the Loan Documents, and Agent and the other Lenders shall not have any obligation or liability to any such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.7, 3.9, 5.8 and 5.9 (subject to the requirements and limitations therein, including the requirements under Section 5.9, it being understood that the documentation required under Section 5.9 shall be delivered to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.3; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.8 and 12.4 as if it were an assignee under Section 12.3; and (B) shall not be entitled to receive any greater payment under Section 3.7 or 5.8, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

12.2.2Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, waiver or other modification of a Loan Document other than that which forgives principal, interest or fees, reduces the stated interest rate or fees payable with respect to any Loan or Commitment in which such Participant has an interest, postpones the Term Loan Maturity Date or any date fixed for any regularly scheduled payment of principal, interest or fees on such Loan or Commitment, or releases Borrowers, any Guarantor or substantially all Collateral.

12.2.3Participant Register. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrowers, maintain a register in which it enters the Participant’s name and address and the principal amounts of and stated interest on the Participant’s interest in the Commitments and Loans the “Participant Register”). Entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each Person recorded in the Participant Register as the owner of the applicable participation for all purposes, notwithstanding any notice to the contrary. No Lender shall have an obligation to disclose any information in the Participant Register except to the extent necessary to establish that a Participant’s interest is in registered form under Section 5f.103-1(c) of the United States

Treasury Regulations. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

12.2.4Benefit of Setoff. Borrowers agree that each Participant shall have a right of set-off in respect of its participating interest to the same extent as if such interest were owing directly to a Lender, and each Lender shall also retain the right of set-off with respect to any participating interests sold by it. By exercising any right of set-off, a Participant agrees to share with Lenders all amounts received through its set-off, in accordance with Section 11.5 as if such Participant were a Lender

12.3Assignments.

12.3.1Permitted Assignments. A Lender may assign to an Eligible Assignee any of its rights and obligations under the Loan Documents, as long as (a) each assignment is of a constant, and not a varying, percentage of the transferor Lender’s rights and obligations under the Loan Documents and, in the case of a partial assignment, is in a minimum principal amount of (i) so long as no Default or Event of Default shall have occurred and be continuing, $5,000,000 (unless otherwise mutually agreed by Agent and Borrowers in their discretion) or (ii) during the existence of an Event of Default, $1,000,000 (unless otherwise agreed by Agent in its discretion), and in each case in integral multiples of $1,000,000 in excess of that amount; (b) except in the case of an assignment in whole of a Lender’s rights and obligations, the aggregate amount of the Commitments retained by the transferor Lender is at least (i) so long as no Default or Event of Default shall have occurred and be continuing, $5,000,000 (unless otherwise mutually agreed by Agent and Borrowers in their discretion) or (ii) during the existence of an Event of Default, $1,000,000 (unless otherwise agreed by Agent in its discretion); and (c) the parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording, an Assignment and Acceptance. Nothing herein shall limit the right of a Lender to pledge or assign any rights under the Loan Documents to secure obligations of such Lender, including a pledge or assignment to a Federal Reserve Bank; provided, however, that no such pledge or assignment shall release the Lender from its obligations hereunder nor substitute the pledge or assignee for such Lender as a party hereto.

12.3.2Effect; Effective Date. Upon delivery to Agent of an assignment notice in the form of Exhibit A-2 and a processing fee of $3,500 (unless otherwise agreed by Agent in its Permitted Discretion), the assignment shall become effective as specified in the notice, if it complies with this Section 12.3. From such effective date, the Eligible Assignee shall for all purposes be a Lender under the Loan Documents, and shall have all rights and obligations of a Lender thereunder. Upon consummation of an assignment, the transferor Lender, Agent and Borrowers shall make appropriate arrangements for issuance of replacement and/or new notes, if applicable. The transferee Lender shall comply with Section 5.9 and deliver, upon request, an administrative questionnaire satisfactory to Agent

12.3.3Certain Assignees. No assignment or participation may be made to an Obligor, Affiliate of an Obligor, Defaulting Lender or natural person. So long as no Default or Event of Default has occurred and is continuing, no assignment or participation may be made to any Person that is a direct commercial competitor of the Obligors. Any assignment by a Defaulting Lender shall be effective only upon payment by the Eligible Assignee or Defaulting Lender to Agent of an aggregate amount sufficient, upon distribution (through direct payment, purchases of participations or other compensating actions as Agent deems appropriate), to satisfy all funding and payment liabilities then owing by the Defaulting Lender hereunder. If an assignment by a Defaulting Lender shall become effective under Applicable Law for any reason without compliance with the foregoing sentence, then the assignee shall be deemed a Defaulting Lender for all purposes until such compliance occurs.

12.3.4Register. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, any notes or other writings issued under the Loan Documents shall be registered as to both principal and any stated interest. Agent, acting solely for this purpose as a non-fiduciary agent of Borrowers, shall maintain at one of its offices (a) a copy (or electronic equivalent) of each Assignment and Acceptance delivered to it, and (b) a register (the “Register”) for recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts of and stated interest on the Loans owing to, each Lender pursuant to the terms hereof from time to time. Entries in the Register shall be conclusive, absent manifest error, and the Borrowers, Agent and Lenders shall treat each Person recorded in the Register pursuant to the terms hereof as a Lender for all purposes under the Loan Documents, notwithstanding any notice to the contrary. The Register shall be available for inspection by Borrowers or any Lender, at any reasonable time and from time to time upon reasonable notice.

12.4Replacement of Certain Lenders. If a Lender (a) within the last 120 days failed to give its consent to any amendment, waiver or action for which consent of all Lenders was required and Required Lenders consented, (b) is a Defaulting Lender, or (c) within the last 120 days gave a notice under Section 3.5 or requested payment or compensation under Section 3.7 or 5.9 (and has not designated a different Lending Office pursuant to Section 3.8), then Agent or Borrowers may, upon 10 days’ notice to such Lender, require it to assign its rights and obligations under the Loan Documents to Eligible Assignee(s) willing to acquire such rights and obligations, pursuant to appropriate Assignment and Acceptance(s), within 20 days after the notice. Agent is irrevocably appointed as attorney-in-fact to execute any such Assignment and Acceptance if the Lender fails to execute it. Such Lender shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the Loan Documents through the date of assignment.

13.MISCELLANEOUS

13.1Amendments and Waivers.

13.1.1Amendments and Other Modifications. No modification of any Loan Document, including any extension or amendment of a Loan Document or any waiver of a Default or Event of Default, shall be effective without the prior written agreement of Agent (with the consent of Required Lenders) and each Obligor party to such Loan Document; provided, however, that: (a) without the prior written consent of Agent, no modification shall alter any provision in a Loan Document that relates to any rights, duties or discretion of Agent;

(b)Intentionally Omitted.

(c)without the prior written consent of each affected Lender, including a Defaulting Lender, no modification shall (i) increase the Commitment of such Lender; (ii) reduce the amount of, or waive or delay payment of, any principal, interest or fees payable to such Lender (except as provided in Section 4.2); (iii) extend the Term Loan Maturity Date applicable to such Lender’s Obligations; or (iv) amend this clause (c); and

(d) without the prior written consent of all Lenders (except any Defaulting Lender), no modification shall (i) alter Section 5.6.2, 7.1 (except to add Collateral) or 13.1.1; (ii) amend the definition of Pro Rata or Required Lenders; (iii) release all or substantially all Collateral; or (iv) except in connection with a merger, disposition or similar transaction expressly permitted hereby, release any Obligor from liability for any Obligations.

13.1.2Limitations. The agreement of any Obligor shall not be required for any modification of a Loan Document that deals solely with the rights and duties of Lenders and/or Agent as among themselves. Only the consent of the parties to any agreement relating to fees shall be required for modification of such agreement. Any waiver or consent granted by Agent or Lenders hereunder shall be effective only if in writing and only for the matter specified.

13.1.3Payment for Consents. No Borrower will, directly or indirectly, pay any remuneration or other thing of value, whether by way of additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for agreement by such Lender with any modification of any Loan Documents, unless such remuneration or value is concurrently paid, on the same terms, on a Pro Rata basis to all Lenders providing their consent.

13.2Power of Attorney. Borrowers hereby irrevocably constitute and appoint Agent (and all Persons designated by Agent) as Borrowers’ true and lawful attorney (and agent-in-fact) for the purposes provided in this Section. Agent, or Agent’s designee, may, without notice and in either its or any Borrower’s name, but at the cost and expense of Borrowers:

(a)Endorse any Borrower’s name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into Agent’s possession or control; and

(b)During the continuance of an Event of Default, (i) notify any Account Debtors of the assignment of their Accounts, demand and enforce payment of Accounts, by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (iii) collect, liquidate and receive balances in Deposit Accounts or investment accounts, and take control, in any manner, of proceeds of Collateral; (iv) receive, open and dispose of mail addressed to Borrowers, and notify postal authorities to deliver any such mail to an address designated by Lender; (v) use any Borrower’s stationery and sign its name to verifications of Accounts and notices to Account Debtors; (vi) use information contained in any data processing, electronic or information systems relating to Collateral; (vii) make and adjust claims under insurance policies; and (viii) do all other things necessary to carry out the intent and purpose of this Agreement.

13.3Indemnity. BORROWERS SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ASSERTED BY ANY OBLIGOR OR OTHER PERSON OR ARISING FROM THE NEGLIGENCE OF AN

INDEMNITEE. In no event shall any party to a Loan Document have any obligation thereunder to indemnify or hold harmless an Indemnitee with respect to a Claim that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Indemnitee. This Section 13.3 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

13.4Notices and Communications.

13.4.1Notice Address. All notices and other communications by or to a party hereto shall be in writing and shall be given to Borrowers, at AGM’s address shown on the signature pages hereof, and to any other Person at its address shown on the signature pages hereof (or, in the case of a Person who becomes a Lender after the Closing Date, at the address shown on its Assignment and Acceptance), or at such other address as a party may hereafter specify by notice in accordance with this Section 13.4. Each communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received; (b) if given by mail, three Business Days after deposit in the U.S. mail, with first-class postage pre-paid, addressed to the applicable address; or (c) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged. Notwithstanding the foregoing, no notice to Agent pursuant to Section 5.2.3 shall be effective until actually received by the individual to whose attention at Agent such notice is required to be sent. Any written communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party.

13.4.2Electronic Communications; Voice Mail. Electronic mail and internet websites may be used only for routine communications, such as delivery of Borrower Materials, administrative matters and distribution of Loan Documents. Agent and Lenders make no assurances as to the privacy and security of electronic communications. Electronic and voice mail may not be used as effective notice under the Loan Documents.

13.4.3Platform. Borrower Materials shall be delivered by Borrowers pursuant to procedures approved by Agent, including electronic delivery (if possible) upon request by Agent to an electronic system maintained by it (“Platform”). Borrowers shall notify Agent of each posting of reports or other information on the Platform. All information shall be deemed received by Agent only upon its receipt of such notice. Borrower Materials and other information relating to this credit facility may be made available to Secured Parties on the Platform, and Obligors and Secured Parties acknowledge that “public” information is not segregated from material non-public information on the Platform. The Platform is provided “as is” and “as available.” Agent does not warrant the accuracy or completeness of any information on the Platform nor the adequacy or functioning of the Platform, and expressly disclaims liability for any errors or omissions in the Borrower Materials or any issues involving the Platform. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS, OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY AGENT WITH RESPECT TO BORROWER MATERIALS OR THE PLATFORM. Secured Parties acknowledge that Borrower Materials may include material non-public information of Obligors and should not be made available to any personnel who do not wish to receive such information or who may be engaged in investment or other market-related activities with respect to any Obligor’s securities. No Agent Indemnitee shall have any liability to Borrowers, Secured Parties or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) relating to use by any Person of the Platform or delivery of Borrower Materials and other information through the platform or over the internet.

13.4.4Non-Conforming Communications. Agent and Lenders may rely upon any communications purportedly given by or on behalf of Borrowers even if they were not made in a manner specified herein, were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient, varied from a later confirmation. Borrowers shall indemnify and hold harmless each Indemnitee from any liabilities, losses, costs and expenses arising from any electronic or telephonic communication purportedly given by or on behalf of Borrowers.

13.5Performance of Borrowers’ Obligations. Agent may, in its discretion at any time and from time to time, at Borrowers’ expense, pay any amount or do any act required of Borrowers under any Loan Documents or otherwise lawfully requested by Agent to (a) enforce any Loan Documents or collect any Obligations; (b) protect, insure, maintain or realize upon any Collateral; or (c) defend or maintain the validity or priority of Agent’s Liens in any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien. All payments, costs and expenses (including Extraordinary Expenses) of Agent under this Section shall be reimbursed by Borrowers, on demand, with interest from the date incurred until paid in full, at the Default Rate applicable to LIBOR Loans. Any payment made or action taken by Agent under this Section shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.

13.6Credit Inquiries. Agent may (but shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Obligor or Subsidiary.

13.7Severability. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.

13.8Cumulative Effect; Conflict of Terms. The provisions of the Loan Documents are cumulative. The parties acknowledge that the Loan Documents may use several limitations or measurements to regulate similar matters, and they agree that these are cumulative and that each must be performed as provided. Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.

13.9Counterparts; Execution. Any Loan Document may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when Agent has received counterparts bearing the signatures of all parties hereto. Delivery of a signature page of any Loan Document by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of such agreement. Any electronic signature, contract formation on an electronic platform and electronic record-keeping shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act.

13.10Entire Agreement. Time is of the essence with respect to all Loan Documents and Obligations. The Loan Documents constitute the entire agreement, and supersede all prior understandings and agreements, among the parties relating to the subject matter thereof.

13.11Relationship with Lenders. The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Commitments of any other Lender. Amounts payable hereunder to each Lender shall be a separate and independent debt. It shall not be necessary for Agent or any other Lender to be joined as an additional party in any proceeding for such purposes. Nothing in this Agreement and no action of Agent, Lenders or any other Secured Party pursuant to the Loan Documents or otherwise shall be deemed to constitute Agent and any Secured Party to be a partnership, joint venture or similar arrangement, nor to constitute control of any Obligor.

13.12No Control; No Advisory or Fiduciary Responsibility. Nothing in any Loan Document and no action of Agent or any Lender pursuant to any Loan Document shall be deemed to constitute control of any Obligor by Agent or any Lender. In connection with all aspects of each transaction contemplated by any Loan Document, Borrowers acknowledge and agree that (a)(i) this credit facility and all related services by Agent, any Lender or any of the their Affiliates are arm’s-length commercial transactions between Borrowers and such Person; (ii) Borrowers have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate; and (iii) Borrowers are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated by the Loan Documents; (b) each of Agent, Lenders their Affiliates is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Borrowers, their Affiliates or any other Person, and has no obligation with respect to the transactions contemplated by the Loan Documents except as expressly set forth therein; and (c) Agent, Lenders and their Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Borrowers and their Affiliates, and have no obligation to disclose any of such interests to Borrowers or their Affiliates. To the fullest extent permitted by Applicable Law, Borrowers hereby waive and release any claims that they may have against Agent, Lender and their Affiliates with respect to any breach of agency or fiduciary duty in connection with any transaction contemplated by a Loan Document.

13.13 Confidentiality. Agent and each Lender agrees to maintain the confidentiality of all Information (as defined below), except that Information may be disclosed (a) to its Affiliates, and its and their partners, directors, officers, employees, agents, advisors and representatives (provided they are informed of the confidential nature of the Information and instructed to keep it confidential); (b) to the extent requested by any governmental, regulatory or self-regulatory authority purporting to have jurisdiction over it or its Affiliates; (c) to the extent required by Applicable Law or by any subpoena or other legal process; (d) to any other party hereto; (e) in connection with any action or proceeding relating to any Loan Documents or Obligations; (f) subject to an agreement containing provisions substantially the same as this Section, to any potential or actual transferee of any interest in a Loan Document or any actual or prospective party (or its advisors) to any Bank Product or to any swap, derivative or other transaction under which payments are to be made by reference to an Obligor or Obligor’s obligations; (g) with the consent of Borrowers; or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) is available to Agent, any Lender or any of their Affiliates on a nonconfidential basis from a source other than Borrowers. Notwithstanding the foregoing, Agent and Lenders may publish or disseminate general information concerning this credit facility, and may use Borrowers’ logos, trademarks or product photographs in advertising materials. As used herein, “Information” means all information received from an Obligor or Subsidiary relating to it or its business. A Person required to maintain the confidentiality of Information pursuant to this Section shall be deemed to have complied if it exercises a degree of care similar to that accorded its own confidential information. Agent and each Lender acknowledges that (i) Information may include material non-public information; (ii) it has developed compliance procedures regarding the use of such information; and (iii) it will handle the material non-public information in accordance with Applicable Law

13.14[Reserved].

13.15GOVERNING LAW. UNLESS EXPRESSLY PROVIDED IN ANY LOAN DOCUMENT, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ALL CLAIMS, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS.

13.16Consent to Forum.

13.16.1Forum. BORROWERS HEREBY CONSENT TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER NEW YORK COUNTY, NEW YORK AND THE SOUTHERN DISTRICT OF NEW YORK, IN ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. BORROWERS IRREVOCABLY AND UNCONDITIONALLY WAIVE ALL CLAIMS, OBJECTIONS AND DEFENSES THAT THEY MAY HAVE REGARDING ANY SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 13.4.1. A final judgment in any proceeding of any such court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or any other manner provided by Applicable Law.

13.16.2Other Jurisdictions. Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Agreement shall be deemed to preclude enforcement by Agent or any Lender of any judgment or order obtained in any forum or jurisdiction.

13.16.3Judicial Reference. If any action, litigation or proceeding relating to any Obligations or Loan Documents is filed in a court sitting in or applying the laws of California, the court shall, and is hereby directed to, make a general reference pursuant to Cal. Civ. Proc. Code §638 to a referee (who shall be an active or retired judge) to hear and determine all issues in such case (whether fact or law) and to report a statement of decision. Nothing in this Section shall limit the right of Agent or any other Secured Party to exercise self-help remedies, such as setoff, foreclosure or sale of any Collateral or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, during or after any judicial reference. The exercise of a remedy does not waive the right of any party to resort to judicial reference. At Agent’s option, foreclosure under a mortgage or deed of trust may be accomplished either by exercise of power of sale thereunder or by judicial foreclosure.

13.17Waivers by Borrowers. To the fullest extent permitted by Applicable Law, each Borrower waives (a) the right to trial by jury (which Agent hereby also waives) in any proceeding or dispute of any kind relating in any way to any Loan Documents, Obligations or Collateral; (b) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by Agent on which such Borrower may in any way be liable, and hereby ratifies anything Agent may do in this regard; (c) notice prior to taking possession or control of any Collateral; (d) any bond or security that might be required by a court prior to allowing Agent to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against Agent or any Lender, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents or transactions relating thereto; and (g) notice of acceptance hereof. Each Borrower acknowledges that the foregoing waivers are a material inducement to Agent and Lenders entering into this Agreement and that they are relying upon the foregoing in its dealings with Borrowers. Each Borrower has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

13.18Patriot Act Notice. Agent and lenders hereby notify Borrowers that pursuant to the PATRIOT Act, Agent and Lenders are required to obtain, verify and record information that identifies each Borrower, including its legal name, address, tax ID number and other information that will allow Agent and Lenders to identify it in accordance with the PATRIOT Act. Agent and Lenders will also require information regarding each personal guarantor, if any, and may require information regarding Borrowers’ management and owners, such as legal name, address, social security number and date of birth. Borrowers shall, promptly upon request, provide all documentation and other information as Agent or any Lender may request from time to time in order to comply with any obligations under “know your customer,” anti-money laundering or other requirements of Applicable Law.

13.19Intercreditor Agreement. Notwithstanding anything to the contrary in this Agreement, to the extent the terms of this Agreement and the ASG Intercreditor Agreement conflict, the terms of the ASG Intercreditor Agreement shall control.

13.20NO ORAL AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN  DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

[Remainder of page intentionally left blank; signatures begin on following page]

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date set forth above.

BORROWERS:

ARCHITECTURAL GRANITE & MARBLE, LLC

By:
Name:
Title:

Address:
c/o Trive Capital 2021 McKinney Avenue, Suite 1200 Dallas, TX 75201
Attn:
Telecopy:

PENTAL GRANITE & MARBLE, LLC

By:
Name:
Title:

Address:
[	]
[	]
[	]
Attn:
Telecopy:

AGENT:

CERBERUS BUSINESS FINANCE, LLC

By:
Name:
Title:

Address:
875 Third Avenue New York, NY 10022
Attn:	Daniel Wolf
Telecopy:

LENDERS:

CERBERUS LEVERED LOAN
OPPORTUNITIES FUND III, L.P.
By:	Cerberus Levered Opportunities III GP, LLC
Its:	General Partner

By:
Name:
Title:

CERBERUS NJ CREDIT OPPORTUNITIES FUND, L.P.
By:	Cerberus NJ Credit Opportunities GP, LLC
Its:	General Partner

By:
Name:
Title:

CERBERUS ASRS HOLDINGS LLC

By:
Name:
Title:

CERBERUS KRS LEVERED LOAN OPPORTUNITIES FUND, L.P.
By:	Cerberus KRS Levered Opportunities GP, LLC
Its:	General Partner

By:
Name:
Title:

CERBERUS PSERS LEVERED LOAN OPPORTUNITIES FUND, L.P.
By:	Cerberus PSERS Levered Opportunities GP, LLC
Its:	General Partner

By:
Name:
Title:

CERBERUS FSBA HOLDINGS LLC

By:
Name:
Title:

CERBERUS ND CREDIT HOLDINGS LLC

By:
Name:
Title:

CERBERUS OFFSHORE LEVERED III LP
By:	COL III GP Inc.
Its:	General Partner

By:
Name:
Title:

CERBERUS REDWOOD LEVERED LOAN OPPORTUNITIES FUND B, L.P.
By:	Cerberus Redwood Levered Opportunities GP B, LLC
Its:	General Partner

By:
Name:
Title:

CERBERUS ICQ OFFSHORE LEVERED LP
By:	Cerberus ICQ Offshore GP LLC
Its:	General Partner

By:
Name:
Title:

CERBERUS ONSHORE LEVERED III LLC

By:
Name:
Title:

CERBERUS LOAN FUNDING XX L.P.
By:	Cerberus LFGP XX, LLC
Its:	General Partner

By:
Name:
Title:

CERBERUS REDWOOD LEVERED A LLC

By:
Name:
Title:

CERBERUS AUS LEVERED II LP
By:	CAL II GP, LLC
Its:	General Partner

By:
Name:
Title:

CERBERUS REDWOOD LEVERED B LLC

By:
Name:
Title:

CERBERUS ICQ LEVERED LLC

By:
Name:
Title:

CERBERUS LOAN FUNDING XIX L.P.
By:	Cerberus LFGP XIX, LLC
Its:	General Partner

By:
Name:
Title:

CERBERUS ICQ LEVERED LOAN OPPORTUNITIES FUND, L.P.
By:	Cerberus ICQ Levered Opportunities GP, LLC
Its:	General Partner

By:
Name:
Title:

CERBERUS FSBA LEVERED LLC

By:
Name:
Title:

CERBERUS SWC LEVERED II LLC

By:
Name:
Title:

CERBERUS LOAN FUNDING XVI LP
By:	Cerberus PSERS GP, LLC
Its:	General Partner

By:
Name:
Title:

CERBERUS LOAN FUNDING XVIII L.P.
By:	Cerberus LFGP XVIII, LLC
Its:	General Partner

By:
Name:
Title:

CERBERUS ASRS FUNDING LLC

By:
Name:
Title:

CERBERUS LOAN FUNDING XXI L.P.
By:	Cerberus LFGP XXI, LLC
Its:	General Partner

By:
Name:
Title:

SCHEDULE 2.1

to

Financing Agreement

COMMITMENTS OF LENDERS

	Initial Term Loan	Additional Term	Total Term Loan
Lender	Commitment[1]	Loan Commitment	Commitment[2]
Cerberus Levered Loan Opportunities Fund
III, L.P.	--	$8,402,339.22	$8,402,339.22
Cerberus NJ Credit Opportunities Fund, L.P.	--	$3,191,880.78	$3,191,880.78
Cerberus ASRS Holdings LLC	--	$9,401,090.58	$9,401,090.58
Cerberus KRS Levered Loan Opportunities Fund, L.P.	--	$1,057,915.68	$1,057,915.68
Cerberus PSERS Levered Loan Opportunities Fund, L.P.	--	$4,169,274.87	$4,169,274.87
Cerberus FSBA Holdings LLC	--	$2,504,701.93	$2,504,701.93
Cerberus ND Credit Holdings LLC	--	$2,522,796.94	$2,522,796.94
Cerberus ASRS Funding LLC	$13,955,220.08	--	$13,955,220.08
Cerberus AUS Levered II LP	$1,596,363.69	--	$1,596,363.69
Cerberus FSBA Levered LLC	$3,990,853.15	--	$3,990,853.15
Cerberus ICQ Levered LLC	$2,823,144.27	--	$2,823,144.27
Cerberus ICQ Levered Loan Opportunities Fund, L.P.	$3,442,346.48	--	$3,442,346.48
Cerberus ICQ Offshore Levered LP	$1,095,940.06	--	$1,095,940.06
Cerberus Loan Funding XIX, L.P.	$2,913,858.96	--	$2,913,858.96
Cerberus Loan Funding XVI LP	$5,333,788.63	--	$5,333,788.63
Cerberus Loan Funding XVIII L.P.	$12,767,142.86	--	$12,767,142.86
Cerberus Loan Funding XX L.P.	$1,248,251.26	--	$1,248,251.26
Cerberus Offshore Levered III LP	$160,630.24	--	$160,630.24
Cerberus Loan Funding XXI L.P.	$15,900,000.00	--	$15,900,000.00
Cerberus Onshore Levered III LLC	$1,200,198.26	--	$1,200,198.26
Cerberus Redwood Levered Loan Opportunities Fund B, L.P.	$390,762.69	--	$390,762.69
Cerberus Redwood Levered A LLC	$1,540,422.96	--	$1,540,422.96
Cerberus Redwood Levered B LLC	$1,919,871.11	--	$1,919,871.11
Cerberus SWC Levered II LLC	$4,196,205.31	--	$4,196,205.31
Total	$74,475,000	31,250,000	$105,725,000

1 The aggregate principal amount of the Initial Term Loan outstanding as of the Second Amendment Effective Date.

2 The aggregate principal amount of (i) the Initial Term Loan outstanding as of the Second Amendment Effective Date plus (ii) the Additional Term Loan Commitment.

EXHIBIT A-1

ASSIGNMENT AND ACCEPTANCE

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Financing Agreement, dated as of February__, 2017 (as amended, restated or otherwise modified from time to time, the “Loan Agreement”), by and among Architectural Granite & Marble, LLC, a Delaware limited liability company, (“AGM”), Pental Granite and Marble, LLC, a Washington limited liability company (“Pental” and together with AGM and each Subsidiary of AGM that executes a joinder agreement and becomes a “Borrower” thereunder, each a “Borrower” and collectively, the “Borrowers”), Cerberus Business Finance, LLC, as agent (“Agent”) for the financial institutions from time to time party to the Loan Agreement (“Lenders”), and such Lenders. Terms are used herein as defined in the Loan Agreement.

______________________________________ (“Assignor”) and _________________ (“Assignee”) agree as follows:

1.Assignor hereby assigns to Assignee and Assignee hereby purchases and assumes from Assignor a principal amount of $________ of Assignor’s outstanding Term Loan (the “Assigned Interest”), together with an interest in the Loan Documents corresponding to the Assigned Interest. This Agreement shall be effective as of the date (“Effective Date”) indicated in the corresponding Assignment Notice delivered to Agent, provided such Assignment Notice is executed by Assignor, Assignee, Agent and AGM, if applicable. From and after the Effective Date, Assignee hereby expressly assumes, and undertakes to perform, all of Assignor’s obligations in respect of the Assigned Interest, and all principal, interest, fees and other amounts which would otherwise be payable to or for Assignor’s account in respect of the Assigned Interest shall be payable to or for Assignee’s account, to the extent such amounts accrue on or after the Effective Date.

2.Assignor (a) represents that as of the date hereof, prior to giving effect to this assignment, the outstanding balance of its Term Loans is $__________; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto, other than that Assignor is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or the performance by Borrowers of their obligations under the Loan Documents. [Assignor is attaching the promissory note[s] held by it and requests that Agent exchange such note[s] for new promissory notes payable to Assignee [and Assignor].]

A-1-1

3.Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received copies of the Loan Agreement and such other Loan Documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it shall, independently and without reliance upon Assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (d) confirms that it is an Eligible Assignee; (e) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to Agent by the terms thereof, together with such powers as are incidental thereto; (f) agrees that it will observe and perform all obligations that are required to be performed by it as a “Lender” under the Loan Documents; and (g) represents and warrants that the assignment evidenced hereby will not result in a non-exempt “prohibited transaction” under Section 406 of ERISA.

4.This Agreement shall be governed by the laws of the State of New York. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of this Agreement shall remain in full force and effect.

5.Each notice or other communication hereunder shall be in writing, shall be sent by messenger, by telecopy or facsimile transmission, or by first-class mail, shall be deemed given when sent and shall be sent as follows:

(a)	If to Assignee, to the following address (or to such other address as

Assignee may designate from time to time):

(b)	If to Assignor, to the following address (or to such other address as

Assignor may designate from time to time):

Payments hereunder shall be made by wire transfer of immediately available Dollars as follows: If to Assignee, to the following account (or to such other account as Assignee may designate from time to time):

ABA No.

Account No.
Reference:

A-1-2

If to Assignor, to the following account (or to such other account as Assignor may designate from time to time):

ABA No.

Account No.
Reference:

A-1-3

IN WITNESS WHEREOF, this Assignment and Acceptance is executed as of ________________.

(“Assignee”)

By
Name:
Title:

(“Assignor”)

By
Name:
Title:

A-1-4

EXHIBIT A-2

ASSIGNMENT NOTICE

ASSIGNMENT NOTICE

Reference is made to (1) the Financing Agreement, dated as of February 28, 2017 (as amended, restated or otherwise modified from time to time, the “Loan Agreement”), by and among Architectural Granite & Marble, LLC, a Delaware limited liability company, (“AGM”), Pental Granite and Marble, LLC, a Washington limited liability company (“Pental” and together with AGM and each Subsidiary of AGM that executes a joinder agreement and becomes a “Borrower” thereunder, each a “Borrower” and collectively, the “Borrowers”), Cerberus Business Finance, LLC, as agent (“Agent”) for the financial institutions from time to time party to the Loan Agreement (“Lenders”), and such Lenders; and (2) the Assignment and Acceptance dated as of ____________, 20__ (“Assignment Agreement”), between __________________ (“Assignor”) and ____________________ (“Assignee”). Terms are used herein as defined in the Loan Agreement.

Assignor hereby notifies Borrowers and Agent of Assignor’s intent to assign to Assignee pursuant to the Assignment Agreement a principal amount of $________ of Assignor’s outstanding Term Loan (the “Assigned Interest”), together with an interest in the Loan Documents corresponding to the Assigned Interest. This Agreement shall be effective as of the date (“Effective Date”) indicated below, provided this Assignment Notice is executed by Assignor, Assignee, Agent and AGM, if applicable. Pursuant to the Assignment Agreement, Assignee has expressly assumed all of Assignor’s obligations under the Loan Agreement to the extent of the Assigned Interest, as of the Effective Date.

The address of Assignee to which notices and information are to be sent under the terms of the Loan Agreement is:

The address of Assignee to which payments are to be sent under the terms of the Loan Agreement is shown in the Assignment Agreement.

This Notice is being delivered to Borrowers and Agent pursuant to Section 13.3 of the Loan Agreement. Please acknowledge your acceptance of this Notice by executing and returning to Assignee and Assignor a copy of this Notice.

A-2-1

IN WITNESS WHEREOF, this Assignment Notice is executed as of _____________.

(“Assignee”)

By
Name:
Title:

(“Assignor”)

By
Name:
Title:

ACKNOWLEDGED AND AGREED,
AS OF THE DATE SET FORTH ABOVE: *

ARCHITECTURAL GRANITE & MARBLE, LLC,
as a Borrower

By
Name:
Title:

* No signature required if Assignee is a Lender, Affiliate of a Lender or if an Event of Default exists.

CERBERUS BUSINESS FINANCE, LLC,
as Agent

By
Name:
Title:

A-2-2

EXHIBIT B

COMPLIANCE CERTIFICATE

In accordance with the terms of the Financing Agreement, dated as of February 28, 2017 (as amended, restated or otherwise modified from time to time, the “Loan Agreement”; terms are used herein as defined in the Loan Agreement), by and among Architectural Granite & Marble, LLC, a Delaware limited liability company, (“AGM”), Pental Granite and Marble, LLC, a Washington limited liability company (“Pental” and together with AGM and each Subsidiary of AGM that executes a joinder agreement and becomes a “Borrower” thereunder, each a “Borrower” and collectively, the “Borrowers”), the financial institutions from time to time party thereto (“Lenders”) and Cerberus Business Finance, LLC, as agent (“Agent”) for and such Lenders, I hereby certify that:

1.I am the [President] [Chief Financial Officer] of Ultimate Parent;

2.The enclosed financial statements are prepared in accordance with generally accepted accounting principles;

3.No Default or any event which, upon the giving of notice or passing of time or both, would constitute such an Event of Default, has occurred.

4.Borrowers are in compliance with the financial covenants set forth in Sections 9.3.1 and 9.3.2 of the Loan Agreement, as demonstrated by the calculations contained in Schedule I, attached hereto and made a part hereof.

ARCHITECTURAL GRANITE & MARBLE, LLC,
as Borrower
By:
Name:
Title:

B-1

SCHEDULE I TO COMPLIANCE CERTIFICATE

[Borrowers to provide detailed calculations of financial covenants]

B-2

EXHIBIT C

CONDITIONS PRECEDENT

(a)Each Loan Document shall have been duly executed and delivered to Agent by each of the signatories thereto, and each Obligor shall be in compliance with all terms thereof.

(b)Except as set forth in Exhibit F, Agent shall have made all filings or recordations necessary to perfect its Liens in the Collateral.

(c)Agent shall have received results of Lien searches, listing all effective financing statements which name as debtor any Obligor and which are filed in the offices referred to in the Guaranty and Collateral Agreement, together with copies of such financing statements, none of which, except as otherwise agreed in writing by the Agent and Permitted Liens, shall cover any of the Collateral and the results of searches for any tax Lien and judgment Lien filed against such Person or its property, which results, except as otherwise agreed to in writing by the and Permitted Liens, shall not show any such Liens; (d) Agent shall have received certificates, in form and substance satisfactory to it, from a knowledgeable Senior Officer of AGM certifying that, after giving effect to the making of the Term Loans and the transactions contemplated hereunder, (i) Borrowers are Solvent; (ii) no Default or Event of Default has occurred and is continuing; (iii) the representations and warranties set forth in Section 8 are true and correct in all material respects (without duplication of any materiality qualifier therein); (iv) no litigation, investigation or proceeding before or by any arbitrator or Governmental Authority shall be continuing or threatened against any Obligor which could, in the reasonable opinion of Lender, have a Material Adverse Effect on the Collateral, or any Obligor; and (v) each Borrower has complied with all agreements and conditions to be satisfied by it under the Loan Documents.

(e)Agent shall have received a certificate of a duly authorized officer of each Obligor, certifying (i) that attached copies of such Obligor’s Organic Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; and (iii) to the title, name and signature of each Person authorized to sign the Loan Documents. Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Obligor in writing.

(f)Agent shall have received a written opinion of Haynes & Boone, LLP, as well any local counsel to Borrowers, in form and substance satisfactory to Agent.

(g)Agent shall have received copies of the charter documents of each Obligor, certified by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization. Agent shall have received good standing certificates for each Obligor, issued by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization and each jurisdiction where such Obligor’s conduct of business or ownership of Property necessitates qualification.

(h)Agent shall have received evidence of the insurance coverage with respect to the business and operations of the Obligors as the Agent may reasonably request.

(j) Borrowers shall have paid on or before the Closing Date all fees and expenses to be paid to Agent and Lenders, including without limitation, all fees and expenses required to be paid pursuant to Sections 3.2 and 3.4.

(k)Agent shall have received a Borrowing Base Certificate as of January 31, 2017. Upon giving effect to the making of the Term Loan and the payment by Borrowers of all fees and expenses incurred in connection herewith, Availability shall be at least $4,000,000. The Borrowers shall deliver to the Agent a certificate of the chief financial officer of AGM certifying as to the matters set forth above and containing the calculation of Availability.

(l) Concurrently with the making of the Term Loan on the Closing Date, the Pental Acquisition shall have been consummated on terms and conditions acceptable to Agent and Agent shall be satisfied with the corporate, capital and ownership structures of the Obligors after giving effect to the Pental Acquisition. AGM shall have received all consents necessary to permit the effectuation of the transactions contemplated by the Pental Acquisition, this Agreement and the Revolver Loan Agreement and Agent shall have received such consents and waivers of such Persons as Agent shall deem necessary in its Permitted Discretion. The Pental Acquisition Documents shall be in full force and effect and Agent shall have received fully executed copies of the Pental Acquisition Documents, each of which shall be certified by a duly authorized officer of AGM as being true, correct and complete.

(m)Concurrently with the making of the Term Loan, AGM shall have amended the Revolver Loan Agreement to provide for revolving loans of up to $40,000,000 of which no more than $25,000,000 will be outstanding on the Closing Date, and such agreement shall be in full force and effect and Agent shall have received a fully executed copy of the Revolver Debt Documents, each of which shall be certified by a duly authorized officer of AGM as being true, correct and complete.

(n)Concurrently with the making of the Term Loan, Agent shall have received evidence of the payment in full of all Debt under the Existing Term Loan Facility, together with (A) a termination and release agreement with respect to the Existing Term Loan Facility and all related documents, duly executed by the Obligors, the Existing Term Loan Agent and the Existing Term Loan Lenders, (B) a termination of security interest in intellectual property for each assignment for security recorded by the Existing Term Loan Agent and/or the Existing Term Loan Lenders at the United States Patent and Trademark Office or the United States Copyright Office and covering any intellectual property of the Obligors, and (C) UCC-3 termination statements for all UCC-1 financing statements authorized to be filed by the Existing Term Loan Agent and the Existing Term Loan Lenders and covering any portion of the Collateral; (o) Concurrently with the making of the Term Loan, Agent shall have received evidence of the payment in full of all Debt under the Existing Pental Loan Facility, together with (A) a termination and release agreement with respect to the Existing Pental Loan Facility and all related documents, duly executed by the Obligors and the Existing Pental Lender, (B) a termination of security interest in intellectual property for each assignment for security recorded by the Existing Pental Lender at the United States Patent and Trademark Office or the United

States Copyright Office and covering any intellectual property of the Obligors, and (C) UCC-3 termination statements for all UCC-1 financing statements authorized to be filed by the Existing Pental Lender and covering any portion of the Collateral; (p) Agent shall have received a quality of earnings report prepared by Sprock Capital Advisory, LLC all of which shall be in form and substance satisfactory to Agent.

(q)Agent shall have received reasonably satisfactory evidence that AGM shall have received, directly or indirectly, no less than $10,000,000 of proceeds in the form of rollover equity from certain management investors of Pental to effect the consummation the Pental Acquisition Agreement. On or prior to the Closing Date, there shall have been delivered to the Agent true and correct copies of all documents evidencing the contribution described above, as in effect on the Closing Date, and all material terms and provisions of such documents as in effect on the Closing Date shall be in form and substance reasonably satisfactory to the Agent.

(r)Agent shall have received a certificate of a Senior Officer of the Parent (i) setting forth in reasonable detail the calculations required to establish compliance, on a pro forma basis after giving effect to the Loans, with each of the financial covenants contained in Section 9.3.1 and 9.3.2 (as if the covenants applicable to the quarter ending March 31, 2017 applied on the Closing Date), (ii) certifying that all tax returns required to be filed by any Obligor have been filed and all taxes upon the Loan Parties or their properties, assets, and income (including real property taxes and payroll taxes) have been paid, except to the extent contested in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof on the Financial Statements in accordance with GAAP and (iii) attaching a copy of the Financial Statements and the Projections described in Section 8.1.7(b) hereof and certifying as to the compliance in all material respects with the representations and warranties set forth in Section 8.1.7(a) and section 8.1.7(b).

(s)Agent shall have received such other agreements, instruments, approvals, opinions and other documents, each satisfactory to the Agent in form and substance, as Agent may reasonably request.

EXHIBIT D

FINANCIAL REPORTING

As long as any Commitment or Obligations are outstanding, Borrowers shall, and shall cause each Subsidiary to furnish to Agent:

(a)as soon as available, and in any event within 120 days after the end of each Fiscal Year of the Parent and its Subsidiaries, consolidated statements of operations and consolidated balance sheets and retained earnings and statements of cash flows of the Ultimate Parent and its Subsidiaries as at the end of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding date or period set forth in (A) the financial statements for the immediately preceding Fiscal Year, and (B) the Projections, all in reasonable detail and prepared in accordance with GAAP, and accompanied by a report and an opinion with respect to the financial statements, prepared in accordance with generally accepted auditing standards, of independent certified public accountants of recognized standing selected by the Ultimate Parent and satisfactory to the Agent (which opinion shall be without (1) a “going concern” or like qualification or exception, (2) any qualification or exception as to the scope of such audit, or (3) any qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of Section 9.3), together with a written statement of such accountants (x) to the effect that, in making the examination necessary for their certification of such financial statements, they have not obtained any knowledge of the existence of an Event of Default or a Default under Section 9.3 and (y) if such accountants shall have obtained any knowledge of the existence of an Event of Default or such Default, describing the nature thereof;

(b)as soon as available, and in any event within 30 days (or, with respect to the first 4 months after the Closing Date, 45 days) after the end of each fiscal month of the Ultimate Parent and its Subsidiaries commencing with the first fiscal month of the Ultimate Parent and its Subsidiaries ending after the Closing Date, internally prepared (x) consolidated statements of operations and consolidated balance sheets and retained earnings and statements of cash flows as at the end of such fiscal month (y) statements of profit and loss of AGM and Pental, and (z) for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such fiscal month, setting forth in each case in comparative form the figures for the corresponding date or period set forth in (A) the financial statements for the immediately preceding Fiscal Year and (B) the Projections, all in reasonable detail and certified by a Senior Officer of the Ultimate Parent as fairly presenting, in all material respects, the financial position of the Ultimate Parent and its Subsidiaries as at the end of such fiscal month and the results of operations, retained earnings and cash flows of the Ultimate Parent and its Subsidiaries, on a consolidated basis, for such fiscal month and for such year-to-date period, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements furnished to the Agent and the Lenders, subject to the absence of footnotes and normal year-end adjustments;

D-1

(c)as soon as available and in any event within 45 days after the end of each fiscal quarter of the Ultimate Parent t and its Subsidiaries commencing with the first fiscal quarter of the Ultimate Parent and its Subsidiaries ending after the Closing Date, (~~x~~w) consolidated statements of operations and consolidated balance sheets and retained earnings and statements of cash flows of the Ultimate Parent and its Subsidiaries as at the end of such quarter, (~~y~~x) statements of profit and loss of AGM and Pental, (y) statements of profit and loss of Lark, (z) and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the figures for the corresponding date or period set forth in (A) the financial statements for the immediately preceding Fiscal Year and (B) the Projections, all in reasonable detail and certified by Senior Officer of the Ultimate Parent as fairly presenting, in all material respects, the financial position of the Ultimate Parent and its Subsidiaries as of the end of such quarter and the results of operations and cash flows of the Ultimate Parent and its Subsidiaries, on a consolidated basis, for such quarter and for such year-to-date period, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements of the Ultimate Parent and its Subsidiaries furnished to the Agent and the Lenders, subject to the absence of footnotes and normal year-end adjustments;

(d)concurrently with delivery of financial statements under clauses (a), (b) and (c) above, or more frequently if requested by Agent while a Default or Event of Default exists, a Compliance Certificate executed by a Senior Officer of Ultimate Parent;

(e) as soon as available and in any event not later than 30 days after the end of each Fiscal Year, a certificate of an Senior Officer of the Ultimate Parent (A) attaching Projections for the Ultimate Parent and its Subsidiaries, supplementing and superseding the Projections previously required to be delivered pursuant to this Agreement, prepared on a monthly basis and otherwise in form and substance reasonably satisfactory to the Agent, for the immediately succeeding Fiscal Year for the Ultimate Parent and its Subsidiaries and (B) certifying that the representations and warranties set forth in Section 8.1.7 are true and correct with respect to the Projections; and

(f)concurrent with the delivery thereof to the Revolver Agent, a copy of each Borrowing Base Certificate, borrowing base report or similar collateral valuation report so delivered in accordance with the Revolver Loan Agreement.

D-2

EXHIBIT E

NOTICE REQUIREMENTS

(a)promptly after the sending or filing thereof, copies of any annual report to be filed in connection with each Plan or Foreign Plan;

(b)promptly upon knowledge of any violation or asserted violation of any Applicable Law (including ERISA, OSHA, FLSA, or any Environmental Laws) that could reasonably be expected to have a Material Adverse Effect;

(c)promptly after the date on which an Obligor commences any proceeding alleging any Commercial Tort Claim alleging damages in excess of $1,000,000, a brief description of such Commercial Tort Claim and grant of a security interest therein to the Collateral Agent in accordance with the Guaranty and Collateral Agreement;

(d)as soon as possible and in any event within 5 Business Days of the occurrence of any ERISA Event;

(e)promptly upon request such other reports and information (financial or otherwise) as Agent may reasonably request from time to time in connection with any Collateral or Borrowers’, any of their Subsidiaries’ or other Obligor’s financial condition or business (provided, however, such reports and information shall not include any board minutes or any board materials or management notes of Borrowers or any other Obligor);

(f)to the extent permitted by Applicable Law, promptly after submission to any Governmental Authority, all documents and information furnished to such Governmental Authority in connection with any material investigation of any Obligor other than routine inquiries by such Governmental Authority;

(g)as soon as possible, and in any event within 5 Business Days after an Obligor receives knowledge of the occurrence of an Event of Default or the occurrence of any event or development that could reasonably be expected to have a Material Adverse Effect or other event or development having a Material Adverse Effect and the action which the affected Obligor proposes to take with respect thereto;

(h)promptly after the commencement thereof but in any event not later than 5 Business Days after service of process with respect thereto on, or the obtaining of knowledge thereof by, any Obligor, notice of each action, suit or proceeding before any court or other Governmental Authority or other regulatory body or any arbitrator which could reasonably be expected to have a Material Adverse Effect;

(i)as soon as possible and in any event within 5 Business Days after execution, receipt or delivery thereof, copies of any material default or termination notices that any Obligor executes or receives in connection with any Material Contract;

E-1

(j)promptly upon request, such other information concerning the condition or operations, financial or otherwise, of any Obligor as the Agent may from time to time reasonably request; and

(k)promptly upon receipt thereof, copies of any default notices from Bank of America, N.A. in respect of Revolver Debt.

E-2

EXHIBIT F

POST CLOSING

(a)

Within 20 days following the Closing Date (or such later date as the Agent may agree to at its sole option), deliver (i) a lender loss payable endorsement with respect to the Borrowers’ property insurance, (ii) an additional insured endorsement with respect to the Borrowers’ liability insurance and (iii) an endorsement providing for thirty (30) days’ notice of cancellation of all insurance policies, in each case, duly endorsed to Agent and in form and substance reasonably satisfactory to Agent.

(b)

Within 30 days following the Closing Date (or such later date as the Agent may agree to at its sole option), deliver a fully executed Collateral Assignment of Business Interruption Insurance Proceeds, duly executed by each of the parties named therein.

(c)

Within 60 days following the Closing Date (or such later date as the Agent may agree to at its sole option), deliver evidence, in form and substance reasonably satisfactory to Agent that Borrowers have duly perfected its consignment interest in all Consigned Inventory (as defined in the Revolver Loan Agreement) held by each of the following consignees: (i) Global Granite, Inc. and (ii) GDS Countertops Inc.; provided, failure to delivery such evidence shall not result in an Event of Default.

(d)

Within 60 days following the Closing Date (or such later date as the Agent may agree to at its sole option), deliver a Deposit Account Control Agreement with respect to each Deposit Account (other than any Excluded Account) listed on Schedule 9.1.9, among the Agent, the Revolver Agent, the applicable Obligor and the Depository Bank, each in form and substance reasonably satisfactory to the Agent.

(e)

Within 60 days following the Closing Date (or such later date as the Agent may agree to at its sole option), use commercially reasonable efforts to deliver fully executed Lien Waivers for the following locations:

Obligor	Address	Landlord
AG&M	4200 Kenilwood Drive, Nashville, Davidson County, Tennessee 37204	Chaucer Investments, LLC
AG&M	8861 San Fernando Road, Sun Valley, Los Angeles County, California 91352	8861 San Fernando, Inc.
AG&M	4850 East La Palma Ave., Anaheim, Orange County, California 92801	Ajax LaPalma Investors, LLC
AG&M	5032 Sirona Dr #100, Charlotte, Mecklenburg County, North Carolina 28273	Liberty Property Limited Partnership
Pental Granite and Marble	725 Fidalgo Street and 770 S. Michigan Street, Seattle, Washington, King County 98108	CSDV, Limited Partnership
Pental Granite andMarble	549 B South Dawson Street, Seattle, Washington	CSHV NWCP Seattle, LLC

F-1

Pental Granite andMarble	3551 NW Yeon, Portland, Multnomah County, Oregon, 97210	CSHV NWCP Portland, LLC
Pental Granite and Marble	3600‐D Industry Drive East, Fife, Pierce County, Washington 98424	Prologis Targeted U.S. Logistics Fund, L.P.
Pental Granite and Marble	3900A Industry Drive East, Fife, Pierce County, Washington 98424	AMB Partners II, L.P.
Pental Granite and Marble	7050 Valjean Avenue, Van Nuys, Los Angeles County, California 91406	BPR Investment
Pental Granite and Marble	10000 – 10300 East 40th Avenue, Denver, Denver County, Colorado 80038	United Properties of Colorado LLC
Pental Granite and Marble	4700 South Highland Drive, Suite A, Unit #046, Salt Lake City, Utah	SLC Storage LLC
Pental Granite and Marble	2211 N. Harvard Road, Unit 57, Liberty Lake, Washington	Storage Solutions Liberty Lake, LLC
Pental Granite and Marble	405 N. Gilbert Road, Unit 729, Gilbert Arizona	Gilbert/Heather Self‐Storage Investors, LLC d.b.a. Gilbert Road Self Storage
Pental Granite and Marble	6218 W. Sahara Ave., Unit D92, Las Vegas, Nevada	Central Self Storage ‐ Sahara
Pental Granite and Marble	6401 Oak Canyon, Space D1003, Irving, California	Extra Space Management, Inc.

F-2

EXHIBIT H

ADDITIONAL TERM LOANS CONDITIONS PRECEDENT

(a)Borrowers shall have paid on or before the applicable Additional Term Loan Funding Date all fees and expenses to be paid to Agent and Lenders, including without limitation, all fees and expenses required to be paid pursuant to Sections 3.2 and 3.4;

(b)the receipt by the Agent of a certificate delivered by an Authorized Officer of the Borrower certifying to the Agents and the Lenders that the proceeds of such Additional Term Loan are being used for a Specified Transaction and attaching thereto a detailed sources and uses statement in form and substance reasonably satisfactory to the Agent;

(c)certificates, in form and substance satisfactory to the Agent, from a knowledgeable Senior Officer of Parent certifying that, after giving effect to the making of the Additional Term Loan and the transactions contemplated hereunder, (i) Borrowers are Solvent; (ii) no Default or Event of Default has occurred and is continuing; (iii) the representations and warranties set forth in Section 8 are true and correct in all material respects (without duplication of any materiality qualifier therein); (iv) no litigation, investigation or proceeding before or by any arbitrator or Governmental Authority shall be continuing or threatened against any Obligor which could, in the reasonable opinion of Lender, have a Material Adverse Effect on the Collateral, or any Obligor; and (v) each Borrower has complied with all agreements and conditions to be satisfied by it under the Loan Documents;

(d)the receipt by the Agent of a certificate delivered by an Authorized Officer of the Borrower certifying to the Agents and the Lenders that such Specific Transaction (other than the RDS Intercompany Loan) shall satisfy clauses (i), (ii), (iii), (iv) and (vii) of the definition of Permitted Acquisition;

(e)solely with respect to the RDS Intercompany Loan, the receipt by Agent of the following documents:

(i)the RDS Note (no provision of which shall have been amended or otherwise modified or waived in a manner that is adverse to the Lenders’ interests without the prior written consent of the Agent) as in effect on the Second Amendment Effective Date, certified as a true and correct copy thereof by an Authorized Officer of AGM stating that such agreement remains in full force and effect and that none of the Obligors has breached or defaulted in any of its obligations under such agreements;

(ii)a Pledge Amendment, substantially in the form of Annex III to the Guarantee and Collateral Agreement, duly executed by AGM, together with the original RDS Note required to be pledged thereunder and an allonge in respect thereto; and

(iii)appropriate financing statements on Form UCC-1, naming L.A.R.K. Industries, Inc. as debtor, AGM as assignor and the Agent, on behalf of the Secured Parties, as secured party/total assignee, duly filed in such office or offices as may be necessary or, in the opinion of the Agent, desirable to perfect the security interests purported to be created by the Guarantee and Collateral Agreement.

(f)solely with respect to the IRG Acquisition:

(i)a certificate, in form and substance satisfactory to the Agent, from a knowledgeable Senior Officer of Parent certifying that, concurrently with the making of the Additional Term Loan to fund the IRG Acqusition, the IRG Acquisition shall have been consummated on terms and conditions acceptable to Agent and (x) Agent shall be satisfied with the corporate, capital and ownership structures of the Obligors after giving effect to the IRG Acquisition and (y) AGM shall become the owner, free and clear of all Liens (other than Permitted Liens), of all of the IRG Acquisition Assets. IRG shall have received all consents necessary to permit the effectuation of the transactions contemplated by the IRG Acquisition. The IRG Acquisition Documents shall be in full force and effect and Agent shall have received fully executed copies of the IRG Acquisition Documents, each of which shall be certified by a duly authorized officer of IRG as being true, correct and complete; and

(ii)Agent shall have received evidence of the payment in full of all Debt under the Existing IRG Facility, together with (A) a termination and release agreement with respect to the Existing IRG Facility and all related documents, duly executed by the Obligors and the Existing IRG Lender, (B) a termination of security interest in intellectual property for each assignment for security recorded by the Existing IRG Lender at the United States Patent and Trademark Office or the United States Copyright Office and covering any intellectual property of the Obligors, and (C) UCC-3 termination statements for all UCC-1 financing statements authorized to be filed by the Existing IRG Lender and covering any portion of the Collateral;

(g)solely with respect to the Tutto Marmo Acquisition:

(i)a certificate, in form and substance satisfactory to the Agent, from a knowledgeable Senior Officer of Parent certifying that, concurrently with the making of the Additional Term Loan to fund the Tutto Marmo Acquisition, the Tutto Marmo Acquisition shall have been consummated on terms and conditions acceptable to Agent and (x) Agent shall be satisfied with the corporate, capital and ownership structures of the Obligors after giving effect to the Tutto Marmo Acquisition and (y) AGM shall become the owner, free and clear of all Liens (other than Permitted Liens), of all of the Tutto Marmo Acquisitions Assets. Tutto Marmo shall have received all consents necessary to permit the effectuation of the transactions contemplated by the Tutto Marmo Acquisition. The Tutto Marmo Acquisition Documents shall be in full force and effect and Agent shall have received fully executed copies of the Tutto Marmo Acquisition Documents, each of which shall be certified by a duly authorized officer of Tutto Marmo as being true, correct and complete; and

(ii)Agent shall have received evidence of the payment in full of all Debt under the Existing Tutto Marmo Facility, together with (A) a termination and release agreement with respect to the Existing Tutto Marmo Facility and all related documents, duly executed by the Obligors and the Existing Tutto Marmo Lender, (B) a termination of security interest in intellectual property for each assignment for security recorded by the Existing Tutto Marmo Lender at the United States Patent and Trademark Office or the United States Copyright Office and covering any intellectual property of the Obligors, and (C) UCC-3 termination statements for all UCC-1 financing statements authorized to be filed by the Existing Tutto Marmo Lender and covering any portion of the Collateral;

(h)solely with respect to the Bedrock Acquisition:

(i)a certificate, in form and substance satisfactory to the Agent, from a knowledgeable Senior Officer of Parent certifying that, concurrently with the making of the Additional Term Loan to fund the Bedrock Acquisition, the Bedrock Acquisition shall have been consummated on terms and conditions acceptable to Agent and (x) Agent shall be satisfied with the corporate, capital and ownership structures of the Obligors after giving effect to the Bedrock Acquisition and (y) AGM shall become the owner, free and clear of all Liens (other than Permitted Liens), of all of the Bedrock Acquisitions Assets. Bedrock shall have received all consents necessary to permit the effectuation of the transactions contemplated by the Bedrock Acquisition. The Bedrock Acquisition Documents shall be in full force and effect and Agent shall have received fully executed copies of the Bedrock Acquisition Documents, each of which shall be certified by a duly authorized officer of Bedrock as being true, correct and complete; and

(ii)Agent shall have received evidence of the payment in full of all Debt under the Existing Bedrock Facility, together with (A) a termination and release agreement with respect to the Existing Bedrock Facility and all related documents, duly executed by the Obligors and the Existing Bedrock Lender, (B) a termination of security interest in intellectual property for each assignment for security recorded by the Existing Bedrock Lender at the United States Patent and Trademark Office or the United States Copyright Office and covering any intellectual property of the Obligors, and (C) UCC-3 termination statements for all UCC-1 financing statements authorized to be filed by the Existing Bedrock Lender and covering any portion of the Collateral; and

(i)Agent shall have received such other agreements, instruments, approvals, opinions and other documents, each satisfactory to the Agent in form and substance, as Agent may reasonably request.

EXHIBIT I

POST THIRD AMENDMENT EFFECTIVE DATE OBLIGATIONS

(a)

Within 60 days following the Third Amendment Effective (or such later date as the Agent may agree to at its sole option), deliver a Deposit Account Control Agreement with respect to each Deposit Account (other than any Excluded Account) listed on Schedule 9.1.9, among the Agent, the Revolver Agent, the applicable Obligor and the Depository Bank, each in form and substance reasonably satisfactory to the Agent.

I-1

ANNEX B

SCHEDULE 8.1.4

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Financing Agreement

NAMES AND CAPITAL STRUCTURE

1.	The corporate names, jurisdictions of incorporation, and authorized and issued Equity Interests of Ultimate Parent and its Subsidiaries are as follows:

Name	Jurisdiction	Number and Class of Authorized Shares	Number and Class of Issued Shares
Select Interior Concepts, Inc.	Delaware	1000 shares of common stock	21,750,000 shares of Class A Common Stock, and 3,864,626 shares of Class B Common Stock
L.A.R.K. Industries, Inc.	California	1,000,000 shares of common stock 15,000 shares of preferred stock	71,395 shares of common stock
SIC Intermediate, Inc.	Delaware	1000 shares of common stock	1000 shares
Pental Granite and Marble, LLC	Washington	Membership interests	100% of the membership interests are issued.
Greencraft Holdings, LLC	Arizona	1000 units of Membership interests	100% of the membership interests are issued.
Greencraft Stone & Tile LLC	Arizona	1000 units of Membership interests	100% of the membership interests are issued.
Greencraft Interiors, LLC	Arizona	1000 units of Membership interests	100% of the membership interests are issued.
Casa Verde Services, LLC	Delaware	1000 units of Membership interests	100% of the membership interests are issued.
Architectural Surfaces Group, LLC	Delaware	1000 units of Membership interests	100% of the membership interests are issued.
Residential Design Services, LLC	Delaware	1000 units of Membership interests	100% of the membership interests are issued.
Architectural Granite & Marble, LLC	Delaware	Membership interests	100% of the membership interests are issued.
AG Holdco (SPV) LLC	Delaware	Membership interests	100% of the membership interests are issued.

2.	The record holders of Equity Interests of Ultimate Parent and its Subsidiaries are as follows:

Name	Class of Stock	Number of Shares	Record Owner
L.A.R.K. Industries, Inc.	Common and preferred stock	100%	Residential Design Services, LLC
SIC Intermediate, Inc.	Common stock	100%	Select Interior Concepts, Inc.
Pental Granite and Marble, LLC	Membership interests	100%	Architectural Granite & Marble, LLC
Greencraft Holdings,LLC	Membership interests	100%	L.A.R.K. Industries, Inc.
Greencraft Stone & Tile LLC	Membership interests	100%	Greencraft Holdings, LLC
Greencraft Interiors, LLC	Membership interests	100%	Greencraft Holdings, LLC
Casa Verde Services, LLC	Membership interests	100%	Greencraft Holdings, LLC
Architectural Surfaces Group, LLC	Membership interests	100%	SIC Intermediate, Inc.
Residential Design Services, LLC	Membership interests	100%	SIC Intermediate, Inc.
Architectural Granite & Marble, LLC	Membership interests	100%	Architectural Surfaces Group, LLC
AG Holdco (SPV) LLC	Membership interests	100%	Architectural Surfaces Group, LLC
Select Interior Concepts, Inc.	Delaware	100%	Holders (as defined in SIC Registration Rights Agreement (as defined below))

3.	All agreements binding on holders of Equity Interests of Ultimate Parent and its Subsidiaries with respect to such interests are as follows:
1.	Amended & Restated Limited Liability Company Agreement of Greencraft Holdings, LLC
2.	Amended & Restated Limited Liability Company Agreement of Greencraft Interiors, LLC
3.	Amended & Restated Limited Liability Company Agreement of Greencraft Stone & Tile LLC
4.	Amended & Restated Limited Liability Company Agreement of Casa Verde Services, LLC
5.	Fourth Amended & Restated Limited Liability Company Agreement of Architectural Surfaces Group, LLC

6.	Second Amended & Restated Limited Liability Company Agreement of Pental Granite and Marble, LLC
7.	Second Amended & Restated Limited Liability Company Agreement of RDS Holdings, LLC, LLC
8.	Amended & Restated Limited Liability Company Agreement of Architectural Granite & Marble, LLC
9.	Limited Liability Company Agreement of AG Holdco (SPV) LLC
4.	In the five years preceding the Closing Date, no Borrower or Subsidiary has acquired any substantial assets from any other Person nor been the surviving entity in a merger or combination, except:

Asset Purchase Agreement, dated as of June 23, 2015 among the Borrower, Architectural Granite & Marble, LLC, Jack W. Seiders, Peggy A. Seiders, Jack Chadley Seiders, Chelsey S. Bryant, Luke W. Spiller, Rick E. Seiders, and Kelley M. Wilson, and the transaction related thereto.

Asset Purchase Agreement, dated as of January 31, 2018, by and among AGM, Elegant Home Design, LLC and the holders of Elegant Home Design, LLC, and the transactions related therto Asset Purchase Agreement among AGM, Integrated Resources Group, Inc. and the shareholders of Integrated

Resources Group, Inc., and the transaction related thereto

Asset Purchase Agreement among AGM, Tutto Marmo, Inc., a California corporation, and the sharholders of Tutto Marmo, Inc.

Securities Purchase Agreement, dated as of February 28, 2017, by and among, Architectural Granite & Marble, LLC, Pental Granite and Mable, LLC, Aquarius Seller, Inc., Parminder Pental and Ravinder Pental, and the transaction related thereto.

Membership Interest Purchase Agreement, dated as of December 29, 2017, by and among, L.A.R.K. Industries, Inc., Greencraft Holdings, LLC, the Sellers (as defined therein) and D. Todd. Patterson, as the Sellers Representative, and the transaction related thereto.

Asset Purchase Agreement, dated as of July 21, 2016, by and among Architectural Granite & Marble, LLC, Bermuda Import-Export, Inc., Osep Tokat and Vahe Akpulat, and the transaction related therto.

Asset Purchase Agreement, dated as of February 24, 2015, by and among L.A.R.K. Industries, Inc., PT Tile Holdings, L.P., and GCG SBIC Investors, LP, and the transactions related thereto.

Asset Purchase Agreement, dated as of October 2, 2017, by and among Cosmic Stone & Tile Distributors, Inc. (“Seller”), the owners of Seller set forth on the signature pages thereto, and Architectural Granite & Marble, LLC, and the transactions related thereto.

5.

There are no outstanding purchase options, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney relating to Equity Interests of any Borrower or any Subsidiary, except:

Membership Interest Purchase Agreement, dated as of November 22, 2017, by and among (i) the equity holders of TCFI LARK LLC, a Delaware limited liability company (“RDS”), and TCFI G&M LLC, a Delaware limited liability company (“ASG”) listed on Schedule I hereto (collectively, the “Sellers”), (ii) SIC Intermediate, Inc., a Delaware corporation (the “Purchaser”), (iii) RDS, and (iv) ASG, and the other transaction documents related thereto.

Registration Rights Agreement, dated as of November 22, 2017 (the “SIC Registration Rights Agreement”), among (i) Select Interior Concepts, Inc., a Delaware corporation (together with any successor entity thereto, the “Company”), (ii) Trive Capital Fund I LP, a Delaware limited partnership, Trive Capital Fund I (Offshore) LP , a Delaware limited partnership, and Trive Affiliated Coinvestors I LP, a Delaware limited partnership (collectively, the “Sponsor”), (iii) Tyrone Johnson, an individual, Kendall Hoyd, an individual, Sunil Palakodati, an individual, and Tim Reed, an individual (collectively, the “Management Holders”), and (iv) B. Riley FBR, Inc., a Delaware corporation, as the initial purchaser/placement agent (“B. Riley FBR”), for the benefit of B. Riley FBR and the Holders (as defined therein).

SCHEDULE 8.1.10

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Financing Agreement

BROKERAGE COMMISSION

None.

SCHEDULE 8.1.11

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Financing Agreement

PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES

1.	Borrowers’ and Subsidiaries’ patents:

None.

2.	Borrowers’ and Subsidiaries’ trademarks:

Entity Name	Country	Trademark	Application or Registration No.	Filing Date	Registration Date	Assignees
L.A.R.K. Industries, Inc.	U.S.	California Fictitious Business Name: “Crown Custom Hardware”	Orange County, CA Clerk Records Number: 20126322819 23.00	12/13/2012	N/A	N/A
L.A.R.K. Industries, Inc.	U.S.	California Fictitious Business Name: “Commercial Design Services”	Orange County, CA Clerk Records Number: 20126311062 23.00	08/06/2012	N/A	N/A
L.A.R.K. Industries, Inc.	U.S.	California Fictitious Business Name: “Residential Design Services”	Orange County, CA Clerk Records Number: 20106221477 23.00	02/22/2010	N/A	N/A
L.A.R.K. Industries, Inc.	U.S.	Nevada Fictitious Business Name: “Residential Design Services”	19971230322089001	N/A	12/30/1997	N/A
Architectural Granite & Marble, LLC	U.S.	METROQUARTZ	Federal Registration Number: 4842252	6/24/14	10/27/15	N/A
Architectural Granite & Marble, LLC	U.S.	COUNTERS FOR A CAUSE	Federal Registration Number: 4175321	11/21/11	7/17/12	N/A
Architectural Granite & Marble, LLC	U.S.	WORLDWIDE SOURCES. WORLD-CLASS SERVICE.	Federal Registration Number: 4364938	7/17/08	7/9/13	N/A
Pental Granite and Marble, LLC	U.S.	PENTAL SURFACES	Federal Registration Number: 87/016,098	4/27/16	N/A	N/A
Pental Granite and Marble, LLC	U.S.	PENTAL SURFACES	Federal Registration Number: 5168559	4/27/16	3/21/17	N/A
Pental Granite and Marble, LLC	U.S.	PENTAL QUARTZ	Federal Registration Number: 4451890	2/21/12	12/17/13	N/A
Pental Granite and Marble, LLC	U.S.	PQ and design	Federal Registration Number: 4373240	2/21/12	7/23/13	N/A

3.	Borrowers’ and Subsidiaries’ copyrights:

Copyright	Number	Date	Owner
AG&M Website (Screen Displays)	VAu001078181	5/11/2011	G&M OpCo LLC
AG&M Website (Source Code)	TXu001755102	5/9/2011	G&M OpCo LLC

4.	Borrowers’ and Subsidiaries’ licenses (other than routine business licenses, authorizing them to transact business in local jurisdictions):

Licenses contained in the Company Agreement of Artisan SG, LLC, D/B/A THE ARTISAN GROUP, LLC dated as of September 30, 2007.

5.	Royalties and Other Compensation: None.

SCHEDULE 8.1.13

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Financing Agreement

ENVIRONMENTAL MATTERS

None.

SCHEDULE 8.1.14

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Financing Agreement

RESTRICTIVE AGREEMENTS

None.

SCHEDULE 8.1.15

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Financing Agreement

LITIGATION

None.

SCHEDULE 8.1.17

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Financing Agreement

PENSION PLAN DISCLOSURES

None.

SCHEDULE 8.1.27

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Financing Agreement

MATERIAL CONTRACTS

1.	The Revolver Debt Documents
2.	Frame Work Contract for American Markets (Number 01-14/Phenika-Pental), dated as of April 21, 2014, by and between Pental and A&A Green Phenix Joint Stock Company.
3.	Exclusive Agency Contract, dated as of October 17, 2017, by and between Foshan Fasa Building Material Co., Ltd. and Architectural Granite & Marble LLC.

SCHEDULE 9.1.10

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Financing Agreement

BUSINESS LOCATIONS

1.	Chief Executive Office: 4900 E. Hunter Avenue; Anaheim, CA 92807 (SIC and Subsidiaries)

19012 Hwy 71 West; Austin Texas 78669 (AG&M)

713 S. Fidalgo Street; Seattle WA 98108 (Pental)

2.	Collateral Locations:

Complete Street and Mailing Address, including County and Zip Code	Owned/ Leased	Facility Size	Principal Usage
4900 E. Hunter Ave. Anaheim, Orange County, CA 92807	Leased	N/A	Corporate headquarters, design center, warehouse
50 Hampden Road; Cabot Business Park; Mansfield, Bristol County, MA 02048	Leased	N/A	General commercial use
3600-D Industry Drive East, Fife, Piece County, WA 98424	Leased	N/A	General commercial use
3900-A Industry Drive East, Fife, Pierce County, WA 98424	Leased	N/A	General commercial use
3551 NW Yeon Ave., Portland, Multnomah County, OR 97210	Leased	N/A	General commercial use
502 Jersey Avenue, New Brunswick, Middlesex County, New Jersey 08901	Leased	N/A	General commercial use
8861 San Fernando Road, Sun Valley, Los Angeles County, California	Leased	N/A	General commercial use
4850 East La Palma Avenue Anaheim, Orange County, CA	Leased	N/A	General commercial use

Rusk Transportation Company Survey No. 85 and the Abram U. Compton Survey No. 601, in Travis County, Texas	Leased	N/A	N/A
5032 Sirona Drive Charlotte, Mecklenburg County, NC 28273	Leased	N/A	Warehouse, showroom.
401 Center Ridge Drive Austin, Travis County, Texas 78753	Leased	N/A	Showroom
4200 Kenilwood Drive Nashville, Davidson County, TN 37204	Leased	N/A	General commercial use
7317 N. Broadway Oklahoma City, Oklahoma County, OK 73116	Leased	N/A	Showroom/warehouse.
511 Hinton Oaks Blvd. Knightdale, Wake County, NC 27545	Leased	N/A	General commercial use
Lot 3, Block NCB 15687 Quorum Business Center Subdivision in the City of San Antonio, Bexar County, Texas	Leased	N/A	Land lease
8861 San Fernando Road Sun Valley, Los Angeles County, CA	Leased	N/A	General commercial use
2626 South 7th Street Liberty Sky Harbor Center Phoenix, Maricopa County, AZ	Leased	N/A	Warehouse/distribution center
7350 North Dobson Road Scottsdale, Maricopa County, AZ 85256	Leased	N/A	General commercial use
8860 East Chaparral Road Suite 150 Scottsdale, Maricopa County, AZ 85250	Leased	N/A	General commercial use
4675 E. Cotton Center Boulevard Suites 171 and 173 Phoenix, Maricopa County, AZ 85040	Leased	N/A	General commercial use

32395 Clinton Keith Road Suite B-01 Wildomar, Riverside County, CA 92595	Leased	N/A	Lease of multi-tenant retail building.
94 W. Cochran, Suite C Simi Valley, Ventura County, CA 93605	Leased	N/A	Warehouse
620 S, Andreasen Drive Escondido, San Diego County, CA	Leased	N/A	Office, storage, distribution and retail sales
750 Link Road, Suites A-E Fairfield, Solano County, CA	Leased	N/A	Office and warehouse
1341 Blue Gum Street Anaheim, Orange County, CA	Leased	N/A	General commercial use
2267 Agate Court Simi Valley, Ventura County, CA 93065	Leased	N/A	General commercial use
16222 Phoebe Avenue La Mirada, Los Angeles County, CA 90638	Leased	N/A	General commercial use
5375 Truxtun Avenue Bakersfield, Kern County, CA 93309	Leased	N/A	General office use.
121 Enterprise Corona, Riverside County, CA 92882	Leased	N/A	Office lease.
507 Queensland Circle, Corona, Riverside County, CA 92879	Leased	N/A	Showroom
8155 Swanston Lane, Gilroy, Santa Clara County, CA	Leased	N/A	General commercial use
2220 Gold Springs Court Sacramento, Sacramento County, CA 95670	Leased	N/A	Office
640 South Frontage Road Nipomo, San Luis Obispo County, CA 93444	Leased	N/A	General commercial use
224, 232 & 240 Lindbergh Avenue Livermore, Alameda County, CA 94551	Leased	N/A	General commercial use

39-740 Garand Lane, Suite A Palm Desert, Riverside County, CA 92211	Leased	N/A	General commercial use
1070 Sand Hill Road, Reno, Washoe County, NV 89521	Leased	N/A	General commercial use
5300 S Watt Avenue Sacramento, Sacramento County, CA 95826	Leased	N/A	General commercial use
5340 S Watt Avenue Sacramento, Sacramento County, CA 95826	Leased	N/A	General commercial use
Suite 104; 8949 Kenamar Drive San Diego, San Diego County, CA	Leased	N/A	General commercial use
2190 Bering Drive San Jose, Santa Clara County, CA	Leased	N/A	Showroom.
780 Chambers Lane Units 220/230 Simi Valley, Ventura County, CA	Leased	N/A	Design studio
9991 Muirlands Irvine, Orange County, CA	Leased	N/A	Design studio
10000-10300 East 40th Avenue Denver, Denver County, CO	Leased	N/A	Warehouse/distribution space.
725 S. Fidalgo Street (Building C) and 770 S. Michigan Street (Sylvania Building), Seattle, King County, WA	Leased	N/A	Office space and outdoor storage
Northwest Corporate Park – Seattle Building U 549B South Dawson Street Seattle, King County, WA 98108	Leased	N/A	General commercial use
7050 Valjean Avenue Van Nuys, Los Angeles, CA 91406	Leased	N/A	General commercial use

SCHEDULE 9.2.2

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Financing Agreement

EXISTING LIENS

Jurisdiction	Filing Type/ Searched Thru	File Number/ File Date	Debtor	Secured Party
Delaware	UCC (Equipment)	20156076490/12-16-15	Architectural Granite & Marble, LLC	Horizon Bank, SSB
Delaware	UCC (Equipment)	20177412549/11-8-18	Architectural Granite & Marble, LLC	Toyota Industries Commercial Finance, Inc.
North Carolina	UCC (Equipment)	20140017916B/2-27-14	Architectural Granite & Marble, LLC	PlainsCapital Bank
North Carolina	UCC (Equipment)	20140028508A/3-31-14	Architectural Granite & Marble, LLC	PlainsCapital Bank
North Carolina	UCC (Equipment)	20140057914E/6-17-14	Architectural Granite & Marble, LLC	PlainsCapital Bank
Texas	UCC (Equipment)	16-0013178653/4-25-16	Architectural Granite & Marble, LLC	Horizon Bank, SSB
California	UCC (Equipment)	12-7318272154/6-26-121	L.A.R.K. Industries, Inc.	Whirlpool Corporation
California	UCC (Equipment)	13-7368577108/7-9-13	L.A.R.K. Industries, Inc.	Bank of the West (assignee of Manufacturers Financing Services)
California	UCC (Equipment)	13-7368990654/7-11-13	L.A.R.K. Industries, Inc.	Manufacturers Financing Services

Jurisdiction	Filing Type/ Searched Thru	File Number/ File Date	Debtor	Secured Party
California	UCC (Equipment)	15-7466208049/5/26/15	L.A.R.K. Industries, Inc.	Scottrade Bank (assignee of Manufacturers Financing Services)
California	UCC (Equipment)	15-7486210961/5-25-15	L.A.R.K. Industries, Inc.	Scottrade Bank (assignee of Manufacturers Financing Services)
California	UCC (Equipment)	15-74709865773/6-22-15	L.A.R.K. Industries, Inc.	Scottrade Bank (assignee of Manufacturers Financing Services)
California	UCC (Equipment)	15-7492247586/10-29-15	L.A.R.K. Industries, Inc.	Manufacturers Financing Services
California	UCC (Equipment)	15-7492264717/10-29-15	L.A.R.K. Industries, Inc.	Manufacturers Financing Services
California	UCC (Equipment)	16-7509278861/2-11-16	L.A.R.K. Industries, Inc.	GE Capital Information Technology Solutions, LLC
California	UCC (Equipment)	16-7559466938/12-5-15	L.A.R.K. Industries, Inc.	Bank of the West (assignee of Manufacturers Financing Services)
California	UCC (Equipment)	17-7583581227/5-3-17	L.A.R.K. Industries, Inc.	Bank of the West (assignee of Manufacturers Financing Services)
California	UCC (Equipment)	17-7593215949/6-29-17	L.A.R.K. Industries, Inc.	TCF Equipment Finance (assignee of Manufacturers Financing Services)
California	UCC (Equipment)	17-7619449806/12-4-17	L.A.R.K. Industries, Inc.	Wells Fargo Bank, N.A.

SCHEDULE 9.2.17

to

Financing Agreement

EXISTING AFFILIATE TRANSACTIONS

Amended and Restated Subordinated Promissory Note, dated as of June 27, 2018, in favor of Architectural Granite & Marble, LLC.